Exhibit 99.1

CONTENTS

Sands China Ltd. I Annual Report 2010

1. Overview 2

1.1 Financial Highlights 2 1.2 Highlights of 2010 3 1.3 Chairman’s Statement 8 1.4 Directors and Senior Management 10 1.5 Business Overview 14 1.6 Our Properties 19

2. Management Discussion and Analysis 26

3. Stakeholder Information 36

3.1 Our Shareholders 36 3.2 Our Lenders 37 3.3 Our Customers 38 3.4 Our Employees 38 3.5 Our Commitment to the Community 42 3.6 Preserving Our Environment 47

4. Corporate Governance 50

4.1 Corporate Governance Report 50 4.2 Remuneration Committee Report 60 4.3 Audit Committee Report 63 4.4 Director’s Report 66 4.5 Risk Management Report 80

5. Financial Statements 81

5.1 Independent Auditor’s Report 81 5.2 Financial Statements 83 5.3 Notes to the Consolidated Financial 91 Statements 5.4 Financial Summary 175

6. Corporate Information 176

7. Contact Us 177

8. Glossary 178

Sands China Ltd.

1. OVERVIEW

INTRODUCTION

Sands China operates the largest collection of integrated resorts in Macao. With over 3,400 hotel rooms, 70 restaurants, 1.2 million square feet of retail, 1.2 million square feet of meeting space, two permanent theaters, a 15,000-seat arena and the world’s largest casino, Sands China is uniquely positioned to be a major driver of Macao’s economic diversification for years to come.

1.1 FINANCIAL HIGHLIGHTS

• Net revenues were US$4,142.3 million (HK$32,237.0 million) for the year ended December 31, 2010, an increase of US$841.2 million (HK$6,638.0 million), or 25.5%, compared to US$3,301.1 million (HK$25,599.0 million) for the year ended December 31, 2009.

• Operating expenses were US$3,356.6 million (HK$26,122.4 million) for the year ended December 31, 2010, an increase of US$430.5 million (HK$3,431.4 million), or 14.7%, compared to US$2,926.1 million (HK$22,691.0 million) for the year ended December 31, 2009.

• Adjusted EBITDA for the year ended December 31, 2010 was US$1,216.2 million (HK$9,465.0 million), an increase of US$407.2 million (HK$3,191.4 million), or 50.3%, compared to US$809.0 million (HK$6,273.6 million) for the year ended December 31, 2009.

• Profit for the year ended December 31, 2010 was US$666.5 million (HK$5,187.0 million), an increase of US$451.4 million (HK$3,519.7 million), or 210.0% compared to US$215.0 million (HK$1,667.3 million) for the year ended December 31, 2009.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7824 (2009: US$1.00 to HK$7.7547) for the purposes of illustration only.

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Sands China Ltd.

1. OVERVIEW

1.2 HIGHLIGHTS OF 2010

Business

• We re-launched our customer loyalty program, the Sands Rewards Club. There are three membership tiers: Gold, Ruby and Diamond, which offer not only a range of discounts but also entitle the select highest-tier members to invitations to specially organized VIP events.

• The Playboy Club Sands Macao opened its doors on November 20, 2010. This is the only Playboy Club anywhere in Asia. Its opening night, which featured a Bunny Hunt competition, won widespread media coverage throughout Asia.

• Our CotaiJet services carried more than 6.7 million passengers in 2010 that’s an average of 18,400 per day. In May we added a direct route between Hong Kong International Airport and the Taipa Temporary Ferry Terminal. This operates six round-trip services daily and brings our overall average daily roundtrip services between Hong Kong and Macao to 46 sailings daily.

• We launched international roadshows that visited 13 cities in mainland China, 5 cities in India, and Seoul in Korea to bring our product offerings of the Sands Macao, The Venetian Macao and The Plaza Macao to life around the world. Guests were from both leisure and MICE segments and each of the events featured live entertainment from The Venetian Macao’s Streetmosphere and acts from Cirque du Soleil’s ZAiA.

• The Mnet Asia Music Awards (MAMA) 2010 was hosted by The Venetian Macao on November 28, 2010. This was the first time this prestigious music event was held outside South Korea. The event attracted 8,000 guests and was broadcast around Asia. Top acts appearing at the CotaiArena included 2NE1 and 2AM.

• Asia’s Billion Dollar Brand Sale was held for the second time in the CotaiExpo in November 2010, attracting over 40,000 bargain hunters from Hong Kong, Macao and Guangdong Province in China.

Net Revenues Adjusted EBITDA Profit

(US$Million) (US$Million) (US$Million)

. 5%

25 29.4% 16.1%

Increase 24.5%

$4,142 6.5%

0% % . 3% . $3,301 50 Increase 210 Increase

$1,216 $809 $215 $666

2009 2010 2009 2010 2009 2010

Adjusted EBITDA Profit

Adjusted EBITDA Profit as a % of as a % of Net Revenues Net Revenues

Sands China Ltd.

1. OVERVIEW

Attendance

Sands China’s properties are among the most visited destinations in Macao attracting families, business visitors and entertainment seekers from around the world. More than 30% of our hotel guests are families with children and business travellers attending corporate meetings, conventions, and exhibitions.

In 2010, all three of our properties, The Venetian Macao, the Sands Macao and The Plaza Macao, attracted a combined total of 36.4 million visitors (2009: 35.2 million) or just under 100,000 visitors per day.

Entertainment

Entertainment is at the heart of our business. In addition to our live entertainment, bar and restaurant venues, The Venetian Macao is home to ZAIA™, Cirque du Soleil’s only permanent show in Asia. The 15,000-seat CotaiArena™, also at The Venetian Macao, continued to attract a number of major international acts.

The CotaiArena, Venetian Ballroom, Sands and Poolside venues hosted a total of 50 different events over 75 event days in 2010. Taken together, these events attracted a total of 248,285 visitors.

The CotaiArena hosted major entertainment events during the year including concerts by Asian and international stars such as:

Paula Tsui Usher

Eason Chan Sarah Brightman Show Luo Kelly Clarkson

During Chinese New Year in 2010, Bryan Berg was commissioned to break his own card-stacking record at The Venetian Macao. The project took 44 days, 219,000 cards (4,000 decks), and set a new Guinness World Record. This project was selected by Guinness World Records as an official case study for successful media coverage achievement.

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Sands China Ltd.

1. OVERVIEW

The CotaiArena also played host to The Venetian Macao Tennis Showdown in October, which brought together four of the world’s top twelve male tennis players including Robin Soderling, Nikolay Davydenko, Tomas Berdych and David Ferrer.

A major family attraction held at the end of 2010 was Worlds of Fantasy from Disney On Ice, which played through the Christmas and New Year holiday period. This was the first such Disney event ever held in Macao.

Meetings, Incentives, Conventions & Exhibitions (MICE)

Sands China’s properties boast over 1.2 million square feet of MICE space specifically designed to meet the needs of meeting planners, corporate event and tradeshow organizers from around the world. The CotaiExpo™ is one of the largest exhibition centers in Asia and has hosted some of the region’s biggest tradeshows. Our experience and expertise in this industry continues to drive business and leisure tourism to Macao.

The Venetian Macao attracted 573,000 participants and exhibitors to Macao for MICE events throughout the year. This compares to a 2009 figure of 381,000 participants and visitors, a 50% increase year on year. This represents 485,000 visitors attending our 31 exhibition and tradeshows and 88,000 conference and corporate visitors attending 444 meeting and incentive events.

Particular highlights during the year were:

• The Venetian Macao sponsored the 2010 CNBC Emerging India Awards, India’s biggest and most prestigious business awards that recognize and reward the nation’s best SMEs. The event attracted several hundred of India’s top entrepreneurs and cemented the position of The Venetian Macao as a landmark venue for Indian business events.

• Asian Business Aviation, the first ever aviation show in Macao. This was successfully launched and hosted jointly by the Macau International Airport and The Venetian Macao.

Sands China Ltd.

1. OVERVIEW

• The Pacific Asia Travel Association (PATA) brought some of the Asia Pacific’s top travel industry figures to Macao for its annual PATA Travel Mart.

• The Macao International Environmental Co-operation Forum & Exhibition (MIECF) saw a substantial increase in attendance.

• The Macao International Trade and Investment Fair (MIF) also saw a rise in the number of attendees.

• These events reaffirm Sands China’s commitment to working with the Macao SAR Government and its agencies to boost Macao’s international profile.

Major events held throughout 2010 include:

• MIECF 2010, organized by the Macao SAR Government, the Macao Trade and Investment Promotion Institute (IPIM) and the Environment Council, attracted delegates from around the world to The Venetian Macao. In 2010, the attendance at MIECF was 8,216, approximately a 44% increase over attendance in 2009.

• PATA Travel Mart Expo 2010 (3,800 participants)

• 5th Asian Hairdresser Festival

• G2E 2010

• Herbalife World Team School

• Auto Extravaganza 2010

• Wine & Gourmet Asia 2010

• MIF 2010, organized by IPIM, attracted approximately 80,000 attendees to the CotaiExpo at The Venetian Macao compared with approximately 60,000 in 2009, representing a 33% increase in attendance.

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Sands China Ltd.

1. OVERVIEW

Awards

Sands China’s properties, and in particular The Venetian Macao, continue to set the standard in customer service, MICE, business, and leisure travel. Since the opening of The Venetian Macao in 2007, we have received prestigious awards for being Asia’s leading integrated resort for business and leisure tourism as well as for our commitment to environmental practices. Awards given to our properties in 2010 include:

The Venetian Macao-Resort-Hotel

• TTG China Travel Awards

Best Meetings & Conventions Hotel in Macao (third successive year)

• Smart Travel Asia, Best In Travel Top 25 — Leisure Hotels and Resorts

• Business Traveller Asia-Pacific Readers’ Poll Best Business Hotel in Macao

• FinanceAsia Business, Travel Poll Best Hotel in Macao

• The 5th China Hotel Starlight Award Top 10 MICE Hotels of China

• International Gaming Awards Casino Interior Design

Sands Macao

• Macao Environmental Protection Bureau

Green Hotel Award (valid for three years and also currently held by The Venetian Macao)

Sands China Ltd.

1.3 CHAIRMAN’S STATEMENT

Sands China’s profit for the year ended December 31, 2010 was US$666.5 million, up from US$215.0 million in 2009, a dramatic increase of 210.0% .

Sheldon G. Adelson

Chairman of the Board

DEAR SHAREHOLDERS,

On behalf of the Board of Directors of Sands China Ltd. (“Sands China” or the “Company”), I am pleased to report to you at the conclusion of a very successful year. The year 2010 was our first full year as a company listed on the main board of The Stock Exchange of Hong Kong Limited, and we were able to achieve many important financial, operating and strategic objectives during the year.

Our business realized strong revenue, cash flow and earnings growth during the year and simultaneously achieved significantly enhanced equity market value for you, our shareholders. Importantly, the benefits of our integrated resort business model extend beyond our own financial success and have enhanced Macao’s appeal as a business and leisure tourism destination, helped diversify Macao’s economy, and provided meaningful employment opportunities for the residents of Macao. While we are pleased to have delivered record financial and operating results for the year, we are equally pleased to have been able to contribute to Macao’s success in achieving its objectives of diversifying the tourism industry, the economy and providing employment opportunities for the residents of Macao.

Our Macao properties — Sands Macao, The Venetian Macao and the Four Seasons Hotel Macao and Plaza Casino all generated strong growth in revenue, operating income and profit attributable to Sands China shareholders.

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1.3 CHAIRMAN’S STATEMENT

I have full confidence that these strong trends will continue in 2011 and beyond. Later this year, we plan to open the first phase of our development on Parcels 5 and 6 and in doing so will bring important additional hotel, entertainment, retail and meeting and convention capacity to the Cotai Strip. Visitation to Macao increased to 25 million people in 2010 compared to 12 million in 2003 — the year before we opened the Sands Macao. The arrival of more non-gaming amenities, like those we are currently developing on the Cotai Strip, is critical if Macao is going to take its next step as an international leisure and business destination.

Our business strategy remains straightforward: complete the successful execution of our Cotai Strip developments and leverage our integrated resort business model to develop the world’s leading entertainment destinations. We remain extremely proud of our team members in Macao and are excited by the plans Edward Tracy, David Sisk, Benjamin Toh, David Fleming, Antonio Ramirez, Kevin Clayton, Gunther Hatt and other members of Sands China’s management team have for the Company’s operations.

We look forward to further reporting to our shareholders at the Annual General Meeting on the effective management of the Company’s business and assets and upon the continued delivery of value to you and other stakeholders.

Thank you for the confidence that you have placed in us.

Sheldon G. Adelson

Chairman of the Board

Macao, April 13, 2011

Sands China Ltd.

1.4 DIRECTORS AND SENIOR MANAGEMENT

DIRECTORS

Chairman and Non-Executive Director

Sheldon Gary Adelson, aged 77, is the Chairman of our Board of Directors and a Non-Executive Director. Mr. Adelson has been the Chairman of the Board of LVS, Chief Executive Officer and a Director of LVS since August 2004. Mr. Adelson has been Chairman of the Board, Chief Executive Officer and a Director of Las Vegas Sands, LLC (or its predecessor) since April 1988, when Las Vegas Sands, LLC was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s. COMDEX sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed the Sands Expo Center, which he grew into one of the largest privately owned convention and trade show destinations in the United States, before transferring it to LVS in July 2004. He has been President and Chairman of the Board of Interface Group Holding Company, Inc. since the mid-1970s and Chairman of the Board of LVS’s affiliate Interface-Group Massachusetts, LLC and its predecessors since 1990. Mr. Adelson was appointed Chairman and Non-Executive Director on August 18, 2009.

Executive Director

Michael Alan Leven, aged 73, is our Acting Chief Executive Officer, Executive Director and the Chairman of the Parcels 5 and 6 Capital Expenditure Committee. Mr. Leven has served as a Special Adviser to the Board from October 14, 2009 until July 27, 2010. Mr. Leven is the President and Chief Operating Officer of LVS, a company listed on the Stock Exchange of New York and its wholly-owned subsidiary, Las Vegas Sands, LLC, having been appointed on April 1, 2009. Mr. Leven has been a member of LVS’s Board of Directors since August 2004. Prior to joining LVS Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium since September 2008. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a nonprofit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the President and Chief Operating Officer of Holiday Inn Worldwide, President of Days Inn of America, and President of Americana Hotels. Mr. Leven was appointed Acting Chief Executive Officer and Executive Director on July 23, 2010 and July 27, 2010 respectively.

Executive Director

Toh Hup Hock, aged 45, is our Chief Financial Officer, Executive Vice President and Executive Director. Mr. Toh is currently a Director of some of our PRC, Cayman, Macao and Hong Kong subsidiaries. Mr. Toh joined our Group in April 2007 and served as Senior Vice President, Finance until November 2009. Mr. Toh had a 15-year career with General Electric Company (“GE”) prior to joining our Group. During his tenure at GE, Mr. Toh held a number of Chief Financial Officer and similar positions in Asia, including for GE Lighting Asia, GE Consumer Products Asia, GE Consumer & Industrial Asia and GE Plastics Greater China. Mr. Toh holds a Bachelor of Science in Accounting from Murdoch University and a Masters in Business Administration from the University of Queensland. Mr. Toh is a full member of CPA Australia. Mr. Toh was appointed Executive Director on June 30, 2010.

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Sands China Ltd.

1.4 DIRECTORS AND SENIOR MANAGEMENT

Non-Executive Director

Jeffrey Howard Schwartz, aged 51, is a Non-Executive Director, a member of the Remuneration Committee and a member of the Parcels 5 and 6 Capital Expenditure Committee. Mr. Schwartz has been Director of LVS since March 2009. He is the Chairman of the Executive Committee, co-founder and Director (appointed on October 18, 2010) of Global Logistic Properties listed on the main board of the Singapore Exchange Securities Trading Limited on October 18, 2010, which controls the largest platform of logistics facilities in Asia. Mr. Schwartz was the Chief Executive Officer of ProLogis, listed on the NYSE, from January 2005 through November 2008, and served as the Chairman of the Board and Director of ProLogis from May 2007 through November 2008. Mr. Schwartz also served as a Director of ProLogis European Properties, a company listed on both the EuroNext and Luxembourg exchanges. Mr. Schwartz was President of International Operations of ProLogis from March 2003 to December 2004, and was Asia President and Chief Operating Officer from March 2002 to December 2004. He had been associated with ProLogis in varying capacities since 1994. Mr. Schwartz was appointed Non-Executive Director on October 14, 2009.

Non-Executive Director

Irwin Abe Siegel, aged 70, is a Non-Executive Director and a member of the Audit Committee Mr. Siegel has been a Director of LVS since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999, Mr. Siegel served as the Chief Executive Officer of Deloitte & Touche LLP’s operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is the past President of the Weinstein Hospice in Atlanta, Georgia, U.S.A. Mr. Siegel was appointed Non-Executive Director on October 14, 2009.

Independent Non-Executive Director

Iain Ferguson Bruce, aged 70, is an Independent Non-Executive Director, Chairman of the Audit Committee, a member of the Remuneration Committee and a member of the Parcels 5 and 6 Capital Expenditure Committee. Mr. Bruce joined KPMG in Hong Kong in 1964 and was elected to its partnership in 1971. He was the senior partner of KPMG from 1991 until his retirement in 1996 and served as Chairman of KPMG Asia Pacific from 1993 to 1997. He has been a member of the Institute of Chartered Accountants of Scotland since 1964 and is a fellow of the Hong Kong Institute of Certified Public Accountants. He is also a fellow of The Hong Kong Institute of Directors and a member of The Hong Kong Securities Institute. Mr. Bruce is currently an Independent Non-Executive Director of Paul Y. Engineering Group Limited, Tencent Holdings Limited, Vitasoy International Holdings Limited, Wing On Company International Limited and Goodbaby International Holdings Limited, all listed on the Stock Exchange. Mr. Bruce is also a Non-Executive Director of Noble Group Limited, listed on the Singapore Exchange Limited; of China Medical Technologies, Inc., listed on NASDAQ; and of Yingli Green Energy Holding Company Limited, listed on the New York Stock Exchange. Mr. Bruce is an Independent Non-Executive Director of Citibank (Hong Kong) Limited and is the Chairman of KCS Limited. Mr. Bruce was appointed Independent Non-Executive Director on October 14, 2009. Mr. Bruce has over 45 years of experience in the accounting profession and possesses the accounting and related financial management expertise required under rule 3.10(2) of the Listing Rules.

Sands China Ltd.

1.4 DIRECTORS AND SENIOR MANAGEMENT

Independent Non-Executive Director

Chiang Yun, aged 43, is an Independent Non-Executive Director and a member of the Audit Committee. With over 16 years of private equity investment experience, Ms. Chiang is one of the four founding managing partners of Pacific Alliance Equity Partners, the private equity division of Pacific Alliance Group. Prior to the founding of Pacific Alliance Equity Partners, Ms. Chiang was a Vice President of AIG Global Investment. In addition to currently sitting on the boards of five separate portfolio companies, Ms. Chiang was also a board member of a listed company in Thailand, namely C.P. Seven Eleven Public Company Limited. Ms. Chiang is currently a Non-Executive Director of Goodbaby International Holdings Limited, listed on the Stock Exchange. Ms. Chiang obtained her Executive Master of Business Administration from The Kellogg Graduate School of Management of Northwestern University and Hong Kong University of Science and Technology and her Bachelor of Science degree, cum laude, from Virginia Polytechnic Institute and State University, or Virginia Tech. Ms. Chiang was appointed Independent Non-Executive Director on October 14, 2009.

Independent Non-Executive Director

David Muir Turnbull, aged 56, is an Independent Non-Executive Director and Chairman of the Remuneration Committee. Mr. Turnbull graduated from Cambridge University in 1976 with a Bachelor of Arts degree with honors in Economics and subsequently obtained a Master of Arts degree. He joined the Swire Group upon graduation and held a variety of senior management positions during his 30 years with the group. Mr. Turnbull also held a number of positions in companies listed on the Stock Exchange including Chairman of Swire Pacific Ltd. and Cathay Pacific Airways Ltd. from January 2005 until January 2006; Chairman of Hong Kong Aircraft Engineering Company Ltd. from March 1995 until August 2006; Non-Executive Director of the Hongkong and Shanghai Banking Corporation from January 2005 until December 2005; Non-Executive Director of Air China Ltd. from May 2005 until December 2005; and Non-Executive Director of Hysan Development Co. Ltd. from May 2005 until January 2006. In July 2008, Mr. Turnbull was appointed as the Executive Chairman of Pacific Basin Shipping Company, listed on the Stock Exchange and has served an Independent Non-Executive Director since May 2006. In July 2006, he was appointed as an Independent Non-Executive Director of Green Dragon Gas Limited, listed on the Alternative Investment Market, a sub-market of the London Stock Exchange (“London AIM”). In November 2008, he was appointed as the Chairman of Seabury Aviation and Aerospace Asia (Hong Kong) Ltd, a subsidiary of Seabury Group LLC. In March, 2011, he was appointed as a Non-Executive Director of Greka Drilling Limited, listed on London AIM. Mr. Turnbull was appointed Independent Non-Executive Director on October 14, 2009.

Alternate Director (to Michael Alan Leven)

David Alec Andrew Fleming, aged 64, is our Company Secretary, General Counsel and Alternate Director to Mr. Michael Alan Leven (Executive Director of the Company). From 2007 until joining the Company in January 2011, Mr. Fleming was the Deputy Legal Director of MTR Corporation Limited (the “MTRC”). He was responsible for administering all legal functions of the MTRC and, where required, secretariat oversight. From 1997 until 2007, Mr. Fleming served as the General Counsel and Company Secretary of the Kowloon-Canton Railway Corporation (the “KCRC”). He was responsible for all legal matters concerning the KCRC with particular emphasis on major projects, legislative matters and procurement. He also established and headed up the KCRC’s secretariat and was responsible for administrative matters relating to the company’s managing board. As Company Secretary he sat on most board committees of the KCRC including the audit committee. In his capacity as the Company Secretary of the KCRC, he was responsible for the introduction of the company’s corporate governance policies, practice and procedures. Mr. Fleming has served as the representative of the MTRC and the KCRC at Hong Kong Legislative Council meetings. Throughout his legal career, Mr. Fleming has been associated with infrastructure projects ranging from small local government developments to significant world-class projects. Mr. Fleming has advised the Government of the Hong Kong SAR generally on infrastructure projects in Hong Kong. Mr. Fleming qualified as a lawyer in Adelaide, South Australia and is admitted to practice law in South Australia (1979) and England & Wales and Hong Kong (1991). Mr. Fleming was appointed Alternate Director to Mr. Michael Alan Leven on March 1, 2011.

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Sands China Ltd.

1.4 DIRECTORS AND SENIOR MANAGEMENT

SENIOR MANAGEMENT

Michael Alan Leven, aged 73, is our Acting Chief Executive Officer, Executive Director and the Chairman of the Parcels 5 and 6 Capital Expenditure Committee.

Edward Matthew Tracy, 58, is our President and Chief Operating Officer and a special advisor on the Parcels 5 and 6 Capital Expenditure Committee. Mr. Tracy has over twenty years of hands on management and development experience in the gaming and hospitality industry. His extensive experience includes serving as Chairman and Chief Executive Officer of Capital Gaming, a multi-jurisdictional manager and developer of regional casinos. Mr. Tracy also served as Chief Executive Officer of the Trump Organization, which included all casino, hotel and entertainment entities. During his tenure at the Trump Organization, Mr. Tracy was responsible for managing over 12,500 employees, 3,000 luxury rooms and 240,000 square feet of casino space, which produced annual revenues in excess of US$1 billion. Prior to that, Mr. Tracy served as Vice President and General Manager of the Sands Hotel and Casino in San Juan, Puerto Rico. Mr. Tracy has also served as Vice President and Director of Hotel Operations for Middex Hospitality, a New York based hotel development company.

Mr. Tracy began his career in the hotel industry during his five-year (1978–1982) tenure at the inception of Hotel Investors Trust in which he served in several executive hotel management positions, including Director of Operations. Mr. Tracy’s experience with Hotel Investors Trust, and his subsequent experience, has provided him with thorough knowledge of hotel and casino financing, development, acquisition, operations and marketing.

Toh Hup Hock, aged 45, is our Chief Financial Officer, Executive Vice President and Executive Director.

David Ross Sisk, 49, is our Executive Vice President and Chief Casino Officer. Mr. Sisk is a veteran casino financial and operations executive with over 19 years of experience with major casino developers including Wynn Resorts and Caesars Palace. Prior to joining Sands China, Mr. Sisk was the Executive Vice President and Chief Financial Officer of Wynn Las Vegas and Encore. He joined Wynn Resorts 18 months before the opening of Wynn Las Vegas and played an instrumental role in establishing the management and financial structure to operate the US$2.7 billion resort hotel and casino. Subsequently, Mr. Sisk also had a similar role in the development and opening of the US$2.3 billion Encore resort hotel and casino. Prior to joining Wynn Resorts, Mr. Sisk worked for Caesars Palace in Las Vegas for 12 years where he was the Senior Vice President and Chief Financial Officer. Mr. Sisk is a CPA licensed to practice in Nevada and a member of both the Nevada Society of Certified Public Accountants and American Institute of Certified Public Accountants.

David Alec Andrew Fleming, aged 64, is our Company Secretary, General Counsel and Alternate Director to Mr. Michael Alan Leven (our Executive Director).

Sands China Ltd.

1.5 BUSINESS OVERVIEW

We are the leading developer, owner and operator of integrated resorts and casinos in Macao as measured by adjusted EBITDA for the years ended December 31, 2008, 2009 and 2010. We are the largest operator of integrated resorts in Macao, which contain not only gaming areas but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues. We believe that our integrated resorts are unique to Macao and differentiate us from our competitors. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao Government to operate casinos or gaming areas in Macao. Macao is the largest gaming market in the world as measured by casino gaming revenue and is the only location in China offering legalized casino gaming.

We own The Venetian Macao, the Sands Macao and The Plaza Macao. We also own CotaiExpo, one of the largest convention and exhibition halls in Asia; Macao’s largest entertainment venue, the CotaiArena; and one of three major high speed ferry companies operating between Hong Kong and Macao. Our luxury and mid-market retail malls feature over 380 shops with well-known retail brands such as Calvin Klein, Cartier, Chanel, Esprit, Gucci, Hermès, Louis Vuitton, Nike and Prada. As of December 31, 2010, our properties featured 3,554 suites and hotel rooms, 19 Paiza Mansions, 1,135 table games, 3,388 slot machines, 70 different restaurants and food outlets, as well as other integrated resort amenities.

Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. Our ultimate plans for Cotai include several interconnected integrated resorts, which leverage a wide range of branded hotel and resort offerings to attract different segments of the market. When fully completed, we expect our Cotai Strip development to contain over 20,000 hotel rooms, over 1.6 million square feet of MICE space, and over 2.0 million square feet of retail malls, theaters and other amenities. We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

In May 2004, we opened the Sands Macao to target the mass market segment. The Sands Macao was the first Las Vegas-style casino in Macao, and currently contains a mix of gaming areas for

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1.5 BUSINESS OVERVIEW

mass market, VIP and premium players, and entertainment and dining facilities. In August 2007 we opened Macao’s largest integrated resort, The Venetian Macao, and in August 2008 we opened The Plaza Macao, a boutique luxury integrated resort featuring a Four Seasons Hotel, The Shoppes at Four Seasons and the Plaza Casino. In July 2009, we completed and introduced our ultra-exclusive Paiza Mansions at The Plaza Macao. These Mansions are individually designed and are made available by invitation only.

KEY STRENGTHS

We believe that we have a number of key strengths that differentiate our business from that of our competitors, including:

• Diversified, high quality integrated resort offerings with substantial non-gaming amenities;

• Substantial cash flow from existing operations and a significant development pipeline;

• Established brands with broad regional and international market awareness and appeal;

• An experienced management team with a proven track record;

• Significant benefits from our on-going relationship with LVS; and

• A focus on high-margin mass market gaming.

BUSINESS STRATEGIES

Building on our key strengths, we seek to enhance our position as the leading developer and operator of integrated resorts and casinos in Macao by continuing to implement the following business strategies:

• Developing and diversifying our integrated resort offerings in Cotai to include a full complement of products and services to cater to different market segments. Our ultimate plans for Cotai include five integrated resorts, MICE space, additional retail, dining and entertainment facilities and a range of hotel offerings to cater to different segments of the market. We plan to diversify our existing base of five-star hotel rooms on Cotai with four and three-star hotel rooms. After completion of our remaining integrated resorts on Cotai, we expect to have, among others, Sheraton and St. Regis branded hotel rooms. We intend to leverage the recognition and the sales, marketing and reservation capabilities of these premier hotel brands to attract a new segment of customers to our properties. We believe our partnership with renowned hotel management partners, our diverse integrated resort offerings and the convenience and accessibility of our properties will further increase the appeal of our properties to both the business and leisure customer segments.

• Leverage our scale of operations to create and maintain an absolute cost advantage. Management expects to benefit from lower unit costs due to the economies of scale inherent in its operations. Opportunities for lower unit costs include, but are not limited to lower utility costs; more efficient staffing of hotel and gaming operations; and centralized laundry, transportation, marketing and sales, and procurement. In addition, our scale allows us to consolidate certain back office functions and, where appropriate, to relocate these functions to Zhuhai, China. Zhuhai labor rates are approximately one third of those in Macao.

Sands China Ltd.

1.5 BUSINESS OVERVIEW

• Focus on the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players. Our properties cater not only to VIP and premium players but also to mass market customers, which comprise our most profitable gaming segment. We believe that the mass market segment will continue to be a fast-growing segment as a result of the introduction of more high-quality gaming facilities and non-gaming amenities into the market. Our management estimates that our mass market table revenues typically generate a gross margin that is approximately four times higher than that of our typical VIP player table revenues. Additionally, because mass market players do not receive extensive complimentary services, including provision of hotel rooms, meals or other products or services, they contribute significantly to our non-gaming revenues.

• Monetize our non-core assets to reduce net investment through the sale of retail malls and the sale or co-operativization of luxury apart-hotels. Our integrated resorts include retail facilities and apart-hotels. These assets can be sold to increase our financial flexibility and improve our returns on invested capital. The sale of these assets would not diminish the ability of the retail facilities and apart-hotels to attract traffic to our properties.

OTHER OPERATIONS

As part of our goal of driving visitation to Cotai and improving the customer experience in Macao, we have made targeted investments to help develop Macao’s transportation infrastructure. Our transportation operations consist of our high-speed CotaiJet ferry service between Hong Kong and Macao, airplane service available for VIP and premium players, CotaiShuttle bus service, CotaiLimo™ service and a travel agency.

16 Annual Report 2010

Sands China Ltd.

1.5 BUSINESS OVERVIEW

CotaiJet Ferry Services

In November 2007, we launched our high-speed CotaiJet ferry service between Hong Kong Macao Ferry Terminal and Taipa Temporary Ferry Terminal (“TTFT”) near our Cotai Strip development. With our 14 ferries, we have the ability to run ferries on 15-minute intervals as needed to meet demand. We transferred approximately 9,700 passengers per day for the year ended December 31, 2008, approximately 13,400 passengers per day for the year ended December 31, 2009, and approximately 18,400 passengers per day for the year ended December 31, 2010, a year-on-year increase of 37% (2009 to 2010). We provided an average of approximately 46 daily round trip sailings. This means a grand total of more than 6.7 million passengers a year or almost 560,000 per month. In 2010 we launched five additional routes. Our CotaiJet ferry service now offers the following routes:

From Hong Kong To Macao

Hong Kong Macao Ferry Terminal Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport Taipa Temporary Ferry Terminal Hong Kong Macao Ferry Terminal New Macau Maritime Ferry Terminal Hong Kong China Ferry Terminal New Macau Maritime Ferry Terminal Sky Pier at Hong Kong International Airport New Macau Maritime Ferry Terminal

From Macao To Hong Kong

Taipa Temporary Ferry Terminal Hong Kong Macao Ferry Terminal Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal

Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport New Macau Maritime Ferry Terminal Hong Kong Macao Ferry Terminal New Macau Maritime Ferry Terminal Hong Kong China Ferry Terminal New Macau Maritime Ferry Terminal Sky Pier at Hong Kong International Airport

The CotaiJet service is fully managed and operated on our behalf by Cotai Chu Kong Shipping Management Services Co., Ltd. of Hong Kong, using catamarans owned by our wholly owned indirect subsidiaries. Each custom-built catamaran has the capacity to carry more than 400 passengers and operates at top speeds of approximately 42 knots.

Sands China Ltd.

1.5 BUSINESS OVERVIEW

We operate our passenger ferry service pursuant to a 10-year license granted to us by the Macao Government on January 14, 2010, replacing the Ferry Agreement in place between the Macao Government and Cotai Ferry Company Limited prior to that date.

CotaiLimo

Our CotaiLimo service fleet consists of 79 limousines. It operates 24 hours per day and includes three signature vehicles, a Maybach 62, a Bentley Arnage and a Rolls-Royce Phantom EWB, which are provided on an exclusive basis to our VIP and premium players. Fleet deployment is managed through a centralized dispatch office for all pre-booked services, while additional vehicles are on standby at various locations to provide “on demand” services.

CotaiShuttle Bus Service

We operate a fleet of 114 (79 owned, 35 rented) complimentary shuttle buses that transport passengers between our properties and from the New Macau Maritime Ferry Terminal, the TTFT and the Macau International Airport to our properties every five to ten minutes during peak periods. These shuttle buses are also supported by an additional 30 coaches to serve increased demand. The CotaiShuttle also runs to and from two border checkpoints with mainland China, the Gongbei Border Gate and the Lotus Bridge, transporting visitors directly to and between our properties every five to eight minutes during peak periods. The services between the TTFT and our properties operate 24 hours per day to provide a connecting service for all CotaiJet ferry arrivals and help us direct visitors to our properties. Based on our operational data, 12.8 million passengers arrived at The Venetian Macao, the Sands Macao and The Plaza Macao on our complimentary shuttle bus service in 2010 which is a growth of 12% compared to 2009 and our management estimates that over 13.9 million passengers will arrive by December 31, 2011. In addition, a complimentary shuttle bus service operates between our Cotai properties and City of Dreams to enhance the overall Cotai experience. All of these routes maintain a regular schedule, although exact operating hours are dependent on the specific route. Most routes operate for at least 16 hours every day.

Airplanes

Through a Shared Services Agreement with LVS, we have access to a fleet of 14 corporate configured airplanes, three of which are currently stationed full-time in Asia. All airplanes are owned by LVS or by various entities controlled by our Controlling Shareholder and are operated by Sands Aviation LLC, an affiliate of our Company. We can deploy these airplanes to bring VIP and premium players from around the globe to our properties in Macao.

CotaiTicketing

Our CotaiTicketing operations were established in 2007 and provide all ticketing requirements for events and services at The Venetian Macao and the Sands Macao. CotaiTicketing currently sells tickets for the CotaiArena™, ‘ZAIA’ by Cirque du Soleil, Sands Theater events, Venetian Ballroom events, Venetian pool parties, Gondola rides and the CotaiJet ferry. Our CotaiTicketing operations consist of eight box office locations across The Venetian Macao, one box office at the Sands Macao, and a call center based in Macao with three language options and both a Macao and Hong Kong direct phone number. We also sell tickets online 24 hours per day at our website, www.CotaiTicketing.com, which is available in numerous language options.

Travel Agencies

We have our own travel agency, CotaiTravel. We have also developed partnerships with a large number of tour and travel companies throughout Asia. These agencies assist with reservations and booking for travel to Macao and for various shows and other activities and entertainment amenities at our properties.

18 Annual Report 2010

Sands China Ltd.

1.6 OUR PROPERTIES

Our operations consist of The Venetian Macao, the Sands Bridge

Immigration Macao

Macao, The Plaza Macao and the other services that Zhuhai (Proposed)—Hong Kong

HK -

support these properties, including our high-speed CotaiJet CHINA

(Zhuhai) MACAO

ferries operating between Hong Kong and Macao. PENINSULA

Macao Penninsula

Harbour New Macau A Sands Macao St. Paul’s Maritime Ferry Terminal

ruins Outer Harbour

Inner Cotai Strip

A B The Venetian Macao A-Ma Temple C The Plaza Macao D Parcel 3 E Parcels 5 & 6 Friendship F Parcels 7 & 8 Macau Tower Macao Proposed Macao Light

- Bridge Rapid Transit

Sai Taipa (to be completed in 2014)

Van Bridge

Taipa Temporary Ferry Terminal Bridge (and the future site of the permanent Taipa Ferry Terminal) University of Macau

TAIPA

Macau Macao International Jockey Club Airport

B E C

D SCL Park Land COTAI

F

Lotus

CHINA Bridge Immigration (Hengqin Island)

COLOANE

Hac Sa Bay

The following table sets forth data on our existing operations as of December 31, 2010:

Property The Venetian Macao Sands Macao The Plaza Macao Total

Opening date August 2007 May 2004 August 2008 —Hotel rooms 2,841 238 360 3,439 Paiza suites 64 51 — 115 Paiza mansions — — 19 19 MICE (square feet) 1,200,000 — 25,000 1,225,000 Theater/arena 1,800-seat theater 650-seat theater — —15,000-seat arena — — —Total retail (square feet) 1,000,000 5,900 211,000 1,216,900 Number of shops 297 6 83 386 Number of restaurants and food outlets 53 7 10 70 Total gaming facility (square feet) 550,000 197,000 70,000 817,000 Gaming units: Tables 601 416 118 1,135 Slots 2,017 1,179 192 3,388

Sands China Ltd.

1.6 OUR PROPERTIES

The Venetian Macao

In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, located approximately three kilometers from the TTFT on Macao’s Taipa Island. As of December 31, 2010, The Venetian Macao included approximately 550,000 square feet of casino and gaming areas spread across exclusive VIP rooms and an expansive mass market gaming floor.

As at December 31, 2010, The Venetian Macao featured 601 table games and 2,017 slot machines. The mass market gaming floor is divided into four uniquely designed areas: Red Dragon, Golden Fish, Phoenix and Imperial House. The Venetian Macao, with a theme similar to that of The Venetian Las Vegas, features replicas of many famous sites in Venice, Italy, including St. Mark’s Square, the Campanile Tower and Doge’s Palace. During the year ended December 31, 2010, The Venetian Macao had approximately 24.9 million visits, up from 23.8 million visits in 2009.

In addition to gaming facilities, The Venetian Macao features a 39-floor five-star hotel tower with 2,841 standard hotel suites and 64 Paiza suites. Standard suites consist of a raised sleeping area and bathroom as well as a sunken living/working area. We believe that these designs are responsive to the needs of regional leisure and business travelers as well as players, and help attract more multi-night leisure or business visitors to Macao, as typically seen in Las Vegas. The 64 Paiza suites range from 2,300 to 8,000 square feet. Each Paiza suite in The Venetian Macao offers a living room, a dining room, at least two bedrooms and private concierge service. Some larger suites include private massage room, gym, pool, and media/karaoke room.

The Venetian Macao also provides a broad selection of entertainment options and amenities that cater to mass market customers, including families, and also targets VIP and premium players with special products and services, such as the Paiza Club. The Venetian Macao has approximately 1.0 million square feet of retail and dining areas at The Grand Canal Shoppes, consisting of almost 300 stores and over 50 world-class restaurants, including a food court. Visitors and guests can access The Grand Canal Shoppes at The Venetian Macao from several different locations, including the main road through Cotai, The Venetian Macao Hotel and The Venetian Macao gaming floor. Offerings include a wide variety of shops, ranging from well-known international brands such as Agnès b, Calvin Klein, Coach, Diesel, and Emporio, to mid-level retail offerings such as

20 Annual Report 2010

Sands China Ltd.

1.6 OUR PROPERTIES

Esprit, Mango, Nike, United Colors of Benetton and Zara. The mall has an extensive selection of high-end jewelry and watch retailers such as Charriol, Franck Muller, Mikimoto, Piaget and Tiffany & Co. The mall also features The Manchester United Experience store, Manchester United Football Club’s first licensed merchandising outlet in Asia, selling team footballs, clothing, accessories and other memorabilia. The second floor of the store includes interactive sporting displays with 360-degree, high-definition screens installed, allowing customers to experience football skills training and virtual tours of the Manchester United Football Club, including Old Trafford Stadium.

The restaurants and stores are set along streetscapes reminiscent of historical streetscapes in Venice. The common areas within the retail space include St. Mark’s Square and three indoor canals with gondola rides, similar to The Grand Canal Shoppes at The Venetian Las Vegas.

In addition, The Venetian Macao features a convention center and meeting room complex of approximately 1.2 million square feet. These MICE facilities provide a flexible and expansive space that can be configured to provide small, mid-size or large meeting rooms and/or accommodate large-scale multi-media events or trade shows. MICE events typically take place on weekdays, thereby drawing traffic during the portion of the week when hotels and casinos in Macao normally experience lower demand relative to weekends and holidays, when occupancy and room rates are typically at their peak due to leisure travel. In 2010, we welcomed more than half a million MICE visitors, a 50% year-on-year increase. The Venetian Macao also has a 15,000-seat arena, The CotaiArena™, which has hosted a wide range of entertainment and sporting events, and a 1,800-seat theater that currently features ‘ZAiA’, an original production and the first resident show in Asia from Cirque du Soleil, an entertainment company based in Montreal, Canada.

Sands Macao

We opened the Sands Macao in May 2004. The Sands Macao was the first Las Vegas-style casino in Macao, and currently contains a mix of gaming areas for mass market, VIP and premium players, and entertainment and dining facilities. The Sands Macao is situated on the Macao peninsula near the New Macau Maritime Ferry Terminal, on a waterfront parcel centrally located between the Gongbei border gate and the central business district in Macao. This location provides the Sands Macao access to a large customer base, particularly the approximately 10.2 million visitors who arrived in Macao in 2010 by sea at either the TTFT, the inner harbor or the New Macau Maritime Ferry Terminal according to DSEC statistics, an increase of 18% on 2009’s figures. During the year ended December 31, 2010, the Sands Macao had a total of approximately 7.1 million visits, up from 6.9 millions visits in 2009.

As at December 31, 2010, the Sands Macao contained 289 suites, which are furnished with modern and luxurious amenities and decorated with stylish dark wood panelling and high-end

Sands China Ltd.

1.6 OUR PROPERTIES

furniture. As at December 31, 2010, the Sands Macao also included approximately 197,000 square feet of gaming space and had 416 table games and 1,179 slot machines.

In addition to gaming facilities and hotel accommodations, the Sands Macao also includes restaurants, spa facilities, entertainment areas and other amenities. The dining venues feature popular regional cuisine and include a Cantonese restaurant, a Macanese/Portuguese restaurant and an upscale western-style steakhouse.


Lake and Nature Preserve
Macau University of Science & Technology
Ferry Terminal
Macao Int'l Airport
The Venetian Macao (Parcel 1)
The Plaza Macao (Parcel 2)
Parcels 5&6
Tropical Garden
Parcel 3
Tropical Garden
Parcels 7&8
Lake and Nature Preserve
Macao Dome
Customs Immigration
China Border
Company's Operating Asset
Company's Development: Under Construction
Company's Future Development
Third Party Development

The Plaza Macao

In August 2008, we opened The Plaza Macao, which is located adjacent to The Venetian Macao. The Plaza Macao includes the Four Seasons Hotels (360 rooms and suites managed by Four Seasons Hotels Inc.) and the Plaza Casino, which we own and operate and which features approximately 70,000 square feet of gaming space with 118 table games and 192 slot machines or similar electronic gaming devices; 19 Paiza Mansions; several food and beverage offerings; conference and banquet facilities; and The Shoppes at Four Seasons, which comprise retail space of approximately 211,000 square feet and is connected to the mall at The Venetian Macao. The ultra-exclusive Paiza Mansions at The Plaza Macao were completed and introduced to the VIP market in July 2009.

22 | Annual Report 2010

Sands China Ltd.

1.6 OUR PROPERTIES

During the year ended December 31, 2010, The Plaza Macao had a total of approximately 4.4 million visits.

The Plaza Macao will also feature an apart-hotel tower consisting of approximately 1.0 million square feet of luxury apart-hotel units and common areas, and is expected to be branded and serviced by Four Seasons. We completed structural work on the tower in 2009, and expect to monetize the units within the apart-hotel tower in 2011. As of December 31, 2010, we had capitalized construction costs of US$1.17 billion for this project (including land and US$16.2 million of outstanding construction payables). We expect to spend approximately US$115 million, primarily on costs to complete the apart-hotel tower, including furniture, fixtures and equipment pre-opening costs and to pay for outstanding construction payables, as noted above.

Our Development Projects

We have submitted plans to the Macao Government for three integrated resort developments on an area of approximately 320,000 square meters (which we refer to as Parcels 3, 5 and 6, 7 and 8). The map on page 22 indicates the location of our existing and planned Cotai Strip properties:

Subject to approval from the Macao Government, we expect these integrated resorts on Parcels 3, 5, 6, 7 and 8 to include hotels, MICE facilities, casinos or gaming areas, showrooms, theaters, shopping malls and other amenities. We commenced construction or pre-construction on these developments, and plan to own and operate the related gaming areas under our

Macao gaming subconcession. In addition, we are completing the development of some public areas surrounding our Cotai Strip properties on behalf of the Macao Government.

Sands China Ltd.

1.6 OUR PROPERTIES

Given the challenging conditions in the capital markets and global economy, we suspended these development projects in late 2008. However, due to our successful listing on the Stock Exchange and having entered into a credit facility providing for up to US$1.75 billion (or equivalent in HK$ or MOP) on May 17, 2010, we were able to recommence the construction of Parcels 5 and 6 in 2010.

Parcels 5 and 6

Parcels 5 and 6 will together comprise an integrated resort located across the street from The Venetian Macao and The Plaza Macao. Upon completion of Phases I and II of the project, the integrated resort will feature approximately 6,000 luxury and mid-scale hotel rooms, approximately 300,000 square feet of gaming space, approximately 1.2 million square feet of retail, entertainment and dining facilities, exhibition and conference facilities and a multipurpose theater.

Phase I of the project is expected to include two hotel towers with approximately 3,700 Sheraton and other internationally recognized branded hotel rooms, as well as completion of the structural work for an adjacent 2,300-room Sheraton hotel tower. Phase I will also include gaming space, a theater and some retail and exhibition and conference facilities. Phase II of the project includes completion of the Sheraton hotel tower as well as the remaining retail facilities. As at December 31, 2010, we had capitalized construction costs of US$2.28 billion for this project (including land and US$135.1 million in outstanding construction payables) and we expect to invest a further US$1.75 billion to complete Phases I and II.

Phase III of the project is expected to include a fourth luxury St. Regis branded hotel and mixed-use tower. The total cost to complete Phase III is expected to be approximately US$450 million.

We are currently working with the Macao Government to obtain sufficient construction labor for the project. Until adequate labor quotas are received, the timing of the completion of Phases I and II is currently not determinable accurately; however, we are progressing on alternative scenarios for completion of selected portions of Phases I and II with the construction labor currently onsite with a view to opening Phase I of our Cotai Strip development on Parcels 5 and 6 at the end of 2011.

We intend to commence construction of Phase III of the project as demand and market conditions warrant it. Our management agreements with Sheraton International Inc. and Sheraton Overseas Management Co. (collectively “Starwood”) impose certain construction deadlines and opening obligations on us. We are currently negotiating amendments to these management agreements to provide for new opening timelines.

On March 24, 2011 the Company terminated its hotel management agreement with Shangri-La International Hotel Management Limited (“Shangri-La”) for its hotel developments on Parcel 5. The termination was mutually agreed upon between the Company and Shangri-La and the matter was resolved in an amicable manner. The Company has undertaken a review of its options as it relates to a replacement hotel manager for its hotel development on Parcel 5 and has already begun discussions with one or more prominent international hotel brands with a comparable sales and marketing network and customer base.

24 Annual Report 2010

Sands China Ltd.

1.6 OUR PROPERTIES

Parcel 3

The integrated resort on Parcel 3 will be connected to The Venetian Macao and The Plaza Macao. The multi-hotel complex is intended to include a gaming area, a shopping mall and serviced luxury apart-hotel units. We had commenced pre-construction and had capitalized construction costs of US$119.5 million including land as at December 31, 2010. We intend to commence construction after necessary government approvals are obtained, future demand justifies it and additional financing is obtained.

Parcels 7 and 8

If we are successful in winning our appeal and obtaining the land concession (see below), the integrated resort on Parcels 7 and 8 is expected to be similar in size and scope to the integrated resort on Parcels 5 and 6. We had commenced pre-construction and have capitalized construction costs of US$102.1 million as at December 31, 2010. We intend to commence construction after necessary government approvals are obtained (including the land concession), regional and global economic conditions improve, future demand warrants it and additional financing is obtained.

Our Land Concessions

We have received a land concession from the Macao Government to build the Sands Macao and Parcels 1, 2 and 3, including the sites on which The Venetian Macao (Parcel 1) and The Plaza Macao (Parcel 2) are located. We do not own these land sites in Macao; however, the land concession, which has an initial term of 25 years and is renewable at our option in accordance with Macao law, grants us exclusive use of the land. As specified in the land concession, we are required to pay premiums for each parcel, which are either payable in a single lump sum upon acceptance of the land concession or in seven semi-annual instalments (provided that the outstanding balance is due upon the completion of the corresponding integrated resort), as well as annual rent for the term of the land concession. In October 2008, the Macao Government amended our land concession to allow us to subdivide Parcel 2 into four separate units under Macao’s horizontal property regime, consisting of retail, hotel (including gaming areas), apart-hotel tower and parking areas.

Under our land concession for Parcel 3, we were initially required to complete the corresponding development by August 2011. In 2009, the Macao Government agreed to provide us with an extension to complete the development of Parcel 3 by April 2013.

The land concession for Parcels 5 and 6 was published in Macao’s Official Gazette on May 12, 2010. We are required to make premium and annual rent payments in the amounts and at the times specified in the land concession. The land concession requires us to complete the development of the integrated resort on Parcels 5 and 6 within 48 months of the date it is published in Macao’s Official Gazette, that is, on or before May 12, 2014.

In December 2010, we received notice from the Macao Government that our application for a land concession for Parcels 7 and 8 was not approved and we applied to the Chief Executive of Macao for a review of the decision. We subsequently filed an appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should we win our appeal, it is still possible for the Chief Executive of Macao to again deny the land concession based upon public policy considerations. If we do not obtain the land concession or do not receive full reimbursement of our capitalized investment in this project, we would record a charge for all or some portion of the US$102.1 million in capitalized construction costs, as of December 31, 2010, related to our development on Parcels 7 and 8.

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Results of Operations

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Net Revenues

Our net revenues consisted of the following:

	Year ended December 31,		
	2010	2009	Percent change
	(US$ in millions, except percentages)		
Casino	**3,663.5**	2,888.5	26.8%
Rooms	**146.0**	123.4	18.3%
Food and beverage	**73.8**	62.0	19.0%
Mall	**139.8**	137.3	1.8%
Convention, ferry, retail and other	**119.1**	89.9	32.5%
Total net revenues	**4,142.3**	3,301.1	25.5%

Net revenues were US$4,142.3 million for the year ended December 31, 2010, an increase of US$841.2 million, or 25.5%, compared to US$3,301.1 million for the year ended December 31, 2009. Net revenues increased primarily due to an increase in net casino revenues, driven by strong visitation resulting in part from marketing initiatives such as the launch of the Sands Rewards Club, a stable macroeconomic environment in China, as well as management's focus on driving the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP premium and junket players.

Our net casino revenues for the year ended December 31, 2010 were US$3,663.5 million, an increase of US$775.0 million, or 26.8%, compared to US$2,888.5 million for year ended December 31, 2009. Net casino revenues of the Sands Macao, The Venetian Macao and The Plaza Macao increased by US$164.6 million, US$385.3 million and US$225.2 million, respectively, due to the factors mentioned above.

26 | Annual Report 2010

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes the results of our casino activity:

	Year ended December 31,		
	2010	2009	Change
	(US$ in millions, except percentages and points)		
Sands Macao			
Total net casino revenues	**1,161.1**	996.6	16.5%
Non-rolling chip table games drop	**2,512.1**	2,413.4	4.1%
Non-rolling chip table games win percentage	**20.3%**	19.5%	0.8 pts
Rolling chip volume	**27,415.5**	21,920.2	25.1%
Rolling chip win percentage	**3.06%**	3.01%	0.05 pts
Slot handle	**1,599.2**	1,256.9	27.2%
Slot hold percentage	**5.9%**	6.6%	(0.7) pts
The Venetian Macao			
Total net casino revenues	**2,071.2**	1,685.9	22.9%
Non-rolling chip table games drop	**3,737.7**	3,362.8	11.1%
Non-rolling chip table games win percentage	**26.2%**	23.6%	2.6 pts
Rolling chip volume	**42,650.1**	37,701.0	13.1%
Rolling chip win percentage	**3.07%**	2.80%	0.27 pts
Slot handle	**2,926.6**	2,362.7	23.9%
Slot hold percentage	**7.1%**	7.4%	(0.3) pts
The Plaza Macao			
Total net casino revenues	**431.2**	206.0	109.3%
Non-rolling chip table games drop	**391.6**	335.7	16.7%
Non-rolling chip table games win percentage	**29.0%**	23.7%	5.3 pts
Rolling chip volume	**17,890.8**	7,059.4	153.4%
Rolling chip win percentage	**2.56%**	2.35%	0.21 pts
Slot handle	**510.4**	240.4	112.3%
Slot hold percentage	**5.9%**	5.9%	— pts

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Net room revenues for the year ended December 31, 2010 were US$146.0 million, an increase of US$22.6 million, or 18.3%, compared to US$123.4 million for the year ended December 31, 2009. The increase was primarily driven by the strong growth of hotel occupancy and average daily rate overall due to the strong performance of gaming revenue and visitations in Macao, as well as a continued focus on promotions such as the Winter, Spring & Summer Packages and incentive schemes given to selected wholesalers. The suites at the Sands Macao are primarily provided to casino patrons on a complimentary basis.

The following table summarizes our room activity:

	Year ended December 31, (US$, except percentages and points)		
	2010	2009	Change
Sands Macao			
Gross room revenues (in millions)	**24.5**	26.6	(7.9)%
Average daily rate	**251**	260	(3.5)%
Occupancy rate	**93.2%**	97.7%	(4.5) pts
Revenue per available room	**234**	254	(7.9)%
The Venetian Macao			
Gross room revenues (in millions)	**199.3**	173.7	14.7%
Average daily rate	**213**	205	3.9%
Occupancy rate	**90.9%**	83.6%	7.3 pts
Revenue per available room	**194**	171	13.5%
The Plaza Macao			
Gross room revenues (in millions)	**29.7**	20.3	46.3%
Average daily rate	**309**	295	4.7%
Occupancy rate	**70.8%**	52.3%	18.5 pts
Revenue per available room	**219**	154	42.2%

Note: Information in this table takes into account rooms provided to customers on a complimentary basis that are recorded at discounted rates.

Net food and beverage revenues for the year ended December 31, 2010 were US$73.8 million, an increase of US$11.8 million, or 19.0%, compared to US$62.0 million for the year ended December 31, 2009. The increase was primarily due to the growth in banquet operations as a result of more group business and wedding banquets. In addition, other food and beverage outlets also experienced better performance as a result of improved overall hotel occupancy.

Mall revenues for the year ended December 31, 2010 were US$139.8 million, an increase of US$2.5 million, or 1.8%, compared to US$137.3 million for the year ended December 31, 2009. The increase was primarily due to higher turnover rent.

28 | Annual Report 2010

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Net convention, ferry, retail and other revenues for the year ended December 31, 2010 were US$119.1 million, an increase of US$29.3 million, or 32.5%, compared to US$89.9 million for the year ended December 31, 2009. The increase was primarily attributable to an increase in ferry revenue resulting from an increase in the number of sailings, higher occupancy and an increase in entertainment revenue due to an increase in arena events.

Operating Expenses

Our operating expenses consisted of the following:

	Year ended December 31,		
	2010	2009	Percent Change
	(US$ in millions, except percentages)		
		(Restated)	
Casino	**2,378.2**	1,947.0	22.1%
Rooms	**26.5**	26.9	(1.5%)
Food and beverage	**51.8**	49.4	4.9%
Mall	**31.7**	33.9	(6.5%)
Convention, ferry, retail and other	**150.8**	127.5	18.3%
Provision for doubtful accounts	**41.6**	54.1	(23.1%)
General and administrative expense	**250.9**	256.1	(2.0%)
Corporate expense	**27.4**	11.5	138.3%
Pre-opening expense	**28.0**	83.0	(66.3%)
Depreciation and amortization	**313.8**	328.2	(4.4%)
Net foreign exchange losses	**6.9**	1.3	430.8%
Impairment loss on property and equipment	**16.1**	—	—%
Loss on disposal of property and equipment	**32.0**	6.0	433.3%
Fair value losses on financial assets at fair value through profit or loss	**1.2**	1.2	—%
Operating expenses	**3,356.6**	2,926.1	14.7%

Operating expenses were US$3,356.6 million for the year ended December 31, 2010, an increase of US$430.5 million, or 14.7%, compared to US$2,926.1 million for the year ended December 31, 2009. The increase in operating expenses was primarily attributable to the increase in total gaming tax and premiums as a result of increased gaming revenue, the expansion of our ferry service operations, as well as increases in corporate expense, impairment loss, and loss on disposal of property and equipment, partially offset by a decrease in pre-opening expenses and provision for doubtful accounts.

Casino expenses for the year ended December 31, 2010 were US$2,378.2 million, an increase of US$431.2 million, or 22.1%, compared to US$1,947.0 million for the year ended December 31, 2009. The increase was primarily due to the increase in total gaming tax and gaming premiums of US$408.3 million as a result of higher casino revenues.

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Room expenses for the year ended December 31, 2010 were US$26.5 million, a decrease of US$0.4 million, or 1.5%, compared to US$26.9 million for the year ended December 31, 2009. Payroll expenses and hotel supplies decreased by US$5.4 million driven by our cost savings initiatives. These decreases were partially offset by increases in expenses of US$5.0 million due to the increase in occupancy.

Food and beverage expenses for the year ended December 31, 2010 were US$51.8 million, an increase of US$2.5 million, or 4.9%, compared to US$49.4 million for the year ended December 31, 2009. The increase was driven by the increase in cost of sales of US$4.9 million associated with the increase in food and beverage revenues, partially offset by decrease in payroll expenses of US$2.8 million driven by headcount attrition.

Mall expenses for the year ended December 31, 2010 were US$31.7 million, a decrease of US$2.2 million, or 6.5%, compared to US$33.9 million for the year ended December 31, 2009. The decrease was primarily attributable to the decrease in payroll expenses and advertising production expense, totaling US$1.5 million.

Convention, ferry, retail and other expenses for the year ended December 31, 2010 were US$150.8 million, an increase of US$23.3 million, or 18.3%, compared to US$127.5 million for the year ended December 31, 2009. The increase was primarily attributable to an increase in ferry expenses of US$24.2 million due to increase in the number of sailings and increase in revenue.

Provision for doubtful accounts was US$41.6 million for the year ended December 31, 2010, a decrease of US$12.4 million or 23.1%, compared to US$54.1 million for the year ended December 31, 2009, as we continued to improve our credit control.

General and administrative expenses were US$250.9 million for the year ended December 31, 2010, a decrease of US$5.2 million, or 2.0%, compared to US$256.1 million for the year ended December 31, 2009. The decrease was primarily attributable to the decrease in payroll expenses and transportation costs as a result of management’s continued focus on driving operational efficiencies throughout the various properties of US$9.6 million. The decrease was partially offset by an increase of US$4.4 million in marketing expenses.

Corporate expenses were US$27.4 million for the year ended December 31, 2010, an increase of US$15.8 million, or 138.3%, compared to US$11.5 million for the year ended December 31, 2009. The increase was a result of royalty fees of US$18.2 million payable to Las Vegas Sands, LLC under the terms of the Second Trademark Sublicense Agreement entered into on November 8, 2009.

Pre-opening expenses were US$28.0 million for the year ended December 31, 2010, a decrease of US$55.0 million, or 66.3%, compared to US$83.0 million for the year ended December 31, 2009. The decrease was primarily related to costs associated with the suspension of construction on Parcels 5 and 6, as we recommenced construction activities on Parcels 5 and 6 in May 2010.

Depreciation and amortization expense was US$313.8 million for the year ended December 31, 2010, a decrease of US$14.4 million, or 4.4%, compared to US$328.2 million for the year ended December 31, 2009. The decrease was primarily due to the full depreciation of some assets during the year ended December 31, 2010.

30 Annual Report 2010

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Net foreign exchange losses for the year ended December 31, 2010 were US$6.9 million, primarily associated with U.S. dollar denominated debt held in Macao. This compares with net foreign exchange losses of US$1.3 million for the year ended December 31, 2009.

Impairment loss on property and equipment was US$16.1 million for the year ended December 31, 2010. This was related to laundry equipment as management intends to outsource the majority of laundry services.

Loss on disposal of property and equipment was US$32.0 million for the year ended December 31, 2010, an increase of US$25.9 million or 433.3% compared to US$6.0 million for the year ended December 31, 2009. The increase was primarily related to the disposition of construction materials from construction sites at Parcels 5 and 6.

Adjusted EBITDA[(1)]

The following table summarizes information related to our segments:

	Year ended December 31,		
	2010	2009	Percent Change
	(US$ in millions, except percentages)		
		(Note)	
The Venetian Macao	**810.4**	551.9	46.8%
Sands Macao	**317.5**	243.4	30.4%
The Plaza Macao	**113.7**	39.2	190.1%
Ferry and other operations	**(25.4)**	(25.4)	—%
Total adjusted EBITDA	**1,216.2**	809.0	50.3%

Note: Certain comparative figures have been reclassified to conform to the presentation of the current year.

Adjusted EBITDA for the year ended December 31, 2010 was US$1,216.2 million, an increase of US$407.2 million, or 50.3%, compared to US$809.0 million for the year ended December 31, 2009. This strong performance was driven by a significant increase in net casino revenues as a result of management's focus on both driving the high-margin mass market gaming segment as well as continuing to provide high service levels to our VIP premium and junket players. In addition, the management team continued to focus on driving operational efficiencies throughout both gaming and non-gaming areas of the business, driving further improvement in adjusted EBITDA.

(1) Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), impairment loss on property and equipment, loss on disposal of property and equipment, net foreign exchange losses, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Interest Expense

The following table summarizes information related to interest expense:

	Year ended December 31,		
	2010	2009	Percent change
	(US$ in millions, except percentages)		
		(Restated)	
Interest and other finance cost	185.3	166.6	11.2%
Less — capitalized interest	(66.6)	(12.4)	437.1%
Interest expense, net	118.7	154.1	(23.0)%

Interest and other finance cost for the year ended December 31, 2010 was US$185.3 million, an increase of US$18.7 million, or 11.2%, compared to US$166.6 million for the year ended December 31, 2009. The increase was primarily a result of a US$750.0 million term loan that was fully drawn on July 16, 2010, under the US$1.75 billion VOL Credit Facility (as defined below), and increase in weighted average interest rate for the VML Credit Facility. The increase was partially offset by a reduction resulting from US$618.3 million in loan repayments under our credit facilities throughout the year. The US$54.2 million increase in capitalized interest was primarily due to the recommencement of construction activities at Parcels 5 and 6 in May 2010.

Profit for the Year

Profit for the year ended December 31, 2010 was US$666.5 million, an increase of US$451.4 million, or 210.0%, compared to US$215.0 million for the year ended December 31, 2009.

Liquidity and Capital Resources

Historically, we have funded our operations through cash generated from our operations and our debt financings, as well as financial support from LVS and its subsidiaries (excluding our Group) prior to the offer of ordinary shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in our prospectus dated November 16, 2009 ("Global Offering").

On May 17, 2010, VOL entered into a credit agreement (the "VOL Credit Facility") providing for up to US$1.75 billion (or equivalent in HK$ or Macao Patacas ("MOP")), which consists of a US$750.0 million term loan (the "VOL Term Facility") that was fully drawn on July 16, 2010, a US$750.0 million delayed draw term loan available for 18 months after closing (the "VOL Delayed Draw Facility") and a US$250.0 million revolving facility (the "VOL Revolving Facility"). As at December 31, 2010, the Group had not drawn any amounts under the VOL Delayed Draw Facility or VOL Revolving Facility.

During the year ended December 31, 2010, we repaid borrowings of US$618.3 million under our credit facilities.

As at December 31, 2010, we had cash and cash equivalents of US$1,040.8 million and restricted cash and cash equivalents of US$778.1 million, which was primarily from the VOL Term Facility for the development of Parcels 5 and 6.

32 | Annual Report 2010

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Cash Flows — Summary

Our cash flows consisted of the following:

Year ended December 31, 2010 2009 (US$ in millions) (Restated)

Net cash generated from operating activities 1,362.9 821.4 Net cash used in investing activities (1,098.5) (272.2) Net cash used in financing activities (128.8) (58.4)

Net increase in cash and cash equivalents 135.5 490.8

Cash and cash equivalents at beginning of year 908.3 417.8 Effect of exchange rate on cash and cash equivalents (3.1) (0.2)

Cash and cash equivalents at end of year 1,040.8 908.3

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, hotel room and retail mall operations. Net cash generated from operating activities for the year ended December 31, 2010 was US$1,362.9 million, an increase of US$541.5 million, or 65.9%, as compared to US$821.4 million for the year ended December 31, 2009. The increase in net cash generated from operating activities was primarily due to an increase in operating profit and improved working capital.

Cash Flows — Investing Activities

Net cash used in investing activities for the year ended December 31, 2010 was US$1,098.5 million, which mainly consisted of a US$759.5 million increase in restricted cash and cash equivalents, primarily as a result of borrowings under our VOL Credit Facility and capital expenditures of US$347.5 million. Capital expenditures primarily consisted of US$255.4 million for Parcels 5 and 6 of our Cotai Strip development and US$84.7 million for our operations mainly at The Venetian Macao and The Plaza Macao.

Cash Flows — Financing Activities

For the year ended December 31, 2010, net cash flows used in financing activities were US$128.8 million, primarily attributable to US$618.3 million in repayment of borrowings under our credit facilities, interest paid of US$147.6 million, financing costs paid of US$60.5 million, and repayment of finance lease liabilities US$50.7 million, partially offset by proceeds from borrowings under our VOL Credit Facility of US$749.3 million.

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest:

Year ended December 31, 2010 2009 (US$ in millions) (Note)

The Venetian Macao 40.4 19.1 Sands Macao 5.6 6.1 The Plaza Macao 35.2 247.8 Ferry and other operations 3.4 23.8 Parcels 5 and 6 255.4 90.3 Other developments 7.3 0.1

Total capital expenditures 347.5 387.2

Note: Certain comparative figures have been reclassified to conform to the presentation of the current year.

Our capital expenditure plans are significant. We recommenced construction activities on Parcels 5 and 6 in May 2010 to complete Phases I and II. We intend to fully fund the development and construction costs related to Phases I and II with at least US$500.0 million of the proceeds from the Global Offering, up to US$1.75 billion from the VOL Credit Facility and, to the extent necessary, cash flow from existing and future operations.

We expect to commence construction of Phase III at a future date as demand and market conditions warrant it. As at December 31, 2010, we had capitalized construction costs of US$2.28 billion on the development of Parcels 5 and 6 including land, and we expect to further invest US$1.75 billion to complete Phases I and II.

These investment plans are preliminary and subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

December 31,

2010 2009 (US$ in millions)

Contracted but not provided for 992.3 162.1 Authorized but not contracted for 795.2 1,708.2

1,787.5 1,870.3

34 Annual Report 2010

Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

FINAL DIVIDEND

The Board does not recommend the payment of a final dividend for the year ended December 31, 2010.

PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure the loan facilities. We have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; ferries and vehicles with an aggregate net book value of approximately US$6.09 billion as at December 31, 2010 (2009 (restated): US$4.12 billion).

CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel and believes that no significant loss will be incurred beyond the amounts provided for as at December 31, 2010. Actual results could differ from these estimates; however, in the opinion of management, it is not anticipated that any material liabilities will arise from the contingent liabilities.

During December 2010, the Group received notice from the Macao Government that the application for a land concession for Parcels 7 and 8 was not approved and the Group applied to the Chief Executive of Macao for a review of the decision. The Group filed an appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should the Group win the appeal, it is still possible for the Chief Executive of Macao to again deny the land concession based upon public policy considerations. If the Group does not obtain the land concession or does not receive full reimbursement of the capitalized investment in this project, the Group would record a charge for all or some portion of the US$102.1 million in capitalized construction costs, as at December 31, 2010, related to the development on Parcels 7 and 8.

The Group had commenced pre-construction on Parcel 3, and had capitalized costs of approximately US$119.5 million including land (land: US$85.2 million) as at December 31, 2010. Under the revised terms of the land concession approved by the Macao Government on August 20, 2009 that covers Parcel 3, the Group is required to complete the development of Parcel 3 by April 17, 2013. The land concession for Parcels 5 and 6 contains a similar requirement that the corresponding development be completed by May 2014. Management believes that if the Group is unable to complete the developments by the respective deadlines, it will likely be able to obtain an extension from the Macao Government. However, no assurances can be given that an extension will be granted. If the Group is not able to meet the deadlines and those deadlines are not extended, the Macao Government has the right to unilaterally terminate the land concessions and the Group could lose its investment in, and right to operate, any properties developed under the land concessions for Parcels 3 and 5 and 6 without compensation to the Group.

Sands China Ltd.

3. STAKEHOLDER INFORMATION

3.1 Our Shareholders

Shareholding Analysis and our Shareholders

Share Capital (as at December 31, 2010)

Authorized Share Capital	16,000 million ordinary shares of US$0.01 each
Issued Share Capital	8,047,865,084 ordinary shares of US$0.01 each

Shareholding Distribution

	As at December 31, 2010			
Size of Shareholding	Number of Shareholders	% Of Shareholders	Number of Shares Held	% of the Issued Share Capital
1–1,000	691	72.43%	326,800	0.0040%
1,001–5,000	218	22.85%	465,200	0.0058%
5,001–10,000	24	2.52%	182,400	0.0023%
10,001–100,000	17	1.78%	442,400	0.0055%
100,001–1,000,000	1	0.11%	380,000	0.0047%
Over 1,000,000	3	0.31%	8,046,068,284	99.9777%
Total	954	100.00%	8,047,865,084	100.00%

Note: 46.96% of all our issued shares were held through the Central Clearing and Settlement System ("CCASS") as at December 31, 2010

The actual number of investors in Sands China shares is likely to be much greater, due to ownership of shares being held through nominees, investment funds and the CCASS.

Shareholding by Category

Venetian Venture Development Intermediate II ("VVDI(II)")	70.3%
Institutional Investors	29.7%
Retail Investors	0.0%
Total	100.0%

From publicly available information and as far as our Directors are aware, Sands China has maintained a sufficient public float of its share capital in the Hong Kong stock market since its listing on November 30, 2009.


Institutional and
Retail Investors
29.7%
Venetian Venture Development
Intermediate II ("VVDI(II)")
70.3%

36 | Annual Report 2010

Sands China Ltd.

3. STAKEHOLDER INFORMATION

Creation of Shareholder Value

In 2010, the Company benefited from a number of key strengths that helped to differentiate our business from that of our competitors, including the following:

- Providing the highest quality integrated resort offerings;
- The diversification of amenities which provided us with a substantially higher adjusted EBITDAR to sales percentage;
- Generating substantial cash flow and earnings from our existing operations;
- Maintaining an industry-leading development pipeline;
- Utilizing established brands;
- Operating very efficiently;
- Maintaining an experienced management team; and
- Deriving significant benefits from our on-going relationship with LVS.

Sands China's profit attributable to shareholders for the year ended December 31, 2010 was US$666.5 million versus US$215.0 million in 2009, an increase of 210.0%. Earnings per share for the year ended December 31, 2010 was US8.28 cents (HK64.44 cents) versus US3.34 cents (HK25.90 cents) in 2009, an increase of 147.9%.

Earnings Per Share


147.9% Increase
US8.28 cents
US3.34 cents
2009
2010

We believe our business strategy continues to be to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia's premier gaming, leisure and convention destination. Our business strategies and development plans allow us to achieve strong growth and financial performance in the future.

We are grateful to all shareholders who provide us with feedback and views. If any shareholder has comments or questions on what we are doing on his or her behalf, please contact us. Our contact information can be found on page 177. We will provide an answer to your questions. We will take your comments into account and act upon them if we believe this will improve our performance and create shareholder value.

3.2 Our Lenders

We have incurred, and will continue to incur, significant capital expenditures associated with the expansion of new integrated resorts in our Cotai Strip development, as part of our strategy of building critical mass at our Cotai Strip development. We intend to fund our capital expenditure plans through a combination of debt and equity financings and internal resources.

To fund our existing projects and to finance our working capital requirements, we and our subsidiaries have entered into loan agreements with various financial institutions. Such loans include a US$3.3 billion VML Credit Facility, a HK$1.77 billion Ferry Financing, a MOP200.9 million Motor Vehicle Facility (which was fully repaid during the year ended December 31, 2010), and a US$1.75 billion VOL Credit Facility. Please refer to note 27 to the consolidated financial statements for a summary of the material terms and conditions of these loans.

Sands China Ltd.

3. STAKEHOLDER INFORMATION

3.3 OUR CUSTOMERS

Introduction:

Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our ultimate plans for Cotai include five interconnected resorts that leverage a wide range of branded hotel and resort offerings to attract different segments of the market.

We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

Our Customers:

Our properties are designed to cater to a broad range of customers who include the following:

• Leisure customers who visit resort destinations for quality accommodation, retail, dining, entertainment, spas and sightseeing, and those who may opt to game as part of that experience;

• Conference and exhibition organizers who seek an environment that attracts more buyers and exhibitors to trade shows and exhibitions because of the size, flexibility, quality and ambiance of the venue, business-friendly accommodation, dining and other resort facilities;

• Corporate meeting and incentive group organizers who value the extensive meeting facilities enabling even the largest of meetings to be held under one roof with a wide array of entertainment, dining and retail facilities;

• Mass market players who represent the highest profit margin gaming segment, and are characterized by non-rolling chip and slot machine play; and

• VIP and premium players, who enjoy our private Paiza Club gaming floors, luxury accommodation and amenities, and are characterized by rolling chip play.

Our customers come predominantly from within Asia, with our major markets being mainland China, Hong Kong, Taiwan, India, Japan, Korea, Thailand, Malaysia, Indonesia and Singapore. Through the implementation of targeted marketing campaigns, we expect to grow many of these markets in the coming year.

We have strong relationships with travel agents and corporate and exhibition organizers throughout the region for distribution of our leisure products and promotion of our MICE offerings. In addition, we participate in trade shows in source markets to build brand awareness and promote our services and facilities.

3.4 OUR EMPLOYEES

HR Initiatives for absorbing talent

In 2010, we continued to put great effort into attracting local talent. Throughout the year, more than 20 job fairs were held at The Venetian Macao and at various local higher education institutes, such as the University of Macau, Macau Polytechnic Institute, Institute for Tourism Studies and Macau University of Science and Technology. Over 2,000 local people were offered positions as part of our team.

38 Annual Report 2010

Sands China Ltd.

3. STAKEHOLDER INFORMATION

Besides Macao, mainland China and Hong Kong are also important recruitment markets for us. This year, we advertized more than 100 positions in Hong Kong and organized six recruitment trips to Zhuhai, mainly for the Hotel Operations and Food & Beverage departments.

To extend our talent pool, we have explored more sourcing channels by using overseas recruitment websites and agencies in other markets, including Taiwan, Vietnam, the United States and Portugal.

As a responsible corporate citizen we believe in giving back to the community in Macao. We offer part-time job opportunities to local people with developmental disabilities in our Human Resources, Conventions & Exhibitions, Housekeeping and Food & Beverage departments.

Communications with Team Members, Employee Engagement Programs and Retention Initiatives

The Human Resources team encourages open two-way communication between the Company and Team Members by focusing efforts on a series of employee engagement activities to boost confidence and team spirit in the workplace.

Open Two-way Communication

Communications with Team Members

• myNET

Launched on April 1, 2008, myNet is a one-stop online information hub for Team Members that is available in both English and Chinese. myNET allows Team Members to retrieve information, such as key Company Policies, benefit plans, publications, announcements and other important news.

• myNEWS

Launched on November 14, 2007, myNEWS is a one-page bilingual e-newsletter distributed weekly via email and is posted on notice boards in back-of-the-house areas. Digital copies are available at myNET. Information includes benefits, policy updates, executive messages, to ensure Team Members are kept abreast of the latest information relevant to them. Over 50 issues of myNEWs were published in 2010.

• myMAG

A quarterly magazine publication introduced on December 19, 2007, myMAG was formerly named Spotlight Asia. It publishes news about Sands China Ltd., highlights key milestones and reports on Team Member-related activities at the Company. Copies are available at key pickup points within The Venetian Macao and Sands Macao. A digital version is also available on myNET.

• myTV

Broadcast on the TV screens in the Team Member Dining Room areas, myTV was launched on November 19, 2008, as a communication channel to televize information such as Company announcements, Health & Safety Tips, Team Member discount offers, as well as information on community and cultural activities. In 2010, 27 interactive TV Quizzes were broadcast with Team Members winning free concert tickets as prizes.

• Back-of-the-house Notice Boards

With 90 boards located throughout the back-of-the-house area, Team Members are able to read updated company information easily.

Sands China Ltd.

3. STAKEHOLDER INFORMATION

Open Channels for Team Members

• Team Member Concierge

Located at back-of-the-house areas at both The Venetian Macao and Sands Macao, Team Members across the Company can receive special assistance and advice in handling all queries or concerns.

• Team Member Relations

A designated team from Human Resources assists Team Members in the relations between Team Members and their superiors, whether as a disciplinary or any other related labor matter. Team Members can contact this Team to express their opinions or concerns in regard to their work at the Company.

• myVOICE

This is an open forum through which Team Members can express their work-related views with the management team and Human Resources. Monthly meetings with various groups of Team Members across the Company are held at different properties. Topics such as Disciplinary Action and Report Incidents to Human Resources within 24 Hours have been covered during these sessions.

• E-enquiries

With the aim of encouraging open communication within the organization, the myNET E-enquiry Form went live on September 30, 2009. Using this application, Team Members’ enquiries and suggestions are automatically channeled to the relevant team for further processing.

• Other Communication Channels

Team Members are always welcome to approach their superior or contact Human Resources on any issues they may have about their work. Aside from the above-mentioned channels, they can approach the relevant parties through e-mail, telephone or in person.

Employee Engagement Programs and Retention Initiatives

• myWORKSHOP

This is a series of free sessions dedicated to enriching Team Members’ life experience. Six workshops have been held including “It is All about Coffee”, “Have Fun with Paint” and “Free Health Consultation”.

• myDISCOUNT

Team Members can enjoy discounts in more than 150 outlets throughout Macao. Promotional sales have been held five times at the back-of-the-house areas.

• myCLUB

A series of membership-based interest groups designed to help Team Members unwind after work, such as the Soccer Club, Dragon Boat Club and Language Club, have been formed.

• myFESTIVAL

The Company celebrates cultural diversity at the Team Member Dining Room (“TDR”). Team Members can share and experience different countries and regions through culinary delights as well as to enjoy a series of thematic activities. In 2010, Sands China Ltd. held three cultural celebrations at the TDR with themes from Portugal, Thailand and Shanghai.

40 Annual Report 2010

Sands China Ltd.

3. STAKEHOLDER INFORMATION

• myIDEAS

This is a platform where Team Members have the opportunity to share their views on ways to optimize Company operations. It was first launched with Team Members’ ideas on “Energy & Cost-saving”, followed by “How to Create a Harmonious Work Environment”.

• myRECIPE

A collection of Team Members’ Culinary Treasures was launched in October 2010. More than 20 recipes were received.

• Start Your Show

Designed for Team Members to show their hidden talents, Start Your Show saw more than 60 Team Members sign up for the competition, with 10 finalists selected to perform in the final show. Around 1,400 Team Members attended the show to show their support.

• Key to Excellence Awards

The Key to Excellence Awards is a recognition program aimed at rewarding Team Members for their outstanding achievements and contributions. Each quarter, around 100 winners (from all properties) will be selected through nominations.

• Career Development and Succession Planning Opportunities

In 2010, the Training and Development team provided training services for Team Members at The Venetian Macao, the Sands Macao and The Plaza Macao. Training at Sands China offers Team Members a wide range of opportunities to broaden their knowledge. Programs include: Orientation, Key To Excellence, Guest Services Programs, Management Training, Language Training and Professional Training. In 2010, a total of 4,329 Team Members received training, and 269 classes were conducted.

Six Key Programs:

1. Orientation for New Hires

A total of 880 Team Members from various departments attended the new-hire orientation. A total of 40 such classes were conducted. A separate Management Orientation for New Managers and Executives was arranged with a total of 40 attendees.

2. Key To Excellence Series (KTE) — Superior Guest Service Program

The KTE umbrella program is designed for The Venetian Macao, the Sands Macao and The Plaza Macao. There are a series of programs within KTE, Understanding and Application of KTE, KTE Promise, Handling Complaints, Selling and Up-Selling, and Service Leadership. KTE has three phases.

A total of 1,434 Team Members attended the KTE programs, covering 90 classes.

3. Management Training

This is a career advancement program for Junior Managers or first-time Supervisors. Topics include: Principles of Supervisory Management, Service Management, Motivation & Managing Positive Attitude, Communication (Interpersonal Relations), Giving Instructions and Constructive Feedback, Managing Performance, Problem Solving, HR Issues and Handling, Coaching for Performance, Conducting for Appraisal, Motivating New Employees & Effective Briefing Skills, Motivating Other and Effective Leadership.

A total of 978 Team Members attended the Management Training courses organized in 70 classes.

Sands China Ltd.

3. STAKEHOLDER INFORMATION

4. Language Training

We organized language training sessions across all levels to help Team Members improve their English, Mandarin and Cantonese language skills. In 2010, a total of 549 Team Members attended these language courses across 35 classes.

5. Professional Training

These are special, tailor-made training courses. Topics included: Train-the-Trainer and Presentation with effective Power Point. A total of 414 Team Members attended these courses, grouped into 32 classes.

6. Talent Development Programs — Building the Pipeline for our Future

A Foundational Management training program consisting of two classes was arranged in 2010; 34 Team Members attended.

2010 Team Member Profile (Full Time Team Members Only)

Number of Full-time Team Members: 14,834 Average Age: 36 Average Years of Service: 3 Gender Ratio: Male 45% Female 55% Number of Nationalities in the Management Team: 36 Total Number of Nationalities: 54

3.5 OUR COMMITMENT TO THE COMMUNITY

Introduction

We at Sands China recognize that we are dependant upon the goodwill, hard work and motivation of our team members, the overwhelming majority of whom have deep roots in the local community. This is an asset that, as employers, we seek to tap for the good of our daily operations but equally it is an energy that should – and does – flow outward to benefit the general population.

The company and its subsidiaries have, to date, actively supported more than 130 organizations operating in various sectors of society with cash donations in excess of MOP42 million. In addition, the Group has underwritten numerous social, sporting and cultural activities that have directly and positively affected the lives of countless members of the community. While this is a corporate achievement to be proud of, the extra ingredient has been the heartfelt participation of all team members, who in many cases have given large amounts of their own time, as well as money, to serve so many worthy causes.

Sands China will continue to be judged by the responsible attitude of our team members, and we would not have it any other way.

Developing Talent

All formal training programs for inductees and on-going refresher courses revolve around Sands China’s core principles — commitment to excellence, exceeding expectations, innovation, trust and respect, one team working together. These programs are also designed to optimize the potential of local talent in the interests of the sustainable development of the industry. This understanding is diligently cultivated in our professionals and transfers naturally via our team member activities within the community.

42 Annual Report 2010

Sands China Ltd.

3. STAKEHOLDER INFORMATION


VENETIAN MACAU LIMITED




12/01/2011
開幕禮


UNIVERSIDADE DE MACAU
MOP 1,500,000.00

Training, and more training, explains why Sands China has won a slew of international and local awards, including 4-star ratings in the Forbes Travel Guide: Hong Kong and Macao, medal honors in the Hong Kong International Culinary Classic 2009 and Macao Occupational Skills Recognition System Gold Pin Competition. The travel industry has also honored The Venetian® Macao-Resort-Hotel with the awards of Best Integrated Resort in Asia and Best Business Hotel in Macao on numerous occasions. Whilst we are proud of these achievements and recognize that they are good for business, we regard these prestigious programs and competitions as the ideal platform for investing in the people of Macao and a tailor-made device for unlocking their talent.

One significant way in which we have achieved our training goals is through the funding of the Adelson Advanced Education Center, a MOP100 million project (over three years) that seeks to promote the advancement of training and education in non-gaming business disciplines for local talent. The 15,500 square feet offsite campus for University of Macao students, located at The Venetian® Macao, offers advanced management courses and a non-gaming curriculum in tourism-related areas such as MICE, Hospitality, Entertainment and Integrated Resort & Retail, which are all critical growth areas for Macao.

We also recognize that scholarships and fellowships are the seeds for growing not only prospective future business leaders but good citizens who benefit the entire community; consequently, Sands China has invested continuously in a broad range of education initiatives since the 2006 academic year.

Beneficiaries of Sands China's commitment to the development of local talent include the University of Macau, Macau University of Science and Technology, Macao Polytechnic Institute, Institute for Tourism Studies and The University of Saint Joseph. As at December 31, 2010, the company has contributed MOP2.5 million, benefitting more than 390 students. In addition to scholarships and fellowships, we provide internship programs for students from local higher education institutes.

Sands China Ltd.

3. STAKEHOLDER INFORMATION

Sands China believes that even the most vulnerable members of society should have the opportunity to develop their talents. In 2010, ten members from Macao Special Olympics (MSO) were invited to undergo a two-week on-the-job training program, which they successfully completed. These members joined the Sands China family in the Human Resources, Conventions and Exhibitions Banquet Operations, Housekeeping, and Finance departments. MSO representatives made special reference to the fact that such training programs not only provide employment opportunities for the mentally handicapped, but help combat ingrained prejudices held by both businesses and the general public alike.

Donations to Charity

The most direct way to help those in needs is to donate money and goods, and this represents a substantial part of our community activities. Sands China is involved in a wide range of ‘direct aid’ programs — some of them on a ‘one-off’ basis and others on a continuing basis of ‘local partnership’. Direct donations to organizations supporting the elderly and infirm, the mentally disabled, those in various forms of rehabilitation, the abused, and children’s charities are high on the list of the 130 organizations, with some MOP25 million contributed to such causes by Sands China since 2004.

‘Lucky’ coins regularly dredged from The Venetian Macao canals are also given to the venerable Tung Sin Tong Charitable Society. In the last two years, Sands China has contributed more than MOP300,000 to this worthy cause.

Non-financial contributions by the company are both numerous and diverse. Since 2008, over 300 boxes of second-hand clothes, discarded by our hotel guests, have been gratefully received by the Salvation Army for the benefit of those in need throughout Macao and in China A similar number of boxes of miscellaneous items have been donated over the same period by Sands Macao and The Venetian Macao to the Association of Rehabilitation of Drug Abusers of Macau, the Macao Federation of Trade Unions, and Caritas Macau.

There are indeed many ways of contributing to society, and some are downright fun, both in the giving and receiving. An increasingly large part of the Sands China product mix is entertainment, with some of the biggest names in the Western and Chinese entertainment world gracing the CotaiArena™ stage. While many of these high profile shows, events and concerts are sell-out affairs, we are more than happy to give the underprivileged the chance of a lifetime to see some of the biggest stars. In 2008, 30 primary students from Lar de S. Jose Ka-Ho boarding school were thrilled to meet tennis legends John McEnroe and James Blake in the flesh, while more than 4,000 local residents — both young and old — have enjoyed sport games and great concerts throughout 2009 and 2010.

44 Annual Report 2010

Sands China Ltd.

3. STAKEHOLDER INFORMATION

Community Outreach — Sands China Care Ambassadors

The community outreach activities that Sands China engages in are numerous and varied, but they all share the common objective of touching the lives of the less fortunate. Children, the elderly and the vulnerable are regular participants in such activities and are often the ultimate beneficiaries. While Sands China can point to many community outreach events — Chinese New Year parties for the elderly, Mother’s Day celebrations with single parent families, the distribution of gifts to community centers for Children’s Day, children’s Christmas parties, and more — we also take pride in our community character-building programs such as kids’ summer camps and days out at fun Venetian venues such as Qube and the Manchester United Experience, in addition to programs that benefit orphans and the mentally handicapped.

There would be no meaningful community outreach, of course, if it was not for the hundreds of Sands China team members who take it upon themselves to get involved, often on their own time. While the company strongly encourages this community spirit, it is our team members who roll up their sleeves for dozens of projects such as the ‘One Day Volunteer’, in which Sands China Care Ambassadors — formalized as an active community force in 2009 — joined the Macau Youth Volunteer Association to play and have fun with mentally handicapped children and their families, clean the houses of the live-alone elderly and visit others in an Elders Centre. In fact, such has been the contribution made by Sands China volunteers that 14 of our team members were recognized with special awards by the Macau Youth Volunteer Association and the Voluntary Social Services Association of Macao. As of December 2010, the Ambassadors — comprising almost 300 volunteers from The Venetian Macao, Sands Macao and The Plaza Macao — contributed approximately 1,500 hours of community service.

A Creative Community

As part of our efforts to give back to the local community, the company hosted The Venetian Macao Talent Spotlight in celebration of The Venetian Macao’s 3rd Anniversary in August 2010. The Venetian Macao’s Talent spotlight was a city-wide contest that gave creative and artistic citizens in Macao a platform to show their undiscovered talents and pave their way to stardom. 50 contestants participated in a 2-days audition to showcase their talents in front of a panel of judges. Emerging from stiff competition against many others, the dance troupe Zeal impressed the judges with their electrifying performance and was crowned the winner. On August 28, 2010, Zeal kicked off The Venetian Macao’s 3rd Anniversary concert featuring Asian entertainment stars at CotaiArena with their breath-taking dance moves, showcasing their talents to a wide audience.

Sands China Ltd.

3. STAKEHOLDER INFORMATION

An Energetic Community

As a popular tourist destination, Macao is a city of festivals, where you will find lively, multicultural events regularly taking place somewhere or other in the territory. In addition to the many Chinese and Western events popular with tourists, local residents are recognizing the power of the community and its ability to make a difference. Thus, one of the most important community events in Macao is Walk for a Million, a charity fund initiated by the readers of Macao Daily News that has drawn the community together since 1984. All funds collected are primarily used to either help low-income earners in the form of subsidies and scholarships or to provide aid to the general community in times of emergency. Some 1,700 Sands China team members participated in the 27th Walk for a Million in December 2010, while the company donated MOP500,000 to this charity.

And where it’s just fun and competition for its own sake, you’ll generally find Sands China personnel in the thick of it. The female and male teams from Sands Macao and The Venetian Macao both participated in the 2010 Macao Dragon Boat Race, with the female team taking home the medal for the 250-metre Small Dragon Boat Race.

Team members also won bragging rights in the popular annual Tray Race organized by the Macao Government Tourist Office on World Tourism Day.

Responsible Gaming Program

Social consequences can arise from problem gambling, and in order to address this concern, Venetian Macau Limited, a subsidiary of Sands China, launched a comprehensive Responsible Gaming Program in April 2007 with a mandate to widely disseminate information on problem gambling, including assisting vulnerable guests to obtain professional help. The program — undertaken in an ongoing partnership with the government, experts, academics, doctors and counselling centers — seeks to effectively reduce the incidence of problem gambling by pre-empting such behavior in a proactive and participatory manner.

Beyond distributing informative materials to patrons and team members, all new team members are required to attend Responsible Gaming Awareness training as part of their orientation. As a pioneer in combating this social issue in Macao, a ‘Self Exclusion Program’ has also been in place since 2004 to assist problem gamblers requesting denied access to casinos operated by Venetian Macau Limited.

In addition, Sands China actively participates in Responsible Gaming-related academic research and sends training personnel to attend seminars and workshops to enhance and supplement their knowledge of this social issue.

In an effort to further tackle the issue of problem gambling in Macao, a Responsible Gaming Awareness Week was co-organized by the Macao SAR Gaming Inspection and Coordination Bureau, Macao SAR Social Welfare Bureau and Institute for the Study of Commercial Gaming of the University of Macau in October 2009 and August 2010. Sands China participated in these events by distributing informative booklets to all employees, organizing activities and setting up promotional booths and exhibition boards in all back-of-house areas.

Sands China has also initiated programs to distribute unclaimed jackpots and lost & found money to organizations that provide assistance to problem gamblers and their families. Since 2007, donations to non-government organizations such as the Macao Catholic Family Advisory Council, Macau IFE Rehabilitation Centre for Problem Gamblers, Sheng Kung Hui Macau Social Service Coordination Office, the Good Shepherd Sister and the Young Men’s Christian Association of Macau have reached MOP1.7

46 Annual Report 2010

Sands China Ltd.

3. STAKEHOLDER INFORMATION

million. We have contributed a further MOP1.6 million to academic entities such as the Institute for the Study of Commercial Gaming of the University of Macau, which has conducted research into problem gambling and undertaken training programs since 2006.

Disaster Relief

On April 14, 2010, a 7.1 -magnitude earthquake hit Yushu Prefecture in northwest China’s Qinghai Province, where, according to local reports, thousands were killed or severely injured. In an effort to help victims rebuild their lives quickly, Sands China donated MOP3 million via the Liaison Office of the Central People’s Government in the Macao SAR.

On August 8, 2010, a massive mudslide hit Zhouqu County in Northwest Gansu Province. Thousands were killed and many thousands were reported missing. Sands China reacted promptly to help the victims by donating MOP1 million via the Macau Red Cross.

3.6 PRESERVING OUR ENVIRONMENT

The Venetian Macao has the distinction of being the largest single-structure hotel building in Asia and is the fifth largest building in the world in terms of floor area. Its energy demands are proportionately large — but so are the opportunities for saving energy and protecting the environment. On a daily basis, we proactively protect the environment by recycling waste generated by our three properties.

Sands China constantly searches for new ways to use resources more efficiently such as using energy-saving lamps and improving the air conditioning systems. As a result, The Venetian Macao’s electricity bill for the year ended December 31, 2010 was 9% less than its electricity bill during its first full year of operation in 2008, representing US$3.3 million in energy savings.

We rigorously pursue a Green Procurement and Supply Chain Policy, which seeks to minimize the impact of products and services on the environment while achieving environmental sustainability. The Company’s shuttle buses also follow the highest environmental regulations. All comply with Euro IV emission standards, meaning lower level of pollution. Our vehicle fleet also includes some petrol-electricity powered hybrids.

Sands China is an active participant in community and government environment, health and safety initiatives, one of the foremost of which is the Macao Green Hotel Award program. The award — organized by the MSAR Environment Council — was first launched in 2007 and seeks to leverage the importance of environmental management and honor hotel establishments that are demonstrably committed to the green cause.

Only 19 hotels have been honored as Green Hotels since 2007, assessed against criteria such as Green Leadership and Innovation, Green Program Performance and Partner Synergy. Venetian Macao was awarded the Green Hotel award 2009 and Sands Macao in 2010.

As part of our effort to promote energy savings, Sands China was delighted to participate in “Earth Hour” once again in 2010. We support WWF’s worldwide initiative, in which millions of individuals and thousands of cities and businesses around the globe switch off their lights for a full hour.

Sands China Ltd.

3. STAKEHOLDER INFORMATION

Efforts to become environmentally friendly have also entered the hotel’s rooms. Several devices to save water and energy have been installed across the properties.

Sands China encourages hotel guests to avoid unnecessary towel and linen changes and to turn the lights off when not needed.

The Company also encourages its employees to do their part. Energy conservation and environmental awareness are promoted to team members on a regular basis, either through training and awareness initiatives or posters and videos.

The Venetian Macao Energy Savings Achieved in 2010(1)

US$ 3.3 Million

The Venetian Macao Energy & Environmental Initiatives in 2010

— Installation of energy saving lights

— Improvements in the air conditioning operation Systems

— Scheduling the operation of equipment to optimize efficiencies — Installation of water savings devices — Lighting and water audits at The Venetian Macao — Development of a green awareness campaign targeted at Sands China team members

The Venetian Macao Yearly Electricity Consumption

12 Months Moving Total Million kWh/Year

305

299 300

9% Savings in the Yearly Electrical Bill 295 (US$3.3 Million/Year)

290 290

285

280

275 273 273

270

265

Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09 Sep-09 Oct-09 Nov-09 Dec-09 Jan-10 Feb-10 Mar-10 Apr-10 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10

(1)	as against our first full year of operations (2008).

48 Annual Report 2010

Sands China Ltd.

3. STAKEHOLDER INFORMATION

The Sands Macao Yearly Electricity Consumption

12 Months Moving Total Million kWh/Year

80

78.3

77.5 78

14% Savings in the Yearly Electrical Bill

76

(US$1.6 Million/Year)

74

72 71.0 70

67.6 68

66

64

62

Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09 Sep-09 Oct-09 Nov-09 Dec-09 Jan-10 Feb-10 Mar-10 Apr-10 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10

2010 Energy Savings by Segment

Others Lighting Energy Savings

24% 34%

Air Conditioning Savings Operational Scheduling Savings

23% 19%

Sands China Ltd.

4. CORPORATE GOVERNANCE

4.1 CORPORATE GOVERNANCE REPORT

The Board of the Company is pleased to present this Corporate Governance Report for the year ended December 31, 2010.

Corporate Governance Practices

The mainstay of the Company’s current and future success is the promotion of management excellence and the adoption of good corporate governance.

The Company is committed to achieving and maintaining a sensible framework in the interests of monitoring the highest standards of corporate governance to safeguard the interests of shareholders and to enhance corporate value and accountability.

The Company has devised its own corporate governance principles and guidelines, which not only incorporate most of the policies, principles and practices set out in the Code on Corporate Governance Practices (the “CG Code”) contained in Appendix 14 of the Rules Governing the Listing of Securities on the Stock Exchange (the “Listing Rules”) but also incorporates corporate governance best practices.

The Board is of the view that throughout the year ended December 31, 2010, the Company has complied with the code provisions and certain recommended best practices set out in the CG Code, except for the following deviations, which the Company is pleased to report have now all been rectified. The deviations resulted primarily because of the short period of time since listing and the time needed to put appropriate and effective compliance procedures in place.

Code Provision D.1.2

Under code provision D.1.2 of the CG Code, functions reserved to the board and those delegated to the management should be formalized and periodic review should be conducted to ensure those arrangements remain appropriate to the needs of the Company. The Board is pleased to report that such functions were formalized and adopted on March 1, 2011.

Code Provision D.2

Under code provision D.2.1 of the CG Code, board committees should be formed with specific terms of reference that deal clearly with the committee’s authority and duties. The Company formed the CEO Search Committee and the Transitional Advisory Committee on July 27, 2010, shortly after the removal of Mr. Steven Jacobs as the Company’s Chief Executive Officer, President and Executive Director. Written terms of reference for these two committees were not established at that time although the committees were provided with a clear mandate from the Board. These two committees functioned as advisory committees only and had no delegated powers or decision making authority from the Board. The CEO Search Committee and Transitional Advisory Committee were dissolved on February 14, 2011.

Under code provision D.2.2 of the CG Code, the terms of reference of board committees should require such committees to report back to the board on their decisions or recommendations, unless there are legal or regulatory restrictions on their ability to do so. The Company reported in its 2009 Annual Report that it had established the LVSC Announcements Committee, with specific written terms of reference but without the requirement to report back to the Board. The LVSC Announcements Committee was dissolved at a meeting of the Board on December 10, 2010.

50 Annual Report 2010

Sands China Ltd.

4. CORPORATE GOVERNANCE

The Company recognizes that corporate governance is an evolving process if it is to meet the demands of corporate governance best practice. It is committed to enhancing its Corporate Governance practices appropriate to the conduct and growth of its business by reviewing such practices from time to time to ensure that they not only comply with all statutory and regulatory requirements but also the highest of professional standards. The Company has established a framework designed to ensure that standards of integrity and ethical behavior being maintained by all its Directors and employees of the Group are paramount.

The Board of Directors

Responsibilities

The Board is responsible for the Company’s success through competent professional leadership. It directs and supervises the Company and oversees the Group’s businesses, strategic decisions and performance. The Board has delegated to the Chief Executive Officer, and through him, to Senior Management, the authority and responsibility for the day-to-day management and operation of the Company and the Group businesses. The Board has established Board committees and has where appropriate delegated to these Board committees various responsibilities as set out in their respective Terms of Reference.

All Directors carry out their duties in good faith, in compliance with applicable laws and regulations, and in the interests of the Company and its shareholders at all times.

In line with best practice under the CG Code, the Company has arranged for appropriate insurance cover for Directors’ and officers’ liabilities in respect of legal actions against the Directors and senior management arising out of corporate activities.

Board Composition

The Company was incorporated on July 15, 2009. Three initial Directors were appointed on August 18, 2009, and five additional Directors, including three Independent Non-Executive Directors, were appointed on October 14, 2009. Since then and as at the date of this Report, the Board has at all times, met the requirements of the Listing Rules relating to the appointment of at least three Independent Non-Executive Directors, with at least one Independent Non-Executive Director possessing appropriate professional qualifications or accounting or related financial management expertise. The Company has adopted the recommended best practice under the CG Code of having at least one-third of its Board members being Independent Non-Executive Directors.

All Directors, including Non-Executive Directors and Independent Non-Executive Directors, have brought a wide spectrum of valuable business experience, knowledge and professionalism to the Board for its efficient and effective functioning. Through active participation at Board meetings, taking the lead in managing issues involving potential conflicts of interest and serving on Board committees, all Non-Executive Directors contribute to the effective direction of the Company.

Sands China Ltd.

4. CORPORATE GOVERNANCE

The Board currently comprises 8 members, consisting of two Executive Directors, three Non-Executive Directors and three Independent Non-Executive Directors. The following chart illustrates the structure and membership of the Board as of the date of this Annual Report:

Board of Directors

Executive Directors

Michael Alan Leven Acting Chief Executive Officer Appointed July 27, 2010 (David Alec Andrew Fleming as his alternate) Appointed March 1, 2011 Toh Hup Hock Chief Financial Officer Appointed June 30, 2010

Non-Executive Directors

Sheldon Gary Adelson Chairman Appointed August 18, 2009 Jeffrey Howard Schwartz Appointed October 14, 2009 Irwin Abe Siegel Appointed October 14, 2009

Independent Non-Executive Directors

Iain Ferguson Bruce Appointed October 14, 2009 Chiang Yun Appointed October 14, 2009 David Muir Turnbull Appointed October 14, 2009

None of the members of the Board are related to one another.

The list of Directors (by category) is disclosed in all corporate communications issued by the Company from time to time pursuant to the Listing Rules. The Independent Non-Executive Directors are expressly identified in all corporate communications pursuant to the Listing Rules.

There were four changes to the composition of the Board during the year:

• Mr. Stephen John Weaver, an Executive Director and the Company’s Chief Development Officer, retired at the Annual General Meeting of the Company on June 19, 2010 and did not offer himself for re-election.

• Mr. Toh Hup Hock, the Company’s Executive Vice President and Chief Financial Officer, was appointed an Executive Director with effect from June 30, 2010. Mr. Toh has a service contract with the Group for his role as Executive Vice President and Chief Financial Officer. Mr. Toh does not receive any additional emoluments for his position on the Board and his appointment as an Executive Director is not governed by a service contract. Mr. Toh will serve as an Executive Director of the Company without any specific term, however he is subject to retirement by rotation and re-election in accordance with the Articles of Association of the Company.

• On July 23, 2010, Mr. Steven Craig Jacobs, the Company’s then Chief Executive Officer, President and Executive Director, was removed from office by the Board.

• On July 27, 2010, Mr. Michael Alan Leven, the Company’s Special Advisor to the Board and Acting Chief Executive Officer, was appointed an Executive Director. His position as a Special Adviser to the Board was simultaneously dissolved on that date. As an Executive Director, Mr. Leven does not receive any emoluments for his position on the Board nor for his services as Acting Chief Executive Officer. His appointment as an Executive Director is not governed by a service contract. Mr. Leven will serve the Company for an initial term of 3 years and is subject to retirement by rotation and reelection in accordance with the Articles of Association of the Company.

52 Annual Report 2010

Sands China Ltd.

4. CORPORATE GOVERNANCE

Director Independence

The Company has received written annual confirmation from each Independent Non-Executive Director of his/her independence pursuant to the requirements of the Listing Rules. The Company considers all Independent Non-Executive Directors to be independent in accordance with the independence guidelines as set out in the Listing Rules. Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board at Board Meetings and withdraw if appropriate.

Chairman and Chief Executive Officer

The Chairman of the Board is Mr. Sheldon Gary Adelson, and the Acting Chief Executive Officer is Mr. Michael Alan Leven. The positions of Chairman and Chief Executive Officer are held by separate persons in order to preserve independence and a balance of views and judgment. The Chairman provides leadership and is responsible for the effective functioning of the Board in accordance with good corporate governance practice. The Chief Executive Officer focuses on implementing objectives, policies and strategies approved and delegated by the Board.

Appointment and Re-election of Directors

Each of the Non-Executive and Independent Non-Executive Directors of the Company is appointed for a specific term of three years and, in accordance with the Company’s Articles of Association, shall be subject to retirement by rotation at least once every three years. Any new Director appointed to fill a casual vacancy or as an addition to the Board shall submit himself/herself for re-election by shareholders at the first general meeting after appointment.

The procedures and process of appointment, re-election and removal of Directors are laid down in the Company’s Articles of Association.

• Mr. Sheldon Gary Adelson was appointed to the Board in 2009, and was re-appointed for a term of three years as Non-Executive Director at the Annual General Meeting of the Company on June 19, 2010.

• Mr. Michael Alan Leven, Acting Chief Executive Officer and Mr. Toh Hup Hock, Executive Vice President and Chief Financial Officer who were appointed to the Board in 2010, will retire from office and seek re-election at the Annual General Meeting of the Company on June 7, 2011.

• Mr. Iain Ferguson Bruce, Mr. David Muir Turnbull, and Mr. Jeffrey Howard Schwartz, who were each appointed to the Board on October 14, 2009, were determined by lot at a meeting of the Board on March 1, 2011 to retire from office and will seek re-election at the upcoming Annual General Meeting of the Company on June 7, 2011.

The Company’s circular dated April 21, 2011 contains detailed information about the Directors retiring and seeking re-election at the upcoming Annual General Meeting of the Company on June 7, 2011.

Sands China Ltd.

4. CORPORATE GOVERNANCE

The Board as a whole is responsible for reviewing the Board composition, developing and formulating the relevant procedures for nomination and appointment of Directors, monitoring the appointment and succession planning of Directors and assessing the independence of Independent Non-Executive Directors. During the year ended December 31, 2010, the Board held two meetings (on July 23, 2010 and July 27, 2010) during which matters related to Board composition were considered. Mr. Steven Craig Jacobs, the Company’s then Chief Executive Officer, President and Executive Director, was removed as an Executive Director of the Company on July 23, 2010. Mr. Michael Alan Leven, the Company’s then special adviser to the Board, was appointed an Executive Director of the Company on July 27, 2010. The attendance record of each Board Member at meetings of the Board is shows on page 55. In addition, the Board appointed Mr. Toh Hup Hock, the Company’s Chief Financial Officer and Executive Vice President, as an Executive Director of the Company on June 30, 2010 by written resolution. The Board considers the qualifications and experience of all candidates that it recommends to the Board having in mind the benefits such candidates bring to the Company. On March 13, 2011, the Board approved and adopted written guidelines that must be followed when considering and selecting new Directors or senior management.

Induction and Continuing Development of Directors

Each appointed Director (and alternate director) receives formal, comprehensive and tailored induction on the first occasion of his/her appointment, to ensure appropriate understanding of the business and operations of the Company and full awareness of directors’ responsibilities and obligations under the Listing Rules and relevant statutory requirements. Such induction is normally supplemented by visits to the Company’s key business sites and meetings with senior management of the Company.

Directors are continually updated on the statutory and regulatory developments and changes in the business and the market to facilitate the discharge of their responsibilities. Continuing briefing and professional development for Directors will be arranged where necessary.

Board Practices and Conduct of Meetings

Annual meeting schedules and draft agendas for each meeting are made available to Directors in advance. Notice of regular Board meetings is served to all Directors at least 14 days before the meeting. For other Board and committee meetings, reasonable notice is always given.

Board papers together with all appropriate, complete and reliable information are sent to all Directors at least three days before each Board meeting or committee meeting, to keep Directors apprised of the latest developments and financial position of the Company, and to enable them to make informed decisions. The Board and each Director also have separate and independent access to the Company’s Senior Management where necessary.

Senior Management attend, by invitation, regular Board meetings and, where necessary, other Board and committee meetings, to advise on business developments, financial and accounting matters, statutory and regulatory compliance, corporate governance and other major aspects of the Company’s operations.

The Company Secretary is responsible for taking and keeping minutes of all Board meetings and committee meetings. Draft minutes are circulated to Directors for comment within a reasonable time after each meeting and final versions, when confirmed, are open for Directors’ inspection.

The Company’s Articles of Association contain provisions requiring Directors to abstain from voting and not to be counted in the quorum of meetings when voting on transactions in which such Directors or any of their associates have a material interest.

54 Annual Report 2010

Sands China Ltd.

4. CORPORATE GOVERNANCE

Directors' Attendance Records

During 2010 eleven Board meetings were held. The Board will hold Board meetings a minimum of four times a year at approximately quarterly intervals and additionally when necessary. The attendance records of each Director at Board and Committee meetings are set out below:

Name of Director	Attendance/No of Board or Committee Meetings			
	Board	Audit Committee	Remuneration Committee	LVSC Announcements Committee
Sheldon Gary Adelson	9/11	1/9[c]	1/5[c]	—/—
Steven Craig Jacobs[a]	5/11	4/9[c]	—/—	4/9
Stephen John Weaver[b]	4/11	1/9[c]	—/—	—/—
Jeffrey Howard Schwartz	11/11	1/9[c]	5/5	—/—
Michael Alan Leven	4/11	—/—	2/5[c]	—/—
Irwin Abe Siegel	11/11	8/9	4/5[c]	5/9
Iain Ferguson Bruce	10/11	9/9	5/5	9/9
Chiang Yun	8/11	7/9	2/5[c]	—/—
David Muir Turnbull	11/11	6/9[c]	5/5	9/9
Toh Hup Hock	6/11	5/9[c]	2/5[c]	—/—

[a] removed on July 23, 2010

[b] retired on June 19, 2010

[c] in attendance by invitation

Delegation by the Board

The Board reserves for its decision all major matters concerning the Company, including approval and monitoring of all policy matters, overall strategies and budgets, internal control and risk management systems, material transactions (in particular those that may involve conflicts of interest), financial information, appointment of Directors, and senior management personnel, and other significant financial and operational matters. The day-to-day management, administration and operation of the Company is delegated to the Chief Executive Officer and Senior Management. The Board has formalized the functions reserved to the Board and those delegated to management. The functions and responsibilities delegated are subject to periodic review.

All Directors have full and timely access to all relevant information, as well as the advice and services of the Company Secretary, with a view to ensuring that Board procedures and all applicable laws and regulations are followed. The Board has established a procedure to enable Directors, upon reasonable request, to seek independent professional advice in appropriate circumstances, at the Company's expense.

Directors' Responsibilities for Financial Reporting in respect of Financial Statements

The Directors acknowledge their responsibility for preparing the financial statements of the Company for the year ended December 31, 2010.

Sands China Ltd.

4. CORPORATE GOVERNANCE

The Board is responsible for presenting a balanced, clear and understandable assessment of the Company’s annual and interim reports, price-sensitive announcements and other disclosures required under the Listing Rules and other statutory and regulatory requirements. Management has provided to the Board such explanations and information as is necessary to enable the Board to carry out an informed assessment of the Company’s financial statements, which are put to the Board for approval.

For the year ended December 31, 2010 and as at the date of this Annual Report there were no material uncertainties relating to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern.

Company Secretary

• On August 26, 2010, Ms. Anne Maree Salt replaced Mr. Luis Nuno Mesquita de Melo as Joint Company Secretary.

• On January 10, 2011, Mr. David Alec Andrew Fleming replaced Ms. Anne Maree Salt as Joint Company Secretary.

• On April 13, 2011, Ms. Ho Siu Pik resigned as Joint Company Secretary. Mr. David Alec Andrew Fleming, the other Joint Company Secretary who meets the requirements of a company secretary under Rule 8.17 of the Listing Rules, continues to act as the Company Secretary.

Quarterly Reporting

The Company has adopted the recommended best practices under the CG Code to announce and publish quarterly financial results within 45 days after the end of the relevant quarter. As disclosed in our Prospectus, our ultimate parent company, LVS, as a United States Securities Exchange Act 1934 reporting company, is required to file quarterly financial reports with the United States Securities and Exchange Commission. When LVS releases its press release relating to its quarterly financial information (which will contain financial information about the Macao operations of LVS, which Macao operations are owned by the Company) in the U.S., the Company simultaneously makes an announcement pursuant to Rule 13.09 of the Listing Rules extracting key highlights of the press release pertaining to the Group. The financial information relating to the Group contained in such press release is presented in accordance with U.S. GAAP and there is no reconciliation of such financial information with IFRS. When LVS files its quarterly financial report (which contains financial information about the Macao operations of LVS, which Macao operations are owned by the Company) on Form 10-Q, approximately two weeks after the release of its quarterly financial information, the Company makes an announcement pursuant to Rule 13.09 of the listing Rules providing a hyper-link to such Form 10-Q, which contains financial information relating to the Group presented in accordance with U.S. GAAP, and the Company also simultaneously announces the Company’s quarterly financial information presented in IFRS.

Model Code for Securities Transactions

The Company has devised its own securities trading code for securities transactions by the Directors and relevant employees who are likely to be in possession of unpublished price-sensitive information of the Company (the “Company Code”) on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers (the “Model Code”) as set out in Appendix 10 to the Listing Rules. Specific enquiry has been made of all the Directors. The Directors have confirmed that they have complied with the Company Code and the Model Code throughout the year ended December 31, 2010 and as at the date of this Annual Report.

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Internal Controls

The Board is responsible for maintaining an adequate internal control system to safeguard shareholder investments and Company assets, and reviewing the effectiveness of such system on an annual basis. During the year ended December 31, 2010, the Board has conducted an annual review of the effectiveness of the internal control system of the Company, including the adequacy of resources, qualifications and experience of staff of the Company’s accounting and financial reporting function, and their training programs and budget.

The internal control system of the Group is designed to facilitate effective and efficient operations; to ensure reliability of financial reporting and compliance with applicable laws and regulations; to identify and manage potential risks; and to safeguard assets of the Group.

Department heads are responsible for their daily operations and manage the operational and business risks. Standard Operating Procedures and Internal Control Systems are established at all levels and all functions of the organization to assist management to proactively manage and mitigate significant risks, and carry out Company directives.

The Company has a well-established Section 404 compliance program in response to the Sarbanes-Oxley Act of 2002, by means of which department heads maintain all internal control documentation. Internal Audit, in coordination with PwC, performs walk-through, designs and executes test plans to validate the control processes. Deficiencies, if any, are evaluated and rectified in a timely manner.

The Internal Audit Department provides reasonable assurance to the Company’s internal control with respect to the statutory compliance audits and risk-based operational audits, including but not limited to gaming operations, Cage & Count, IT audits as well as other gaming and non-gaming operational areas.

Internal Audit and senior management are required to regularly review and evaluate the control process and monitor any potential risk factors. All review findings and recommended measures to address any variances and identified risks are reported to the Audit Committee.

Updates on Anti-Money Laundering (“AML”) Controls

VML has had controls in place designed to detect and prevent money laundering in casino and gaming operations since May 2004. For information related to our AML policies, please refer to the section on Internal Controls and Anti-Money Laundering in our Prospectus.

The Company’s AML policies are reviewed and updated on a regular basis and are designed to accommodate both regulatory requirements and industry demands to ensure that regulatory compliance and is maintained at the highest monitoring standards.

Communications with Shareholders and Investor Relations

The Company considers that effective communication with shareholders is essential for good investor relations and investor understanding of the Group’s business performance and strategies. The Company also recognizes the importance of transparency and timely disclosure of corporate information, which will enable shareholders and investors to make the best investment decisions.

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The general meetings of the Company provide a forum for communication between the Board and the shareholders. The Chairman of the Board as well as Chairman and/or other members of the Audit Committee, Remuneration Committee and Parcels 5 and 6 Capital Expenditure Committee will attend the annual general meetings and other shareholders’ meetings of the Company to answer questions raised at the meetings.

To promote effective communication, the Company maintains a website at www.sandschinaltd.com, where up-to-date information and updates on the Company’s financial information, corporate governance practices and other information are available for public access.

Shareholder Rights

To safeguard shareholder interests and rights, a separate resolution will be proposed for each substantially separate issue at shareholder meetings, including the election of Directors.

All resolutions put forward at shareholder meetings will be voted on by poll pursuant to the Listing Rules, and poll results will be posted on the websites of the Company and of the Stock Exchange after each shareholder meeting.

Board Committees

The following chart illustrates the structure and membership of the committees of the Board as of the date of this Annual Report:

Audit Committee

Iain Ferguson Bruce Chairman Irwin Abe Siegel Chiang Yun

Remuneration Committee

David Muir Turnbull Chairman Iain Ferguson Bruce Jeffrey Howard Schwartz

Parcels 5 and 6 Capital Expenditure Committee

Michael Alan Leven Chairman Iain Ferguson Bruce Jeffrey Howard Schwartz Edward Matthew Tracy Special Advisor

The Board mandated the following changes to the Board committees during the year:

Former LVSC Announcements Committee

• On July 23, 2010, Mr. Steven Craig Jacobs, the Company’s then Chief Executive Officer, President and Executive Director, was removed from office by the Board and therefore removed as a member of the LVSC Announcements Committee.

• On July 27, 2010, Mr. Irwin Siegel was appointed to the LVSC Announcements Committee.

• On December 10, 2010, the Board dissolved the LVSC Announcements Committee.

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Former Transitional Advisory Committee

• On July 27, 2010, the Board formed the Transitional Advisory Committee.

• On February 14, 2011, the Board dissolved the Transitional Advisory Committee.

Former CEO Search Committee

• On July 27, 2010, the Board formed the CEO Search Committee.

• On February 14, 2011, the Board dissolved the CEO Search Committee.

Parcels 5 and 6 Capital Expenditure Committee

• On March 1, 2011, the Board established the Parcels 5 and 6 Capital Expenditure Committee.

All current Board committees are established with defined written terms of reference. The Terms of Reference of the Audit Committee, and Remuneration Committee are posted on the Company’s website.

Remuneration Committee

The Remuneration Committee comprises two Independent Non-Executive Directors, namely Mr. David Muir Turnbull (Chairman) and Mr. Iain Ferguson Bruce and one Non-Executive Director, namely Mr. Jeffrey Howard Schwartz. At the discretion of the Remuneration Committee, others may be invited to attend Remuneration Committee meetings.

The role and functions of the Remuneration Committee are set out in its Terms of Reference, which are available from the Company’s website. Its primary objectives include reviewing and making recommendations to the Board in respect of the Company’s remuneration policy and structure and when required, determine the remuneration packages of the Executive Directors and Senior Management to facilitate the employment of appropriately qualified personnel. It also makes recommendations to the Board in relation to the remuneration of Non-Executive Directors. Transparent procedures have been adopted for developing the Company’s remuneration policies and structures to ensure that no Director or any of his or her associates will participate in deciding his or her own remuneration. Remuneration packages are determined by reference to the performance of the individual and the Company, market practice and conditions, and the Company’s goals and objectives.

The Remuneration Committee shall meet, at a minimum, four times a year in accordance with its terms of reference. In 2010 the Remuneration Committee held 5 meetings. The attendance record of each committee member is set out on page 55. In accordance with its Terms of Reference, the Remuneration Committee performed the following work throughout the year ended December 31, 2010:

• Approved the 2009 Remuneration Report as incorporated in the 2009 Annual Report.

• Reviewed and approved option grants to senior employees of the Group in accordance with the Company’s Equity Award Plan.

• Reviewed and recommended to the Board for approval the remuneration packages of senior management hired during the year, including the remuneration packages for Mr. Edward M. Tracy, the Company’s President and Chief Operating

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Officer, Mr. David R. Sisk, the Company’s Executive Vice President, Chief Casino Officer, and Mr. David A. A. Fleming, the Company’s General Counsel and Company Secretary.

• Reviewed and approved amendments to the remuneration packages of existing members of the senior management team.

• Reviewed the 2010 annual bonus scheme for the Executive Directors and the senior management team and recommended the same to the Board for approval.

• Reviewed the remuneration policies of the Company.

4.2 REMUNERATION COMMITTEE REPORT

Introduction

On behalf of the Board, the Remuneration Committee closely scrutinizes the remuneration policies applied within the Group, including the remuneration of Non-Executive and Executive Directors and of Senior Management. The Committees’ objective is to ensure that the Company applies properly structured and fair remuneration policies which align the interests of Directors and Senior Management with those of the Company and its shareholders. This Report explains the policies applied to determining remuneration levels and sets out the remuneration paid to Non-Executive Directors, Executive Directors and Senior Management. This Remuneration Report has been reviewed and endorsed by the Committee.

Policies

The Company’s remuneration policy, which is reflected in the functions of the Committee as set out in the Committees’s Terms of Reference, provides that:

• No individual should determine his or her own remuneration;

• Remuneration should be broadly aligned with companies with whom the Company competes for human resources; and

• Remuneration should reflect performance, complexity of role and responsibility, with a view to attracting, motivating and retaining high performing individuals and promoting the enhancement of the value of the Company to its shareholders.

Non-Executive Directors — Principles of Remuneration

The above policies apply to the remuneration of the Non-Executive Directors, with appropriate adjustments to reflect good corporate governance practices, the particular nature of their duties and that they are not Company employees.

The Committee has, where appropriate, taken into account the 1992 Report of the Committee on the Financial Aspects of Corporate Governance and Gee and Co. Ltd. (The Cadbury Report) which noted that the calibre of Non-Executive Directors was especially important in setting and maintaining standards of corporate governance. The “Review of the Role and Effectiveness of Non-Executive Directors” (The Higgs Report) of January 2003 concluded that “the level of remuneration appropriate for any particular Non-Executive Director should reflect the likely workload, the scale and complexity of the business, and the responsibility involved” and that “it may be helpful in assessing remuneration for Non-Executive Directors to use as a benchmark the daily remuneration of a senior representative of the company’s professional advisors”. In Hong Kong, the CG

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Code includes the principle that an issuer should disclose information relating to its directors’ remuneration policy and that there should be a formal and transparent procedure for fixing the remuneration packages of all directors. The Listing Rules note that an independent Non-Executive Director must not be financially dependent on the issuer.

In light of these considerations, the Company’s Non-Executive Directors are paid fees in line with market practice. These fees shall be reviewed no less frequently than every three years.

Remuneration of Non-Executive and Executive Directors

All Non-Executive Directors with the exception of the Chairman receive US$75,000 per year for their participation on the Board. In addition, the Chairmen of the Audit Committee and Remuneration Committee each receive an additional US$25,000 per year. These fees represent a fair reflection of the work undertaken by the members of both the Board and Committees during the year ended December 31, 2010. The Chairman of the Board, Executive Directors, and Management serving on the Board and Board Committees are not entitled to any Directors fee.

In view of circumstances faced in 2010 with respect to the termination of the Company’s Chief Executive Officer on July 23, 2010, additional fees were paid to two Directors, Mr. David Muir Turnbull and Mr. Irwin Abe Siegel, for their participation on the Transitional Advisory Committee and the CEO Search Committee.

The total remuneration paid to Members of the Board is shown below. Remuneration details are set out in note 7 to the consolidated financial statements.

Year ended Year ended December 31, December 31, 2010 2009 US$’000 US$’000

Fees 965 59 Base Compensation, bonuses, allowances and benefits in kind 3,736 2,756 Share-based compensation benefits (67) 2,961

Total 4,634 5,776

In 2010, the Non-Executive Directors received or will receive US$965,000 in fees in respect of their services to the Company during the year (2009: US$59,000). The remuneration paid to Executive Directors of the Company in 2010 was US$3.7 million (2009: US$5.7 million).

There are no service contracts with Directors that are exempt under rule 13.69 of the Listing Rules. No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2009: nil).

For detailed information on Director’s emoluments in 2010, please refer to note 7 to the Consolidated Financial Statements in this Annual Report.

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Share Options Scheme

The Company granted 26,188,600 options to purchase shares in the Company to Eligible Persons under the Company’s Share Option Scheme in 2010 (2009: nil), of which 7,249,100 million options lapsed during the year. There were 18,939,500 million share options outstanding as of December 31, 2010.

Details concerning our Share Option Scheme are set out on page 78.

Retirement Scheme

The Company operates a retirement scheme, the VML Provident Fund Scheme. All team members who are employed on a full time basis by the Group are eligible to participate in the scheme after they have completed three months of service. Benefits payable under the scheme are calculated by reference to the Company’s contributions and each Team Member’s own contributions, together with investment returns on such contributions. Both Team Members’ and the Company’s contributions are determined based on a fixed percentage of Team Members’ base salary. The scheme has been established and is maintained in accordance with the laws of Macao.

The Company’s current Acting Chief Executive Officer does not participate in the VML Provident Fund Scheme.

Mr. Toh Hup Hock, Chief Financial Officer and Executive Director, does participate in the VML Provident Fund Scheme.

David Muir Turnbull

Chairman — Remuneration Committee

Macao, April 13, 2011

Audit Committee

The Audit Committee comprises two Independent Non-Executive Directors, namely Mr. Iain Ferguson Bruce (Chairman) and Ms. Chiang Yun and one Non-Executive Director, namely Mr. Irwin Abe Siegel. Mr. Iain Ferguson Bruce, being the Chairman of the Audit Committee, possesses the appropriate professional qualifications or accounting or related financial management expertise. None of the members of the Audit Committee is a former partner of the Company’s existing external auditors.

The roles and functions of the Audit Committee are set out in its Terms of Reference. The Committee meets regularly, and the External Auditor or the Company’s Chief Financial Officer may request a meeting if they consider its necessary. It also reviews at least annually the adequacy of resources, qualifications and experience of the Company’s accounting and financial reporting functions, their training programs and budget.

The primary functions of the Audit Committee include the following:

• To assist the Board in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company;

• To assist the Board in ensuring compliance with all applicable legal and regulatory requirements, including the Listing Rules;

• To review the performance of the internal auditor and all matters under applicable law;

• To review the financial statements and reports and consider any significant or unusual items raised by the financial officers, internal auditor or external auditors before submission to the Board;

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• To review the relationship with the external auditors with reference to the work performed by the auditors, their independence, their qualifications, their fees and terms of engagement, and make recommendations to the Board on the appointment, re-appointment and removal of external auditors;

• To review the adequacy and effectiveness of the Company’s financial reporting system, internal control system and risk management system and associated procedures.

The Audit Committee oversees the internal control system of the Group, reports to the Board on any material issues that are brought to its attention, and makes recommendations to the Board.

External Auditors and Auditors’ Remuneration

The statement of the external auditors of the Company about their reporting responsibilities for the financial statements is set out in the “Independent Auditor’s Report” on page 81.

During the year ended December 31, 2010, the remuneration paid to the Company’s external auditors, PwC, is set out below:

Amount of Fees Type of Services Payable/Paid

(US$’000)

Audit Services 1,316 Non-audit Services 30

Total 1,346

4.3 AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors and comprises three members, two of whom are Independent Non-executive Directors. The committee Chairman, Mr. Iain Ferguson Bruce, and Mr. Irwin Abe Siegel have appropriate professional qualifications and experience in financial matters. Ms. Chiang Yun has wide business experience. The Board has given the Audit Committee written Terms of Reference prepared by reference to the CG Code. The Audit Committee’s Terms of Reference are available on the Company’s website.

The Audit Committee meets a minimum of four times per year. Additional meetings may be called at the discretion of the Chairman or at the request of the Chief Executive Officer, the Chief Financial Officer or Head of Internal Audit. The Audit Committee met nine times in 2010. The Committee is accountable to the Board. The Chairman of the Audit Committee gives an annual report to the Board covering the Committee’s activities for the year, highlighting any significant issues.

Summary of Work Done

Between January 1, 2010 and April 13, 2011, the Audit Committee discharged its responsibilities in its review of the half-yearly and annual results and system of internal control and its other duties in conjunction with the internal and external auditors. The Committee also reviewed the compliance by the Company with the Code on Corporate Governance Guidelines throughout the

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year ended December 31, 2010. Individual attendance of members at the nine meetings held in 2010 is set out in the Corporate Governance Report on page 55. The work performed by the Committee in 2010 included reviews of:

• The 2009 Annual Report including the Corporate Governance Report, the Directors’ Report and Financial Statements for the year ended December 31, 2009 and the annual results announcement, with a recommendation to the Board for approval;

• The 2010 Interim Report, including the Group’s interim financial statements for the six months ended June 30, 2010, and the interim results announcement published on August 26, 2010, with a recommendation to the Board for approval;

• Compliance by the Company with the CG Code throughout the year ended December 31, 2010 and throughout the six months ended June 30, 2010;

• The Company’s compliance with the Listing Rules, Companies Ordinance and the SFO throughout the year ended December 31, 2010;

• The actions taken by management regarding legal cases in which the Company or any member of the Group was a named defendant. None of these cases was material;

• A general representation letter submitted to the Company’s external auditors and signed jointly by the Chief Executive Officer, the Chief Financial Officer, and the General Counsel regarding compliance with, amongst other things, laws and regulations, litigation and claims, internal controls and assets and liabilities for the year ended December 31, 2010;

• The report and management letter submitted to the Company by its external auditors, which summarized matters arising from their audit of the Group for the year ended December 31, 2010, such as in respect of auditing and accounting matters, taxation issues and internal controls, together with the manner in which they had been addressed;

• The audit fees payable to external auditors for the year ended December 31, 2010 for approval by the Board, with a recommendation to the Board for their reappointment for the financial year 2011, subject to final approval by shareholders at the Annual General Meeting on June 7, 2011;

• The audit strategy submitted by the Company’s external auditors for the year ended December 31, 2010;

• The proposed engagement of external auditors in respect of audit-related and permissible non-audit services;

• Reports on the Group’s affairs submitted by the Company’s Audit Services Group (internal audit) during the year ended December 31, 2010;

• The staffing and resources of the Group’s Internal Audit department;

• The resources, qualifications and training of the Group’s Finance Department;

• The Group’s internal audit review of 2010 and audit plan for 2011;

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• The internal control review approach for 2010. The Audit Committee has requested and is satisfied with management’s assurance that the system of internal control is retained at the level achieved to comply with the substance of the Sarbanes-Oxley Act;

• Changes in accounting policies arising from revised financial reporting standards

At its meeting on April 13, 2011, the Audit Committee reviewed this Annual Report, including the Corporate Governance Report, the Directors’ Report and Financial Statements for the year ended December 31, 2010 with a recommendation to the Board for approval.

External Auditors

PwC was reappointed independent auditors of the Company for 2010. PwC audits all companies in the Group that require statutory audit opinions. Having reviewed PwC’s performance during 2010 and satisfied itself of their continuing independence and objectivity within the context of applicable regulatory requirements, the Committee has recommended to the Board the reappointment of PwC as independent auditors at the forthcoming Annual General Meeting. A resolution to that effect has been included in the Notice of Annual General Meeting.

Iain Ferguson Bruce

Chairman, Audit Committee

Macao, April 13, 2011

LVSC Announcements Committee (Dissolved on December 10, 2010)

The LVSC Announcements Committee was formed on February 9, 2010 and comprised one Executive Director, Mr. Steven Craig Jacobs (removed on July 23, 2010) and two Independent Non-Executive Directors namely Mr. David Muir Turnbull and Mr. Iain Ferguson Bruce. Mr. Irwin Siegel was appointed to the LVSC Announcements Committee on July 27, 2010 in place of Mr. Steven Craig Jacobs. The LVSC Announcements Committee was dissolved on December 10, 2010.

The role and functions of the LVSC Committee were set out in its terms of reference. Its primary objective was to review and approve announcements relating to the financial results and reports of LVS.

The Board determined on December 10, 2010 that the power to approve announcements to the Stock Exchange should be delegated to the Chief Executive Officer or the General Counsel and that the LVSC Announcement Committee be dissolved.

CEO Search Committee (Dissolved on February 14, 2011)

The CEO Search Committee was formed on July 27, 2010 and comprised, one Executive Director, Mr. Michael Alan Leven, one Non-Executive Director, Mr. Irwin Abe Siegel, and one Independent Non-Executive Director, Mr. David Muir Turnbull. The sole function of this advisory committee was to oversee a search for a replacement Chief Executive Officer of the Company following the removal of Mr. Steven Craig Jacobs, the Company’s former Chief Executive Officer, President and Executive Director on July 23, 2010 and to present suitable candidates to the Board. As no superior external candidates were identified, the Board resolved to dissolve the CEO Search Committee on February 14, 2011.

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4. CORPORATE GOVERNANCE

Transitional Advisory Committee (Dissolved on February 14, 2011)

The Transitional Advisory Committee was formed on July 27, 2010, shortly after the removal of Mr. Steven Craig Jacobs, the Company’s former Chief Executive Officer, President and Executive Director on July 23, 2010. The Transitional Advisory Committee comprised one Non-Executive Director, Mr. Irwin Abe Siegel, one Executive Director, Mr. Michael Alan Leven, and one Independent Non-Executive Director, Mr. David Muir Turnbull. The sole function of this advisory committee was to advise Mr. Michael Alan Leven, the Company’s Acting Chief Executive Officer and Executive Director, as and when Mr. Leven required such advice. Having successfully recruited additional senior management staff to the Company, the Board dissolved the Committee on February 14, 2011.

Parcels 5 and 6 Capital Expenditure Committee

The Parcels 5 and 6 Capital Expenditure Committee was established on March 1, 2011 and comprises one Executive Director, Mr. Michael Alan Leven, one Independent Non-Executive Director, Mr. Iain Ferguson Bruce, and one Non-Executive Director, Mr. Jeffrey Howard Schwartz, as well as a special advisor to the Committee, Mr. Edward Matthew Tracy, the Company’s President and Chief Operating Officer. The role and functions of the Parcels 5 and 6 Capital Expenditure Committee are set out in its Terms of Reference. Its primary objective is to monitor and where appropriate approve non-budgeted capital expenditure projects associated with the Company’s Integrated Resort development on Parcels 5 and 6 with a project value exceeding US$1 million but below US$25 million in each instance. The Committee will report to the Board on a regular basis.

4.4 DIRECTOR’S REPORT

The Directors are pleased to present their report together with the audited Consolidated Financial Statements for the year ended December 31, 2010.

Principal Activities

The principal activity of the Company is investment holding and the principal activities of our subsidiaries are the development and operation of integrated resorts in Macao, which contain not only gaming areas but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues.

Consolidated Financial Statements

The Consolidated Financial Statements of the Group for the year ended December 31, 2010 are set out on pages 83 to 174 of this Annual Report.

The Board does not recommend the payment of a dividend for the year ended December 31, 2010.

Performance

Share Capital

Details of movements in the share capital of the Company during the year are set out in Note 24 to the Consolidated Financial Statements.

Purchase, Sale or Redemption of the Company’s Listed Shares

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the Shares during the year ended December 31, 2010.

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Reserves
As of December 31, 2010, the Group had a total of approximately US$4,281.9 million in reserves. Movements in the reserves of the Group during the year are set out in the Consolidated Statement of Changes in Equity on page 90 of this Annual Report.

Fixed Assets
Details of movements in the fixed assets of the Group are shown under Note 14 to the Consolidated Financial Statements.

Bank Loans and Other Borrowings
The total borrowings of the Group as of December 31, 2010 amounted to US$3,133.2 million (2009: US$3,087.3 million).

Particulars of borrowings are set out in Note 27 to the Consolidated Financial Statements.

Finance Costs Capitalized
Finance costs amounting to US$66.6 million (2009: US$12.4 million) were capitalized by the Group during the year as set out in Note 9 to the Consolidated Financial Statements.

Donations
Donations by the Group for charitable and other purposes amounted to US$1.0 million (2009: US$0.4 million).

Financial Summary
A summary of the results for the year and of the assets and liabilities of the Group as at December 31, 2010 and for the previous four financial years are set out on page 175 of this Annual Report.

Directors

The Directors of the Company during the year and as of the date of this Annual Report are:

Executive Directors		
Steven Craig Jacobs(3)	Chief Executive Officer, President	Removed July 23, 2010
Stephen John Weaver	Chief Development Officer	Retired June 19, 2010
Michael Alan Leven(4)(5)(6)	Acting Chief Executive Officer	Appointed July 27, 2010
(David Alec Andrew Fleming as his alternate)		Appointed March 1, 2011
Toh Hup Hock	Chief Financial Officer, Executive Vice President	Appointed June 30, 2010
Non-Executive Directors		
Sheldon Gary Adelson	Chairman	Appointed August 18, 2009
Jeffrey Howard Schwartz(2)(6)		Appointed October 14, 2009
Irwin Abe Siegel(1)(3)(4)(5)		Appointed October 14, 2009
Independent Non-Executive Directors		
Iain Ferguson Bruce(1)(2)(3)(6)		Appointed October 14, 2009
Chiang Yun(1)		Appointed October 14, 2009
David Muir Turnbull(2)(3)(4)(5)		Appointed October 14, 2009

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Notes:

(1) Audit Committee Members (2) Remuneration Committee Members (3) LVSC Announcements Committee Members (4) CEO Search Committee Members (5) Transitional Advisory Committee Members

(6)	Parcels 5 and 6 Capital Expenditure Committee Members

Directors’ Service Contracts

Each of the Non-Executive and Independent Non-Executive Directors of the Company is appointed for a term of 3 years. The appointment may be terminated by either the Company or the Director on not less than one month’s written notice. The Directors shall retire by rotation and be eligible for re-election in accordance with the Articles of Association of the Company.

None of the Directors offering themselves for re-election at the forthcoming Annual General Meeting has a service contract with the Company which is not determinable by the Company within one year without payment of compensation (other than statutory compensation).

With the exception of the continuing connected transactions disclosed herein, no contracts of significance in relation to the Group’s business to which the Company or any of its fellow subsidiaries was a party and in which a Director of the Company had a material interest, whether directly or indirectly, subsisted during or at the end of the financial year ended December 31, 2010.

For the year ended December 31, 2010, details of remuneration of the Directors and Senior Management are set out in Note 7 to the Consolidated Financial Statements.

Management Contracts

No contracts, other than employment contracts, concerning the management and/or administration of the whole or any substantial part of the business of the Company were entered into or existed during the year.

Interests of Directors and Chief Executive

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company’s associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2010, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as the Company is aware, are set out in the table and explanatory notes below:

Approximate percentage of Number of shareholding Name of Director Company Nature of Interest Ordinary Shares interest

Sheldon Gary Adelson Company Interest in a controlled 5,657,814,855(L) 70.3% corporation Toh Hup Hock Company Beneficial owner 1,078,000(L)(6) 0.01%

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Name of Director	Associated Corporation	Nature of Interest	Number of Securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	254,117,572(L)[1]	35.92%
		Family Interest	170,421,552(L)[2]	24.09%
			5,250,000(L)[3]	59.22%
Jeffrey Howard Schwartz	LVS	Beneficial owner	114,917(L)[4]	0.02%
Irwin Abe Siegel	LVS	Beneficial owner	51,370(L)[5]	0.01%
Toh Hup Hock	LVS	Beneficial owner	60,000(L)[6]	0.01%
Michael Alan Leven	LVS	Beneficial owner	3,271,961(L)[7]	0.46%

The letter "L" denotes the person's long position in such securities.

(1) This amount includes (a) 820,021 shares of LVS's common stock, (b) 5,948 shares of restricted stock of which 1,983 shares are vested, (c) 897,029 options to purchase 897,029 shares in LVS's common stock of which 255,362 options are vested and exercisable, (d) 5,623,125 shares of LVS's common stock held by the Sheldon G. Adelson 2005 Family Trust over which Mr. Adelson, as trustee, retains sole dispositive and voting control, (e) 382,280 shares of LVS's common stock owned by the Dr. Miriam and Sheldon G. Adelson Charitable Trust over which Mr. Adelson, as trustee, retains sole voting and dispositive power, (f) 44,922,412 shares of LVS's common stock owned by the Sheldon G. Adelson December 2008 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (g) 11,471,421 shares of LVS's common stock owned by the Sheldon G. Adelson February 2009 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (h) 23,336,445 shares of LVS's common stock owned by the Sheldon G. Adelson February 2009 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (i) 28,546,985 shares of LVS's common stock owned by the Sheldon G. Adelson October 2009 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (j) 29,105,939 shares of LVS's common stock owned by the Sheldon G. Adelson October 2009 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (k) 32,000,000 shares of LVS's common stock owned by the Sheldon G. Adelson June 30, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (l) 27,005,967 shares of LVS's common stock owned by the Sheldon G. Adelson June 29, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, and (m) 25,000,000 shares of LVS's common stock owned by the Sheldon G. Adelson September 28, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, and (n) 25,000,000 shares of LVS's common stock owned by the Sheldon G. Adelson September 29, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders' meetings of LVS. LVS's interests in our Company are set out below.

(2) This amount includes (a) 3,363,636 shares of LVS's common stock held by Dr. Miriam Adelson, (b) 12,692,516 shares of LVS's common stock held by the ESBT S Trust over which Dr. Adelson, as trustee, retains sole voting control, (c) 7,342,516 shares of LVS's common stock held by the ESBT Y Trust over which Dr. Adelson, as trustee, retains sole voting control, (d) 13,692,517 shares of LVS's common stock held by the QSST A Trust over which Dr. Adelson, as trustee, retains sole voting control, (e) 13,692,517 shares of LVS's common stock held by the QSST M Trust over which Dr. Adelson, as trustee, retains sole voting control, (f) 5,144,415 shares of LVS's common stock held by the Sheldon G. Adelson 2004 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (g) 7,213,275 shares of LVS's common stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (h) 7,213,275 shares of LVS's common stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust over which Dr. Adelson, as trustee, retains sole voting control, (i) 12,566,710 shares of LVS's common stock owned by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr. Adelson, and (j) warrants to purchase 87,500,175 shares of LVS's common stock that are exercisable.

Sands China Ltd.

4. CORPORATE GOVERNANCE

(3) Dr. Adelson holds 5,250,000 shares of preferred stock. As at December 31, 2010, the number of shares of preferred stock of LVS that were issued and outstanding was 8,864,923 shares.

(4) This amount includes (a) 7,273 shares of restricted stock of which 5,268 shares are vested, and (b) 107,644 options to purchase 107,644 shares in LVS’s common stock of which 16,528 options are vested and exercisable.

(5) This amount includes (a) 500 shares of LVS’s common stock, (b) 10,770 shares of restricted stock of which 8,765 shares are vested, and (c) 40,100 options to purchase 40,100 shares of LVS’s common stock, of which 11,100 options are vested and exercisable.

(6) This amount includes (a) 78,000 shares of the Company, (b) 1,000,000 unvested options to purchase 1,000,000 shares of the Company, and (c) 60,000 options to purchase 60,000 shares of LVS’s common stock, of which 22,500 options are vested and exercisable.

(7) This amount includes (a) 115 shares of LVS’s common stock, (b) 3,497 shares of restricted stock, all of which are vested, and (c) 3,268,349 options to purchase 3,268,349 shares of LVS’s common stock, of which 264,349 options are vested and exercisable.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2010.

Save as disclosed above, so far as was known to any Director, as at December 31, 2010, none of the Directors or the Chief Executives of the Company had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests which were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests which were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

As at December 31, 2010, saved as disclosed above, none of the Directors nor the Chief Executives of the Company (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for Shares (or warrants or debentures, if applicable) of the Company and its associated corporations within the meaning of the SFO.

Interests of Substantial Shareholders

The interests/short positions of Substantial Shareholders in the shares and underlying shares of the Company as at December 31, 2010, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table and explanatory notes below:

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4. CORPORATE GOVERNANCE

The Company had been notified of the following Substantial Shareholders' interests in the shares as at December 31, 2010:

Name of Substantial Shareholder	Capacity/Nature of Interest	Number of shares interested	% of issued share capital
Sheldon Gary Adelson	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Las Vegas Sands Corp.	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Las Vegas Sands, LLC	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Venetian Casino Resort, LLC	Interested in a controlled corporation	5,657,814,885(L)	70.3%
LVS (Nevada) International Holdings, Inc.	Interested in a controlled corporation	5,657,814,885(L)	70.3%
LVS Dutch Finance CV	Interested in a controlled corporation	5,657,814,885(L)	70.3%
LVS Dutch Holding BV	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Sands IP Asset Management BV	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Venetian Venture Development Intermediate II	Beneficial owner	5,657,814,885(L)	70.3%

The letter "L" denotes the person's long position in such securities.

As at December 31, 2010, the Company had not been notified of any short positions being held by any substantial shareholder in the shares or underlying shares of the Company.

Interests of Any Other Persons

Save as disclosed above, as at December 31, 2010, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

Senior Management

The biographical details of the Senior Management as of the date of this Report are set out on page 13 of this Annual Report.

Major Customers and Suppliers

We depend on our suppliers to provide primarily construction, engineering and consulting services. In the year ended December 31, 2010, our five largest suppliers accounted for approximately 25.24% (2009: 28.45%) of our total product and services purchases. In the year ended December 31, 2010, our single largest supplier accounted for approximately 8.27% (2009: 8.11%) of our total products and services purchases.

For the year ended December 31, 2010, our top five gaming customers accounted for approximately 21.14% (2009: 23.09%) of our gross revenues and our single largest gaming customer accounted for approximately 7.84% (2009: 10.02%) of our gross revenues.

Sands China Ltd.

4. CORPORATE GOVERNANCE

Save as disclosed herein, no Director, their associates or shareholders (which to the knowledge of the Directors own more than 5% of our issued share capital) were interested at any time during the year, in our five largest suppliers or customers.

Use of Proceeds

We have and will continue to apply the net proceeds received from our Global Offering in accordance with the plan outlined on page 237 of our Prospectus. Immediately after the listing we repaid US$814.8 million in shareholder loans and intercompany payables outstanding prior to the Global Offering that were owed by us or our subsidiaries to LVS and certain of LVS’s U.S. subsidiaries. We also immediately repaid US$300 million of our VML Credit Facility. US$500 million is being used in conjunction with supplemental financing to finance the completion of the construction of the Company’s integrated resort on Parcels 5 and 6 of our Cotai Strip development in Macao and the remaining US$22.0 million is being used for general corporate purposes. As of December 31, 2010 we had used US$474.9 million for the payment of the development costs of Parcels 5 and 6.

Non-Competition Deed with LVS

We entered into a Non-Competition Deed with LVS on November 8, 2009 so as to maintain a clear delineation of the respective businesses of each party with effect from the Listing Date. Please see our Prospectus for additional information on the Non-Competition Deed. Since the Listing Date, there have been no Business Opportunities offered by LVS to us and LVS and its associates have not carried out any business activity nor proposed to carry out any business activity, whether directly or indirectly, which competes or may lead to competition with our Casino Gaming Business. LVS has provided its written declaration in respect of LVS and its subsidiaries’ (other than that which form part of our Group) compliance with the undertakings under the Non-Competition Deed during the year ended December 31, 2010. Our Independent Non-Executive Directors consider that LVS has complied with the terms set out in the Non-Competition Deed during the year ended December 31, 2010.

Related Party Transactions

Continuing Connected Transactions

The Company and LVS entered into the Shared Services Agreement on November 8, 2009. Details of the Shared Services Agreement are disclosed in the Prospectus.

On November 10, 2010, the Company announced that the Board had recently become aware that the annual cap for the Design, Development and Construction Consultancy Services provided by the Group to the LVS Group under the Shared Services Agreement for the year ending December 31, 2010 had been or would be exceeded and therefore, on November 9, 2010, the Company and LVS had entered into an agreement to amend the Shared Services Agreement (the “Amendment Agreement”) for the purposes of: (i) revising the annual caps in respect of the Design, Development and Construction Consultancy Services; and (ii) removing the annual caps in respect of the Global Procurement Consultancy Services, Transportation Services and Administrative Services. For more information relating the Amendment Agreement, please refer to the Company’s announcement made on November 10, 2010 in compliance with Rule 14A.36 of the Listing Rules.

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4. CORPORATE GOVERNANCE

The following are continuing connected transactions existing between our Group and the LVS Group in 2010.

I. Continuing Connected Transactions Exempt From Reporting, Announcement and Independent Shareholders’ Approval Requirements Under Listing Rule 14A.33

1. Reciprocal global procurement consultancy services;

2. Reciprocal transportation and related logistic services;

3. Reciprocal administrative and logistics services; and

4. The trademark license agreement dated May 25, 2006 entered into between VML and VCL (as licensees) with LVS, Las Vegas Sands, LLC and Venetian Casino Resort, LLC (as licensors) (the “First Trademark License Agreement”).

II. Continuing Connected Transactions Exempt From Independent Shareholders’ Approval Requirements but Subject to Reporting and Announcement Requirements Under Listing Rule 14A.34

The following transactions between our Group and the LVS Group are ongoing and are exempt from the independent shareholders’ approval requirements but are subject to the reporting and announcement requirements of Rule 14A.34 of the Listing Rules. At the time of application for listing of our Company’s shares on the Stock Exchange, waivers were granted to our Company from strict compliance with the reporting and announcement requirements of Rule 14A.34 of the Listing Rules.

1. Reciprocal Design, Development and Construction Consultancy Services under the Shared Services Agreement

Our Company and LVS entered into the Shared Services Agreement on November 8, 2009 and the Amendment Agreement on November 9, 2010 to regulate their relationship with respect to the provision of certain shared services, namely: reciprocal global procurement consultancy services; reciprocal transportation and related logistics services; reciprocal administrative and logistics services; reciprocal design, development and construction consultancy services; and joint international marketing and retail leasing, management and marketing services. LVS is a connected person of our Company as it is our controlling shareholder.

Pursuant to the Shared Services Agreement, the price of each of the products and services governed by the Agreement and provided by the LVS Group to any member of our Group or vice versa shall not exceed (i) the actual costs incurred in providing the relevant products and services as allocated to the recipient of such products and services on a fair and equitable basis; (ii) the actual costs incurred in providing the relevant products and services allocated to the recipient of such products and services on a fair and equitable basis plus a fee equal to the statutory minimum mark-up required to be charged with respect to such costs; or (iii) the price of the relevant products and services in the market, which price shall not be higher than either (a) the demonstrated price charged or quoted by independent third parties for the provision of comparable types of products or services under comparable conditions, in the ordinary course of business, to customers that are unrelated to them; or (b) the price charged by members of the LVS Group or our Group, as applicable, to independent third parties or to other listed subsidiaries of the LVS Group for the provision of comparable types of products or services.

Sands China Ltd.

4. CORPORATE GOVERNANCE

The fees for the provision of such services will be invoiced by the LVS Group or our Group, as applicable, no earlier than the date incurred and paid, in the absence of dispute, within 45 days of receipt of invoice.

The Shared Services Agreement is for a term commencing on the Listing Date and ending on December 31, 2011, being the third financial year end of our Company following the Listing Date, provided that (i) we may terminate the Shared Services Agreement at any time by giving at least three months’ prior written notice of termination to LVS; or (ii) the Shared Services Agreement shall terminate, amongst other circumstances, (a) when LVS ceases to be our controlling shareholder; or (b) our Shares cease to be listed on the Stock Exchange. The Shared Services Agreement may be renewed by the parties before its expiration for a term not exceeding the third financial year of our Company following the date of commencement of the renewed term, subject to compliance with the Listing Rules.

The parties will enter into implementation agreements from time to time and the term of any implementation agreement shall not exceed the term of the Shared Services Agreement, as such term may be extended from time to time.

Pursuant to the Shared Services Agreement and the Amendment Agreement, the LVS Group has also agreed to provide to our Group, and our Group has agreed to provide to the LVS Group, certain design, development and construction consultancy services with respect to the design, development and construction of casino, casino hotel and integrated resort projects of the size and scope which we and the LVS Group currently operate and plan to develop in the future, including those on Parcels 5 and 6. The costs and expenses payable by our Group or the LVS Group, as applicable, under the Shared Services Agreement for such design, development and construction consultancy services will be calculated on a cost plus basis. Typically, the allocation is done on the basis of the estimated salary and benefits for the employees of the LVS Group or our Group, as applicable, and the hours worked by such employees providing such services. The aggregate total consideration expected to be paid for such design, development and construction consultancy services provided by the LVS Group to our Group for each of the years ending December 31, 2009, 2010 and 2011 on an annual basis will not exceed US$1.5 million, US$5.1 million and US$5.0 million, respectively. The aggregate total consideration expected to be paid for such design, development and construction consultancy services provided by our Group to the LVS Group for each of the years ending December 31, 2009, 2010 and 2011 on an annual basis will not exceed US$3.0 million, US$4.0 million (Prior to the Amendment Agreement: US$2.3 million) and US$1.1 million (Prior to the Amendment Agreement: US$0.7 million), respectively.

2. Joint International Marketing and Retail Leasing, Management and Marketing Services under the Shared Services Agreement

Pursuant to the Shared Services Agreement, the LVS Group has agreed to provide to our Group joint international marketing services targeting VIP players and premium players who wish to patronize our Group’s properties in addition to those of the LVS Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by our Group. The aggregate total consideration expected to be paid for such services provided by the LVS Group to our Group for each of the years ending December 31, 2009, 2010 and 2011 on an annual basis will not exceed US$19.8 million, US$19.9 million and US$21.0 million, respectively.

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4. CORPORATE GOVERNANCE

III. Continuing Connected Transactions Subject to Reporting, Announcement and Independent Shareholders’ Approval Requirements Under Listing Rule 14A.35

1. The Second Trademark Sub-License Agreement

Las Vegas Sands, LLC and SCL IP Holdings, LLC entered into a trademark sub-license agreement on November 8, 2009 (the “Second Trademark Sub-License Agreement”). Las Vegas Sands, LLC is a connected person as it is our controlling shareholder. SCL IP Holdings, LLC is our wholly-owned subsidiary.

Pursuant to the Second Trademark Sub-License Agreement, Las Vegas Sands, LLC (as licensor) granted to our Group a license to use certain trademarks and the service marks (a) in mainland China, Macao, Hong Kong and Taiwan (and their respective territorial seas) (the “Restricted Zone”) for the development, operation and marketing of casinos, hotels, integrated resorts and associated facilities located in the Restricted Zone and (b) in the rest of the world, for the marketing of our business in the Restricted Zone. Nothing in the Second Trademark Sub-Licence Agreement shall grant to the licensee or any permitted sublicensee the right to use any licensed marks for the purpose of carrying on any Internet gaming business, even when the portal or the primary users targeted are domiciled within the Restricted Zone. The Second Trademark Sub-License Agreement shall remain in effect for an initial term of slightly over 12 1/2 years commencing from the Listing Date and ending on December 31, 2022, so that its term is aligned with the initial term of VML’s Subconcession which expires on June 26, 2022. The Second Trademark Sub-License Agreement may be renewed upon the agreement of both parties on such terms as the parties may mutually agree, subject to compliance with the Listing Rules.

The parties are permitted to terminate the Second Trademark Sub-License Agreement prior to the expiration of its initial term by mutual agreement. The licensor is also entitled, upon the compulsion of any law of any of the jurisdictions within the Restricted Zone, to terminate the grant of a license. The Second Trademark Sub-License Agreement shall terminate automatically, without any notice to the licensee, in the event that LVS is no longer a controlling shareholder, or in the event of any sale of all or substantially all of the assets of the licensee, to any person or legal entity which is not a subsidiary or affiliate of LVS, our Company or the licensor.

Under the Second Trademark Sub-License Agreement: (a) for each of the full fiscal years under the initial term through the full fiscal year ending December 31, 2012, the licensee will pay the licensor an annual royalty at the rate of 1.5% of the total gross revenue of The Venetian Macao, 1.5% of the total gross non-gaming revenue and Paiza-related gaming revenue of the Sands Macao and 1.5% of the total gross gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in respect of those three properties in each such fiscal year will be capped at US$20.0 million per full fiscal year, and (b) for each of the subsequent full fiscal years under the initial term, commencing with the full fiscal year ending December 31, 2013 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty

Sands China Ltd.

4. CORPORATE GOVERNANCE

being the lesser of the Relevant Royalty or the annual caps set out below, such annual caps reflecting an increase of 20.0% for each subsequent year (the "Incremental Rate Caps"):

Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Cap (US$ in millions)	24.0	28.8	34.6	41.5	49.8	59.7	71.7	86.0	103.2	123.8

Each subsequent Casino Gaming property that we operate which utilizes any of the licensed marks in connection with generating the relevant revenue, will pay (a) for each of the first three fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the "Subsequent Casino Gaming Property Royalty"), subject to a US$20.0 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, the licensee will pay the licensor an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps set out below, such annual caps reflecting an increase of 20.0% for each subsequent year:

Year	1	2	3	4	5	6	7	8	9	10	11
Cap (US$ in millions)	20.0	20.0	20.0	24.0	28.8	34.6	41.5	49.8	59.7	71.7	86.0

Note: This assumes, for illustrative purposes, that the Casino Gaming properties open on January 1, 2012 and have the right to use the licensed marks for 11 years under the initial term.

The annual caps set out in (a) and (b) above shall apply separately to each of the future Casino Gaming properties which will be developed and operated on Parcels 5 and 6, Parcels 7 and 8, and Parcel 3 to the extent the operations of such Casino Gaming properties utilize any of the licensed marks. Further details of the Second Trademark Sub-License Agreement and the caps are set out in the Prospectus.

Additional information about these continuing connected transactions can be found in our Prospectus.

76 | Annual Report 2010

Sands China Ltd.

4. CORPORATE GOVERNANCE

The aggregate amount paid by the Group to the LVS Group and/or by the LVS Group to the Group during the years ended December 31, 2009 and December 31, 2010 and the annual caps for the financial year ended December 31, 2010 and the year ending December 31, 2011 of the respective continuing connected transactions are set out below:

	Aggregate amount paid for the year ended December 31, 2009 (US$ million)	**Aggregate amount paid for the year ended December 31, 2010 (US$ million)**	**Annual Cap for the year ended December 31, 2010 (US$ million)**	**Annual Cap for the year ending December 31, 2011 (US$ million)**
Reciprocal Global Procurement & Consultancy Services	1.7	Note (1)	NA	NA
Reciprocal Transportation and related Logistics Services	1.4	Note (1)	NA	NA
Reciprocal Administrative and Logistics Services	8.3	Note (1)	NA	NA
The First Trademark License Agreement[2]	Nil	Nil	NA	NA
Reciprocal Design, Development, Consultancy and Construction Services	3.7	4.1[3]	9.1[4]	6.1
Joint International Marketing and Retail Leasing Management and Marketing Services	15.1	11	19.9	21
The Second Trademark Sub-License Agreement	1.8	20	20	20

1. Per the Amendment Agreement and Section 14A.33 of the Listing Rules, these continuing connected transactions are exempt from reporting, announcement and independent shareholder approval.
2. Per page 220 of our Prospectus, the First Trademark License is a fully paid-up, royalty free license.
3. This amount is cumulative of amounts paid to the LVS Group of US$626,972 and amounts paid by the LVS Group of US$3,432,341.
4. This cap is a cumulative cap of a maximum of US$5.1 that may be paid to the LVS Group by the SCL Group and a maximum of US$4.0 million that may be paid to the SCL Group by the LVS Group.

In accordance with rule 14A.38 of the Listing Rules, our Board engaged the auditor of our Company to report on the Group's Continuing Connected Transactions in accordance with Hong Kong Standard on Assurance Engagements 3000 "Assurance Engagements Other Than Audits or Reviews of Historical Financial Information" and with reference to Practice Note 740 "Auditor's Letter on Continuing Connected Transactions under Hong Kong Listing Rules" issued by the Hong Kong Institute of Certified Public Accountants. The auditor has issued an unqualified letter containing their findings and conclusions in respect of the Continuing Connected Transactions disclosed by the Group above in accordance with paragraph 14A.38 of the Listing Rules.

Sands China Ltd.

4. CORPORATE GOVERNANCE

The Directors, including the Independent Non-Executive Directors have reviewed the continuing connected party transactions and are of the opinion that they were entered into in the normal course of business of the Company on normal commercial terms that are fair and reasonable and in the interests of the Company’s shareholders.

Details of the significant related party transactions undertaken in the normal course of business are provided under Note 32 to the Consolidated Financial Statements. None constitutes a discloseable connected transaction as defined under the Listing Rules. The Company has complied with the disclosure requirements set out in Chapter 14A of the Exchange Listing Rules relating to related party transactions.

Share Option Scheme

On November 8, 2009, our Company adopted a share option scheme (the “Share Option Scheme”) for the purpose of attracting able persons to enter and remain in the employment of our Group. The Share Option Scheme also provides a means whereby employees, directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

No option may be vested more than 10 years after the date of grant. Unless otherwise terminated by our Company in general meeting or by our Board, the Share Option Scheme will be valid and effective for a period of 10 years from November 30, 2009.

Persons who are eligible to participate in the Share Option Scheme (the “Eligible Persons”) are limited to those who have entered into an option agreement with us or who have received written notification from the committee established by our Board to administer the Share Option Scheme (the “Committee”), or from a person designated by the Committee, that they have been selected to participate in the Share Option Scheme:

(i) any individual regularly employed by us or any of our subsidiaries, provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument related thereto;

(ii) director of our Company or any of our subsidiaries; or

(iii) consultant or advisor to our Company or any of our subsidiaries,

such individual as set out in (i) to (iii) above having an annual salary of at least HK$1,162,500 or its equivalent.

The minimum period for which an option must be held before it can be exercised will be specified in the relevant option agreement between our Company and the relevant Eligible Person.

The maximum number of Shares in respect of which options or other share-based awards may be granted (including Shares in respect of which options, whether exercised or still outstanding, have already been granted) under the Share Option Scheme and under any other plans of our Company must not in aggregate exceed 10% of the then issued share capital of our Company. Notwithstanding the foregoing, the Shares which may be issued upon exercise of all outstanding options and other share-based awards granted and yet to be exercised under the Share Option Scheme and any other plans of our Company at any time shall not exceed 30% of the Shares in issue from time to time. Based on listing approval granted by the Stock Exchange on November 27, 2009, up to 804,786,508 Shares may be issued by our Company to Eligible Persons under the Share Option Scheme, representing 10% of the issued share capital of the Company as at the date of this Annual Report.

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4. CORPORATE GOVERNANCE

The total number of Shares issued and which may fall to be issued upon exercise of the options granted under the Share Option Scheme and any other share option schemes of our Company (including both exercised, outstanding options and Shares which were the subject of options which have been granted and accepted under the Share Option Scheme or any other scheme of our Company) to each Eligible Person in any 12-month period up to the date of grant shall not exceed 1% of the Shares in issue as of the date of grant.

The exercise price (“Option Price”) per Share for each option shall be set by the Committee at the time of grant but shall not be less than the highest of:

(i) the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange on the date of grant which must be a business day;

(ii) the average of the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange for the 5 business days immediately preceding the date of grant; and

(iii) the nominal value of a Share,

provided that for the purpose of determining the Option Price where the Shares have been listed on the Stock Exchange for less than 5 business days preceding the date of grant, the issue price of the Shares in connection with such listing shall be deemed to be the closing price of the Shares for each business day falling within the period before the listing of the Shares on the Stock Exchange.

The exercise of any option shall be subject to our Shareholders in general meeting approving any necessary increase in the authorized share capital of our Company.

As at December 31, 2010, 26,188,600 options to purchase shares in the Company had been granted under the Share Option Scheme of which 7,249,100 had lapsed.

Closure of Register of Members

The Register of Members of the Company will be closed from May 27, 2011 to June 7, 2011, both dates inclusive, during which period no transfer of shares will be effected. In order to qualify for attending and voting at the 2011 Annual General Meeting, all transfer documents accompanied by the relevant share certificates must be lodged with the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for registration not later than 4:30 p.m. on May 26, 2011.

Pre-emptive Rights

There are no provisions for per-emptive rights under the Company’s Articles of Association, or the laws of the Cayman Islands, which would oblige the Company to offer new shares on a pro-rata basis to existing shareholders.

Sufficiency of Public Float

Based on information publicly available to the Company and within the knowledge of the Directors at the date of this Annual Report, the Company has maintained the prescribed public fl oat under the Listing Rules.

Corporate Governance

The Company’s corporate governance principles and practices are set out in the Corporate Governance Report beginning on page 50 of this Annual Report.

Sands China Ltd.

4. CORPORATE GOVERNANCE

Auditors

The Consolidated Financial Statements for the year have been audited by PricewaterhouseCoopers who retire and, being eligible, offer themselves for reappointment at the forthcoming Annual General Meeting of the Company.

By Order of the Board

Sheldon G. Adelson

Chairman

Macao, April 13, 2011

4.5 RISK MANAGEMENT REPORT

All Sands China’s activities involve, to varying degrees, the measurement, evaluation, acceptance and management of risks or combinations of risks. The most important categories of risk that the Company is exposed to are financial risk, government relations risk, market risk, compliance risk and operational risks in various forms.

Sands China’s Enterprise Risk Management framework involves identifying events or circumstances relevant to our objectives, assessing them in terms of likelihood and magnitude of impact, determining the response strategy, and monitoring. By identifying and proactively addressing risks and opportunities, we protect and create value for our stakeholders, customers, employees, regulators, and society overall. Monitoring is performed by management as part of our internal control activities, including review of analytical reports and management committee meetings with relevant experts, to understand how the risk response strategy is working and whether the objectives are being achieved.

The risk management framework established by the Company fosters the continuous monitoring of the risk environment and an integrated evaluation of risks and their interactions. The Board is responsible for maintaining a sound and effective internal control system for the Company, to achieve its business objectives and manage business risks to safeguard the interest of the shareholders and its assets. Under authority delegated by the Board, the Company’s management formulates high-level Company risk management policies, exercises delegated authority, and oversees the implementation of risk management and controls. It monitors all categories of risk, receives reports on performance and emerging issues, determines action to be taken, and reviews the efficiency of Sands China’s risk management framework.

Our risk-based approach to managing the Company has integrated the concepts of strategic planning, operations management and internal control. Sands China’s Internal Audit Department performs annual risk assessment in order to develop a plan for audit involvement. This involves review of the various risk assessments performed by the Company, including strategic plans and SOX top-down risk assessment, consideration of prior audits, and interviews with a variety of senior management. Periodic risk-based operating audits based on the Audit Plan are undertaken by Internal Audit to perform reviews on the effectiveness of the Company’s system of internal controls, including financial, operational and compliance controls and risk management functions of the Company’s business operations. Internal Audit has played an important role in evaluating the risk management processes of the Company and advocating their continued improvement.

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5.1 INDEPENDENT AUDITOR’S REPORT

TO THE SHAREHOLDERS OF SANDS CHINA LTD.

(incorporated in Cayman Islands with limited liability)

We have audited the consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (together, the “Group”) set out on pages 83 to 174, which comprise the consolidated and company balance sheets as at December 31, 2010, and the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

DIRECTORS’ RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

The directors of the Company are responsible for the preparation of consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards and the disclosure requirements of the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance as to whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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5.1 INDEPENDENT AUDITOR’S REPORT

OPINION

In our opinion, the consolidated financial statements give a true and fair view of the state of affairs of the Company and of the Group as at December 31, 2010, and of the Group’s profit and cash flows for the year then ended in accordance with International Financial Reporting Standards and have been properly prepared in accordance with the disclosure requirements of the Hong Kong Companies Ordinance.

OTHER MATTERS

This report, including the opinion, has been prepared for and only for you, as a body, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

PricewaterhouseCoopers

Certified Public Accountants

Hong Kong, April 13, 2011

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5.2 FINANCIAL STATEMENTS CONSOLIDATED INCOME STATEMENT

Year ended December 31, 2010 2009 Note US$’000, except per share data (Restated)

Net revenues 5 4,142,304 3,301,114 Gaming tax (1,804,073) (1,395,790) Inventories consumed (43,716) (40,115) Employee benefit expenses 7 (441,679) (462,895) Depreciation and amortization (313,789) (328,238) Gaming promoter/agency commissions (219,043) (186,659) Other expenses 8 (534,318) (512,422)

Operating profit 785,686 374,995 Interest income 5 3,341 527 Interest expense, net of amounts capitalized 9 (118,683) (154,119) Loss on modification or early retirement of debt — (6,186)

Profit before income tax 670,344 215,217 Income tax expense 10 (3,894) (201)

Profit for the year attributable to equity holders of the Company 666,450 215,016

Dividends 11 — —

Earnings per share for profit attributable to equity holders of the Company

— Basic and diluted 12 US8.28 cents US3.34 cents

The notes on pages 91 to 174 are an integral part of these consolidated financial statements.

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5.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year ended December 31, 2010 2009 US$’000 (Restated)

Profit for the year attributable to equity holders of the Company 666,450 215,016

Other comprehensive loss, net of tax:

Currency translation differences (14,325) (1,893)

Total comprehensive income for the year attributable to equity holders of the Company 652,125 213,123

The notes on pages 91 to 174 are an integral part of these consolidated financial statements.

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5.2 FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEET

December 31, January 1,

2010 2009 2009 Note US$’000 (Restated) (Restated)

ASSETS

Non-current assets

Investment properties, net 13 759,892 748,743 411,004 Property and equipment, net 14 5,503,312 5,525,057 5,569,025 Intangible assets, net 16 34,637 41,005 46,222 Deferred income tax assets 17 13 113 159 Financial assets at fair value through profit or loss 18 1,301 1,529 — Other assets, net 19 35,591 48,794 60,770 Trade and other receivables and prepayments, net 20 20,656 31,955 91,457 Restricted cash and cash equivalents 21 640,597 — —

Total non-current assets 6,995,999 6,397,196 6,178,637

Current assets

Deferred income tax assets 17 21 — — Inventories 22 8,710 9,630 10,915 Trade and other receivables and prepayments, net 20 291,602 295,400 287,947 Restricted cash and cash equivalents 21 137,456 17,172 124,112 Cash and cash equivalents 23 1,040,761 908,334 417,769

Total current assets 1,478,550 1,230,536 840,743

Total assets 8,474,549 7,627,732 7,019,380

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5.2 FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEET

December 31, January 1,

2010 2009 2009 Note US$’000 (Restated) (Restated)

EQUITY

Capital and reserves attributable to equity holders of the Company

Share capital 24 80,479 80,479 — Reserves 25 4,281,888 3,618,415 1,261,856

Total equity 4,362,367 3,698,894 1,261,856

LIABILITIES

Non-current liabilities

Trade and other payables 26 15,016 12,570 12,663 Borrowings 27 2,746,451 2,950,849 3,682,028

Total non-current liabilities 2,761,467 2,963,419 3,694,691

Current liabilities

Trade and other payables 26 960,226 828,791 1,988,857 Current income tax liabilities 3,739 172 232 Borrowings 27 386,750 136,456 73,744

Total current liabilities 1,350,715 965,419 2,062,833 Total liabilities 4,112,182 3,928,838 5,757,524 Total equity and liabilities 8,474,549 7,627,732 7,019,380 Net current assets/(liabilities) 127,835 265,117 (1,222,090) Total assets less current liabilities 7,123,834 6,662,313 4,956,547

Approved by the Board of Directors on April 13, 2011 and signed on behalf of the Board by

Michael Alan Leven Toh Hup Hock

Director Director

The notes on pages 91 to 174 are an integral part of these consolidated financial statements.

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5.2 FINANCIAL STATEMENTS COMPANY BALANCE SHEET

December 31,

2010 2009 Note US$’000

ASSETS

Non-current assets

Interests in subsidiaries 31 1,742,214 1,311,857 Notes receivables from related companies 20 179,152 176,200 Deposits and other assets 19 — 1

Total non-current assets 1,921,366 1,488,058

Current assets

Other receivables and prepayments 20 351,163 307,851 Cash and cash equivalents 23 45,513 510,584

Total current assets 396,676 818,435

Total assets 2,318,042 2,306,493

EQUITY

Capital and reserves attributable to equity holders of the Company

Share capital 24 80,479 80,479 Reserves 25 2,226,330 2,219,347

Total equity 2,306,809 2,299,826

LIABILITIES Current liabilities

Trade and other payables 26 11,233 6,667

Total current liabilities 11,233 6,667 Total equity and liabilities 2,318,042 2,306,493 Net current assets 385,443 811,768 Total assets less current liabilities 2,306,809 2,299,826 Approved by the Board of Directors on April 13, 2011 and signed on behalf of the Board by

Michael Alan Leven Toh Hup Hock

Director Director

The notes on pages 91 to 174 are an integral part of these consolidated financial statements.

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5.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2010 2009 Note US$’000 (Restated)

Cash flows from operating activities

Cash generated from operations 29 1,363,020 821,601 Income tax paid (168) (215)

Net cash generated from operating activities 1,362,852 821,386

Cash flows from investing activities

(Increase)/decrease in restricted cash and cash equivalents (759,541) 106,887 Purchases of property and equipment and investment properties (346,462) (385,520) Purchases of intangible assets (990) (1,679) Proceeds from disposal of property and equipment 5,143 6,113 Settlement of notes receivable/amounts due from related companies — 800 Proceeds from disposal of group companies — 624 Purchase of fixed deposits (173,868) — Release of fixed deposits 173,868 — Interest received 3,341 583

Net cash used in investing activities (1,098,509) (272,192)

Cash flows from financing activities

Payments for financial assets at fair value through profit or loss (984) (2,767) Proceeds from borrowings 749,305 9,885 Proceeds from notes payable to related companies — 602,000 Proceeds from advances from related companies — 57,000 Proceeds from issuance of ordinary shares pursuant to the Global Offering — 1,700,900 Payments for share issuance costs (4,120) (70,764) Repayments of borrowings (618,333) (680,302) Repayments of notes payable to related companies — (176,200) Repayments of advances from related companies — (1,215,792) Repayments of finance lease liabilities (50,734) (116,938) Payments for deferred financing costs (56,325) (18,927) Interest paid (147,625) (146,482)

Net cash used in financing activities (128,816) (58,387)

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5.2 FINANCIAL STATEMENTS CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2010 2009 Note US$’000 (Restated)

Net increase in cash and cash equivalents 135,527 490,807 Cash and cash equivalents at beginning of year 908,334 417,769 Effect of exchange rate on cash and cash equivalents (3,100) (242)

Cash and cash equivalents at end of year 23 1,040,761 908,334

Non-cash investing and financing activities

Capitalized share-based compensation 1,777 811 Property and equipment acquired under finance lease 413 184,844 Contribution from owners — 6,762 Issuance of shares upon bond conversion — 582,000

The notes on pages 91 to 174 are an integral part of these consolidated financial statements.

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5.2 FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve	Share premium	Statutory reserve	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
				US$'000				
Balance at January 1, 2009, as previously reported	—	80,049	—	6,222	17,538	5,632	1,140,093	1,249,534
Effect of adoption of IAS 17 (Amendment)	—	—	—	—	—	—	12,322	12,322
Balance at January 1, 2009, as restated	—	80,049	—	6,222	17,538	5,632	1,152,415	1,261,856
Comprehensive income								
Profit or loss	—	—	—	—	—	—	215,016	215,016
Other comprehensive loss, net of tax								
Curreny translation differences	—	—	—	—	—	(1,893)	—	(1,893)
Total comprehensive income	—	—	—	—	—	(1,893)	215,016	213,123
Transactions with owners								
Shares issued pursuant to the Global Offering	12,700	—	1,688,200	—	—	—	—	1,700,900
Shares issued under the Capitalization Issue	62,800	—	(62,800)	—	—	—	—	—
Shares issued unpon bond conversion	4,979	—	655,021	—	—	—	—	660,000
Deemed distribution upon bond conversion	—	—	(78,000)	—	—	—	—	(78,000)
Share issuance costs	—	—	(74,884)	—	—	—	—	(74,884)
Contribution from owners	—	6,762	—	—	—	—	—	6,762
Disposals of group companies	—	624	—	—	—	—	—	624
Total transactions with owners	80,479	7,386	2,127,537	—	—	—	—	2,215,402
Transfer to statutory reserve	—	—	—	93	—	—	(93)	—
Share-based compensation charged by LVS	—	—	—	—	8,513	—	—	8,513
Balance at December 31, 2009	80,479	87,435	2,127,537	6,315	26,051	3,739	1,367,338	3,698,894
Balance at December 31, 2009, as previously reported	80,479	87,435	2,127,537	6,315	26,051	3,739	1,353,836	3,685,392
Effect of adoption of IAS 17 (Amendment)	—	—	—	—	—	—	13,502	13,502
Balance at December 31, 2009, as restated	80,479	87,435	2,127,537	6,315	26,051	3,739	1,367,338	3,698,894
Comprehensive income								
Profit or loss	—	—	—	—	—	—	666,450	666,450
Other comprehensive loss, net of tax								
Curreny translation differences	—	—	—	—	—	(14,325)	—	(14,325)
Total comprehensive income	—	—	—	—	—	(14,325)	666,450	652,125
Share-based compensation of the Company	—	—	—	—	5,865	—	—	5,865
Share-based compensation charged by LVS	—	—	—	—	5,483	—	—	5,483
Balance at December 31, 2010	80,479	87,435	2,127,537	6,315	37,399	(10,586)	2,033,788	4,362,367

The notes on pages 91 to 174 are an integral part of these consolidated financial statements.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION

Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively the “Group”) are principally engaged in the operation of casino games of chance or games of other forms, the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”) is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business in Hong Kong registered under Part XI of the Hong Kong Companies Ordinance is Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong.

The Group owns and operates the Sands Macao, the first Las Vegas-style casino in Macao, pursuant to a 20-year gaming subconcession.

The Group also owns and operates The Venetian Macao Resort Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao.

In August 2008, the Group opened the Four Seasons Hotel, the Plaza Casino and the Shoppes at Four Seasons (together with the Paiza Mansions opened in July 2009 and the apart-hotel tower, referred to as “The Plaza Macao”). The Plaza Macao is located adjacent to The Venetian Macao.

The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of the Stock Exchange on November 30, 2009.

The consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The consolidated financial statements have been approved for issue by the Board of Directors on April 13, 2011.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a)	Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention, as modified by the revaluation of financial assets at fair value through profit or loss. The preparation of the consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)	Changes in accounting policies and disclosures

During the year, there have been a number of new or revised standards, amendments to standards and interpretations that have come into effect, for which the Group has adopted such at their respective effective dates. The adoption of these new standards, amendments to standards and interpretations has no material impact to the Group except for the adoption of the amendment to International Accounting Standards (“IAS”) 17 “Leases” (“IAS 17 (Amendment)”), which changed the Group’s accounting policy in relation to the classification of leasehold interests in land. The amendment is part of the International Accounting Standards Board’s annual improvements project published in April 2009 and the Group has applied IAS 17 (Amendment) from January 1, 2010. The adoption of IAS 17 (Amendment) resulted in retrospective adjustments of leasehold interests in land from operating lease to finance lease, and finance lease liabilities on leasehold interests in land, and the consequential adjustments on investment properties, leasehold interests in land, property and equipment, land lease expense, depreciation of property and equipment, interest expense and related interest capitalization. The effect of the adoption is set out in Note 34.

The following new or revised standards, amendments and interpretations have been issued but are not effective for the year ended December 31, 2010:

Effective for annual periods beginning on or after

IFRSs (Amendments) Improvements to IFRSs 2010 July 1, 2010, January 1, 2011 IAS 12 (Amendment) Deferred Tax — Recovery of Underlying Assets January 1, 2012 IAS 24 (Revised) Related Party Disclosures January 1, 2011 IAS 32 (Amendment) Financial Instruments Disclosures February 1, 2010 — Classification of Rights Issues IFRS 1 (Amendment) Limited Exemption from Comparative July 1, 2010 IFRS 7 Disclosures for First-time Adopters IFRS 1 (Amendment) Severe Hyperinflation and Removal of July 1, 2011 Fixed Dates for First-time Adopters IFRS 7 (Amendments) Disclosures — Transfers of Financial Assets July 1, 2011 IFRS 9 Financial Instruments January 1, 2013 IFRIC — Int 14 Prepayments of a Minimum Funding January 1, 2011 (Amendment) Requirement IFRIC — Int 19 Extinguishing Financial Liabilities with July 1, 2010 Equity Instruments

The Group has not early adopted any of the above standards, interpretations and amendments to the existing standards. Management is in the process of making an assessment of their impact and is not yet in a position to state what impact they would have on the Group’s results of operations and financial positions.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c)	Consolidation
(i)	Subsidiaries

Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are de-consolidated from the date that control ceases.

The purchase method of accounting is used to account for the acquisition of subsidiaries of the Group, except for those acquisitions that qualify as business combinations under common control, which are accounted for using merger accounting.

Intra-group transactions, balances and unrealized gains and losses on transactions between group companies are eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

The particulars of the Group’s principal subsidiaries as at December 31, 2010 are set out in Note 31.

(ii) Business combinations under common control

The consolidated financial statements incorporate the financial statement items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The net assets of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognized with respect to goodwill or any excess of an acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities over its cost at the time of common control combination, to the extent of the contribution of the controlling party’s interest. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded have been recognized directly in equity as part of the capital reserve.

The income statement includes the results of each of the combining entities or businesses from the earliest date presented or since the date when combining entities or businesses first came under common control, where this is a shorter period, regardless of the date of the common control combination.

The comparative amounts in the consolidated financial statements are presented as if the entities or businesses had been combined at the earliest date presented or when they first came under common control, whichever is the later.

Intra-group transactions, balances and unrealized gains on transactions between the combining entities or businesses are eliminated. Unrealized losses are also eliminated but considered as an impairment indicator of the asset transferred. Accounting policies of combining entities or businesses have been changed where necessary to ensure consistency with the policies adopted by the Group.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as a group of senior management that makes strategic decisions.

(e)	Foreign currency translation
(i)	Functional and presentation currency

Items included in the financial statements of each of the Group’s companies are measured using the currency of the primary economic environment in which the entity operates (the”functional currency”). The Company’s functional currency is Macao Patacas (“MOP”). The consolidated financial statements are presented in US$, which is the presentation currency.

(ii) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at balance sheet date exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement.

(iii) Group companies

The results of operations and financial position of all the group companies (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

• Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

• Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

• All resulting exchange differences are recognized in other comprehensive income (currency translation differences).

On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are taken to other comprehensive income. When a foreign operation is sold, such exchange differences are recognized in the consolidated income statement as part of the gain or loss on sale.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)	Investment properties

Investment properties, principally comprising buildings and building improvements, are held for long-term rental yields or capital appreciation or both and are not occupied by the Group. Investment properties that are currently being constructed or developed are classified as investment properties and stated at cost less accumulated impairment losses. Investment properties are initially measured at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses. Investment properties are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives of 15 to 40 years. The residual values and useful lives of investment properties are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are included in the consolidated income statement when the changes arise.

(g)	Property and equipment

Leasehold interests in land classified as finance lease and all other property and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Leasehold interests in land classified as finance lease commences amortization from the time when the land interest becomes available for its intended use. Leasehold interests in land classified as finance lease is amortized and other property and equipment are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives. Leasehold improvements are amortized over the shorter of their estimated useful lives or the minimum lease term. Other assets are depreciated as follows:

Leasehold interests in land classified as finance lease Shorter of lease term or useful life Land improvements, buildings and building improvements 15–40 years Ferries 20 years Furniture, fittings and equipment 3–6 years Vehicles 5–6 years

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

Construction-in-progress represents property and equipment under construction and is stated at cost. This includes the direct costs of purchase, construction and capitalized borrowing costs. Construction-in-progress is not depreciated until such time as the relevant assets are completed and ready for its intended use, at which time they are transferred to the relevant asset category.

The assets’ residual values and useful lives are reviewed, and adjusted if applicable, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)	Property and equipment (continued)

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other expenses” in the consolidated income statement.

(h)	Leased assets

Assets acquired pursuant to finance leases and hire purchase contracts that transfer to the Group substantially all the rewards and risks of ownership are accounted for as if purchased.

(i)	Intangible assets
(i)	Trademarks

Acquired trademarks have a finite useful life and are carried at cost less accumulated amortization and accumulated impairment losses. Trademarks are amortized over their estimated useful lives of 7 years.

(ii) Computer software

Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives of 4 years.

(iii) Show production costs

Show production costs include costs of creation, design and initial production of the show. The costs are amortized over the shorter of the contractual run of the show (including any guaranteed renewals), or the estimated useful life of the show, which is assessed at each reporting period.

(j)	Impairment of investments in subsidiaries and non-financial assets

Assets that have an indefinite useful life are not subject to amortization, are tested at least annually for impairment and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (i.e. cash generating units or “CGU”). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

Impairment testing of the investments in subsidiaries is required upon receiving dividends from these investments if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the separate financial statements exceeds the carrying amount in the consolidated financial statements of the investee’s net assets including goodwill.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Financial assets

Classification

The Group classifies its financial assets in the following categories: at fair value through profit or loss and loans and receivables. The classification depends on the purpose for which the financial assets were acquired which management determines at initial recognition.

(i)	Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are classified as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if expected to be settled within twelve months; otherwise, they are classified as non-current.

(ii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and for which management has no intention of trading. They are included in current assets, except for assets with maturities greater than twelve months after the balance sheet date, which are classified as non-current.

Recognition and measurement

Purchases and sales of financial assets are recognized on the date on which the Group commits to purchase or sell the asset (the trade-date). Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss are initially recognized at fair value and transaction costs are expensed in the consolidated income statement. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred, and the Group has transferred substantially all risks and rewards of ownership. Financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are carried at amortized cost using the effective interest method.

Gains or losses arising from changes in the fair value of the “Financial assets at fair value through profit or loss” category are presented in the consolidated income statement within “Other expenses” in the period in which they arise.

The fair values of quoted investments are based on current bid prices. If the market for a financial asset is not active (or for those securities that are unlisted), the Group establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis and option pricing models, making maximum use of market inputs and minimum use of entity-specific inputs.

Impairment of financial assets

The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets are impaired. A financial asset or a group of financial assets are impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Financial assets (continued)

Impairment of financial assets (continued)

The criteria that the Group uses to determine that there is objective evidence of an impairment loss include:

• Significant financial difficulty of the issuer or obligor;

• A breach of contract, such as a default or delinquency in interest or principal payments;

• The Group, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

• It becomes probable that the borrower will enter bankruptcy or other financial reorganization;

• The disappearance of an active market for that financial asset because of financial difficulties; or

• Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:

(i)	adverse changes in the payment status of borrowers in the portfolio;

(ii) national or local economic conditions that correlate with defaults on the assets in the portfolio.

The Group first assesses whether objective evidence of impairment exists.

For the loans and receivables category, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognized in the consolidated income statement. If a loan or held-to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contracts. As a practical expedient, the Group may measure impairment on the basis of an instrument’s fair value using an observable market price.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the consolidated income statement. Impairment testing of trade and other receivables is described in Note 2(m).

(l)	Inventories

Inventories consist primarily of food, beverage, retail products, ferry parts and tobacco and are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable selling expenses.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m)	Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the assets is reduced through the use of an allowance account, and the amount of the loss is recognized in the consolidated income statement within “Other expenses”. When a trade receivable is uncollectible, it is written off against “Provision for doubtful trade receivables”. Subsequent recoveries of amounts previously written off are credited against “Other expenses” in the consolidated income statement.

(n)	Cash and cash equivalents

Cash and cash equivalents include cash and short-term deposits with original maturities of three months or less. Restricted cash and cash equivalents are excluded from the cash and cash equivalents in the consolidated statement of cash flows.

(o)	Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.

(p)	Trade payables

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

(q)	Borrowings and financing costs

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment of liquidity services and amortized over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)	Borrowings and financing costs (continued)

A qualifying asset is an asset that takes a substantial period of time to get ready for its intended use (Note 2(g)). Financing costs incurred for the construction of any qualifying asset, less any investment income on the temporary investment of related borrowings, are capitalized during the period that is required to complete and prepare the asset for its intended use. Other financing costs, net of interest income, are expensed.

(r)	Current and deferred income tax

The income tax expenses comprise current and deferred tax.

Current income tax is calculated on the basis of the tax laws enacted or substantially enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, for temporary differences arising between the tax bases of assets and liabilities and their carrying values in the consolidated financial statements. Deferred income tax is not accounted for if it arises from initial recognition of an asset or a liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax is provided for temporary differences arising from investments in subsidiaries, except when the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

(s)	Employee benefits
(i)	Pension obligations

The Group operates a provident fund scheme, which is funded through payments to an insurance company. The provident fund scheme is a defined contribution plan that is available to certain permanent employees after a three-month probation period. The Group contributes 5% of each employee’s basic salary to the fund and the employee is eligible to receive 30% of these contributions after working for three consecutive years, gradually increasing to 100% after working for ten years. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expenses when they are due and are reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

100 Annual Report 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)	Employee benefits (continued)

(ii) Share-based compensation

(1)	Share options of the Company

The Company adopted an equity award plan (the “SCL Equity Plan”) for grants of options to purchase ordinary shares of the Company. The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs.

The grant by the Company of options over its equity instruments to the employees of subsidiary undertakings in the Group is treated as a capital contribution. The fair value of employee services received, measured by reference to the grant date fair value, is recognized over the vesting period as an increase to investment in subsidiary undertakings, with a corresponding credit to share-based compensation reserve, a component of equity.

(2)	Share options of LVS

The Group participates in the equity settled share-based compensation plans of LVS and is a party to its nonqualified share option plan, Las Vegas Sands Corp. 2004 Equity Award Plan (the “2004 Plan”). The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

Share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as an expense with the corresponding increase in the share-based compensation reserves under equity.

The fair value of the employee services received in exchange for the grant of the options under the SCL Equity Plan and the 2004 Plan is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted, excluding the impact of any non-market service and performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total amount expensed is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the Group revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions.

(iii) Social security fund

Full-time employees of the Group are covered by a government-mandated defined contribution plan pursuant to which a fixed amount of retirement benefit would be determined and paid by the Macao Government. Contributions are generally made by both employees and employers paying a fixed amount on a monthly basis to the Social Security Fund Contribution managed by the Macao Government. The Group funds the entire contribution and has no further commitments beyond its monthly contributions.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)	Employee benefits (continued)

(iv) Annual leave and other paid leave

Employee entitlement to annual leave is recognized when it accrues to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees during the year. Employee entitlements to maternity leave and sick leave are not recognized until the time of leave.

(v)	Termination benefits

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to a termination when the entity has a detailed formal plan to terminate the employment of current employees without possibility of withdrawal. In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer. Benefits falling due more than twelve months after the balance sheet date are discounted to present value.

(t)	Provisions

Provisions are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow of resources will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow of resources with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the reporting date. The discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

(u)	Contingent liabilities

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognized because it is not probable that an outflow of economic resources will be required or the amount of the obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the consolidated financial statements unless the probability of outflow of resources embodying economic benefits is remote. When a change in the probability of an outflow occurs so that the outflow is probable, it will then be recognized as a provision.

(v)	Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v)	Revenue recognition (continued)

The Group recognizes revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and specific criteria have been met for each of the Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(i)	Casino revenue

Casino revenue is the aggregate of gaming wins and losses. Commissions rebated directly or indirectly through gaming promoters to customers, cash discounts and other cash incentives to customers related to gaming play are recorded as a reduction of gross casino revenue. Gaming promoters are entities that bring in high-roller customers to casinos and loan them rolling chips.

(ii) Hotel revenue

Hotel revenue is recognized at the time of occupancy.

(iii) Food and beverage revenue

Food and beverage revenue is recognized at the time of service.

(iv) Lease/right of use income

Lease/right of use income from the grant of right of use (net of any incentives given to tenants/retailers) is recognized on a straight-line basis over the terms of the lease/right of use.

(v)	Convention revenue

Convention revenue is recognized when the event is held or the related services are rendered.

(vi) Retail sales

Sales of goods are recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the products are delivered to customers and title has passed.

The Group has a goods return policy. Sales are recorded net of return and discounts.

(vii) Mall management fees

Mall management fees are recognized when services are rendered.

(viii) Entertainment revenue

Entertainment revenue derived from theater shows, concerts and sporting events is recognized at the time of performance.

(ix) Ferry ticket sales

Ferry ticket sales are recognized when the services are rendered.

(x)	Commission revenue

Commission revenues from the selling of tickets and travel packages and providing destination marketing services are recognized when services are rendered.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v)	Revenue recognition (continued)

(xi) Management fee income

Income from management services provided by the Group to LVS group companies is recognized when services are rendered.

(xii) Interest income

Interest income is recognized on a time-proportion basis using the effective interest method.

(w)	Frequent Players Program

The Group has established promotional clubs to encourage repeat business from frequent and active slot machine customers and table games patrons. Members earn points primarily based on gaming activity and such points can be redeemed for free play and other free goods and services. The award points are recognized as a separately identifiable component of the initial sale transaction, by allocating the fair value of the consideration received between the award points and the other components of the sale such that the award points are recognized at their fair value. Revenue from the award points is recognized when the points are redeemed. The amount of revenue is based on the number of points redeemed relative to the total number expected to be redeemed. Award points expire twelve months after they are earned.

(x)	Leases/right of use
(i)	As the lessor/grantor for operating leases/right of use

When assets are leased/granted out under an agreement for the right of use, the asset is included in the consolidated balance sheet based on the nature of the asset. Lease rental/income from right of use (net of any incentives given to tenants or to retailers) is recognized over the terms of the lease/right of use on a straight-line basis.

(ii) As the lessee for operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

(iii) As the lessee for finance leases

The Group leases the land and certain equipment. Leases of land and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the lease’s commencement at the lower of the fair value of the leased assets and the present value of the minimum lease payments.

Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in borrowings. The interest element of the finance cost is charged to the consolidated income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The land and equipment acquired under a finance lease is depreciated over the shorter of the useful life of the asset and the lease term.

(y)	Comparatives

Certain comparative figures have been reclassified to conform to the presentation of the current year.

104 Annual Report 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT

(a)	Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The Group’s overall risk management program, mainly carried out by a central treasury department, focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

(i)	Market risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates.

Cash flow and fair value interest rate risk

The Group’s primary exposure to market risk is interest rate risk associated with its long-term borrowings, which are all issued at variable rates. The Group attempts to manage the interest rate risk associated with its variable-rate borrowings by use of interest rate cap agreements. During the year ended December 31, 2010, the Group’s borrowings at variable rates were denominated in US$, Hong Kong dollars (“HK$”) and MOP.

As at December 31, 2010, if interest rates on US$-denominated borrowings had been 50 basis-points higher/ lower with all other variables held constant, pre-tax profit for the year would have been US$12.3 million lower/higher (2009: US$12.8 million). As at December 31, 2010, if interest rates on HK$-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit for the year would have been US$1.9 million lower/higher (2009: US$1.1 million). As at December 31, 2010, if interest rates on MOP-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit would have been approximately US$0.7 million lower/higher (2009: US$0.4 million).

The Group does not hold or issue financial instruments for trading purposes and does not enter into derivative transactions that would be considered speculative positions. The Group’s derivative financial instruments consist exclusively of interest rate cap agreements, which do not qualify for hedge accounting.

To manage exposure to counterparty credit risk in interest rate cap agreements, the Group enters into agreements with highly rated institutions that can be expected to fully perform under the terms of such agreements. Frequently, these institutions are also members of the bank group providing the Group’s credit facilities, which management believes further minimizes the risk of non-performance.

Foreign exchange risk

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP, and there are no significant assets and liabilities denominated in other currencies. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of the major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a)	Financial risk factors (continued)
(i)	Market risk (continued)

Foreign exchange risk (continued)

For companies with MOP as their functional currency, as at December 31, 2010, if the US$ and HK$ had weakened/strengthened by 1% against the MOP with all other variables held constant, pre-tax profit for the year would have been higher/lower by approximately US$21.2 million (2009: US$25.4 million) and US$4.6 million (2009: US$8.6 million), respectively, mainly as a result of the translation of US$-denominated cash and cash equivalents, restricted cash and cash equivalents, deposits and borrowings.

(ii) Credit risk

Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables.

The Group maintains cash and cash equivalents, and restricted cash and cash equivalents with various creditworthy financial institutions in Macao, Hong Kong, Singapore and the United States of America. Management monitors this credit risk on an on-going basis and does not believe that the Group has any other significant exposure to any individual or institution as at December 31, 2010 and 2009.

Trade receivables are principally comprised of casino, hotel and mall receivables. The Group extends credit to approved customers, tenants and gaming promoters following background checks and investigations of creditworthiness. Business or economic conditions, the legal enforceability of gaming debts, or other significant events in foreign countries could affect the collectability of receivables from customers and gaming promoters residing in these countries.

The Group maintains an allowance for doubtful casino, hotel and mall accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer’s financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded reserves. Table games play is primarily cash play, as credit play represented approximately 36.9% of total table games play for the year ended December 31, 2010 (2009: 31.4%) . The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group’s trade receivables not provided for as at December 31, 2010 and 2009 (see Note 20 for further details).

(iii) Liquidity risk

Liquidity risk is the financial risk arising from the difficulty of selling assets, being unable to pay off liabilities upon maturity, funding growth assets or meeting contractual commitments.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a)	Financial risk factors (continued)

(iii) Liquidity risk (continued)

The credit agreement entered by VML US Finance LLC (“VMLF”), a wholly-owned subsidiary (the “Borrower”), and Venetian Macau Limited (“VML”), a wholly-owned subsidiary, Venetian Cotai Limited (“VCL”), a wholly-owned subsidiary, and certain other subsidiaries within the Group (collectively, the “Guarantors”) dated May 25, 2006 (the “VML Credit Facility”), as amended in August 2009, requires VML and its restricted companies (collectively, the “Restricted Group”) to comply with certain financial covenants at the end of each quarter, including maintaining a maximum leverage ratio of the consolidated total debt outstanding, as defined in the VML Credit Facility. The maximum leverage ratio is 3.5:1.0 for the quarterly period ended December 31, 2010, and then decreases to 3.0:1.0 for all quarterly periods thereafter through maturity. If the Restricted Group is unable to maintain compliance with these financial covenants, the Restricted Group would be in default under the VML Credit Facility, which would trigger a cross-default under the ferry financing (see Note 27). Any defaults or cross-defaults under these agreements would allow the lenders, in each case, to exercise their rights to accelerate the due dates of the indebtedness outstanding. There can be no assurance that the Group would be able to repay or refinance any amounts that may become due and payable under the VML Credit Facility, which could force the Group to restructure or alter its operations or debt obligation.

The Group’s financial liabilities, based on the contractual undiscounted cash flows, as at December 31, 2010 are as follows:

Within the In the In the third Over the

first year second year to fifth year fifth year Total

US$’000

At December 31, 2010

Bank borrowings 484,249 1,183,425 1,714,551 — 3,382,225

Finance lease liabilities on leasehold interests in land 49,696 49,696 60,195 236,908 396,495

Other finance lease liabilities 330 266 86 — 682

Trade and other payables 960,226 3,538 8,748 2,730 975,242

(Restated)

At December 31, 2009

Bank borrowings 252,401 1,018,122 2,011,636 47,495 3,329,654 Finance lease liabilities on leasehold interests in land 55,860 49,876 105,020 243,031 453,787 Other finance lease liabilities 255 205 106 — 566 Trade and other payables 828,791 — 12,570 — 841,361

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(b)	Capital risk management

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in the consolidated balance sheet), cash and cash equivalents, and equity attributable to shareholders, comprising issued share capital and reserves as disclosed in Notes 24 and 25.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity as shown in the consolidated balance sheet plus net debt. Prior year gearing ratio has been recalculated to conform the definition of the current year.

December 31,

2010 2009 US$’000 (Restated)

Interest bearing borrowings 2,915,044 2,818,805 Less: cash and cash equivalents (1,040,761) (908,334) restricted cash and cash equivalents (778,053) (17,172)

Net debt 1,096,230 1,893,299 Total equity 4,362,367 3,698,894

Total capital 5,458,597 5,592,193

Gearing ratio 20.1% 33.9%

(c)	Fair value estimation

The table below analyzes financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

• Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1).

• Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2).

• Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (level 3).

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(c)	Fair value estimation (continued)

The following table presents the Group’s assets and liabilities that are measured at fair value as at December 31, 2010.

Level 1 Level 2 Level 3 Total

US$’000

At December 31, 2010

Interest rate caps — 1,301 — 1,301 At December 31, 2009 Interest rate caps — 1,529 — 1,529

The carrying amounts of cash and cash equivalents, restricted cash and cash equivalents, trade and other receivables, borrowings and trade and other payables approximate their fair values.

The Group has four interest rate cap agreements with fair value of approximately US$1.3 million, based on quoted market values from the institutions holding the agreements as at December 31, 2010 (2009: US$1.5 million).

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)	Construction project suspension

The Group has suspended portions of the development projects to focus efforts on those projects with the highest expected rates of return on invested capital. Should general economic conditions fail to improve, if the Group is unable to obtain sufficient funding or applicable government approvals such that completion of the suspended projects is not probable, or should management decide to abandon certain projects, all or a portion of the investment to date on the suspended projects could be lost and would result in an impairment charge. This could adversely affect the financial condition, results of operations or cash flows from these planned facilities.

In addition, under the revised terms of the land concession approved by the Macao Government on August 20, 2009 that covers Parcel 3, the Group is required to complete development of Parcel 3 by April 17, 2013. The land concession for Parcels 5 and 6 contains a similar requirement that the corresponding development be completed by May 2014. Management believes that if the Group is unable to complete the developments by the respective deadlines, it will likely be able to obtain an extension from the Macao Government. However, no assurance can be given that an extension will be granted. If the Group is not able to meet the deadlines and those deadlines are not extended, the Macao Government has the right to unilaterally terminate the respective land concessions and the Group could lose its investment in, and right to operate, any properties developed under the land concessions for Parcels 3 or 5 and 6 without compensation to the Group.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED)

(b)	Useful lives of investment properties and property and equipment

The Group depreciates investment properties and property and equipment on a straight-line basis over their estimated useful lives. The estimated useful lives are based on the nature of the assets, as well as current operating strategy and legal considerations, such as contractual life. Future events, such as property expansions, property developments, new competition or new regulations, could result in a change in the manner in which the Group uses certain assets and could have impact on the estimated useful lives of such assets.

(c)	Impairment of assets

The Group follows the guidance of IAS 36 “Impairment of Assets” to determine when assets are impaired, which requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration and extent to which the recoverable amount of assets is less than their carrying balance, including factors such as the industry performance and changes in operational and financing cash flows. The recoverable amount of the CGU has been determined based on value-in-use calculations. These calculations require the use of estimates, including operating results, income and expenses of the business, future economic conditions on growth rates and future returns.

Changes in the key assumptions on which the recoverable amount of the assets is based could significantly affect the Group’s financial condition and results of operations.

Development of Parcels 7 and 8

During December 2010, the Group received notice from the Macao Government that the application for a land concession for Parcels 7 and 8 was not approved and the Group applied to the Chief Executive of Macao for a review of the decision. Subsequent to December 31, 2010, the Group filed an appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should the Group win the appeal, it is still possible for the Chief Executive of Macao to again deny the land concession based upon public policy considerations. If the Group does not ultimately obtain the land concession or does not receive full reimbursement of the capitalized investment in this project, the Group would record a charge for all or some portion of the US$102.1 million in capitalized construction costs, as at December 31, 2010, related to the development on Parcels 7 and 8.

Accordingly, the Group performed an impairment analysis to determine the recoverability of its investment on Parcels 7 and 8, by assessing the estimated recoverable amount for capitalized construction costs of US$102.1 million related to its development on Parcels 7 and 8, as at December 31, 2010 based on critical accounting estimate and judgement above.

To estimate the discounted cash flows of the CGU, the Group considers all potential cash flows scenarios, which are probability weighted based on management’s estimates given current conditions. Determining the recoverability of the CGU is judgmental in nature and requires the use of significant estimates and assumptions, including estimated cash flows, probability weighting of potential scenarios, discount rates, costs to complete construction for assets under development, growth rates and future market conditions, among others. Future changes to the estimates and assumptions based upon unanticipated changes in macro-economic factors, regulatory environments, operating results or management’s intentions may result in future changes to the recoverability of the asset groups. The discounted cash flows of all potential cash flow scenarios of Parcels 7 and 8, which are probability weighted based on management’s estimates given current conditions, show that the carrying amount of capitalized costs on Parcels 7 and 8 is lower than its estimated recoverable amount.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED)

(d)	Allowance for doubtful trade receivables

The allowance for doubtful trade receivables represents the Group’s best estimate of the amount of probable credit losses in the Group’s existing trade receivables balance. The Group determines the allowance based on specific customer information, historical write-off experience and current industry and economic data. Account balances are charged off against the allowance when the Group believes it is probable the receivables will not be recovered. Management believes that there are no concentrations of credit risk for which an allowance has not been established. Although management believes that the allowance is adequate, it is possible that the estimated amount of cash collections with respect to trade receivables could change.

(e)	Litigation provisions

The Group is subject to various claims and legal actions. The accruals for these claims and legal actions are estimated in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”. Based on consultation with legal counsel, management estimated that no significant loss would be incurred beyond the amounts provided. Actual results could differ from these estimates.

(f)	Share-based compensation

The Group’s employees participate in equity award plans of LVS and/or the Company. Management of the Group uses the Black-Scholes option-pricing model to determine the total fair value of the options granted, which is based on fair value and various attributes of the underlying shares of LVS and the Company, depending on the type of the equity award plan. Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield, volatility of the underlying shares and the expected life of the options. The total fair value of options and restricted shares (“RSs”) granted is measured on the grant date based on the fair value of the underlying shares. In addition, the Group is required to estimate the expected percentage of grantees that will remain in employment with the Group at the end of the vesting period. The Group only recognizes an expense for those options or RSs expected to vest over the vesting period during which the grantees become unconditionally entitled to the options or RSs. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and RSs and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense.

The fair value of the options and RSs at the time of grant is to be expensed over the vesting period of the options and RSs based on an accelerated graded attribution approach. Under the accelerated graded attribution approach, each vesting installment of a graded vesting award is treated as a separate share option or RSs grant, which means that each vesting installment will be separately measured and attributed to expense, resulting in accelerated recognition of share-based compensation expense.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. NET REVENUES AND INTEREST INCOME

Year ended December 31, 2010 2009 Note US$’000

Net revenues

Casino 3,663,522 2,888,545 Rooms 146,047 123,431 Food and beverage 73,808 61,991 Mall — Income from right of use 116,100 110,259 — Management fees and other 23,701 27,030 Convention, ferry, retail and other 119,126 89,858

4,142,304 3,301,114

Interest income

Notes receivable from a related company 32(a)(iii) — 28 Bank deposits 3,341 499

3,341 527

Total net revenues and interest income 4,145,645 3,301,641

6. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area that the Group domiciles. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: Sands Macao, The Venetian Macao, The Plaza Macao, ferry and other operations and other developments (on Parcels 3, 5, 6, 7 and 8 on Cotai).

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6. SEGMENT INFORMATION (CONTINUED)

Sands Macao, The Venetian Macao, The Plaza Macao and other developments, once in operation, will derive their revenue primarily from casino, hotel, food and beverage, mall, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao. The Group’s segment information is as follows:

Year ended December 31, 2010 2009 US$’000 Note 2(y)

Net revenues:

The Venetian Macao 2,407,132 1,987,679 Sands Macao 1,189,044 1,020,055 The Plaza Macao 497,973 260,571 Ferry and other operations 92,942 69,671 Other developments — —Inter-segment revenues (44,787) (36,862)

4,142,304 3,301,114

Year ended December 31, 2010 2009 US$’000 Note 2(y)

Adjusted EBITDA (Unaudited) (Note):

The Venetian Macao 810,392 551,939 Sands Macao 317,538 243,370 The Plaza Macao 113,671 39,161 Ferry and other operations (25,356) (25,434) Other developments — —

1,216,245 809,036

Note: Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), impairment loss on property and equipment, loss on disposal of property and equipment, net foreign exchange losses, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

Year ended December 31, 2010 2009 US$’000 (Restated)

Depreciation and amortization:

The Venetian Macao 205,288 211,544 Sands Macao 39,857 48,096 The Plaza Macao 52,188 55,418 Ferry and other operations 16,334 12,936 Other developments 122 244

313,789 328,238

The following is a reconciliation of adjusted EBITDA to profit for the year attributable to equity holders of the Company:

Year ended December 31, 2010 2009 US$’000 Note (Restated)

Adjusted EBITDA (Unaudited) 1,216,245 809,036 Share-based compensation granted to employees by LVS and the Company, net of amount capitalized (9,571) (7,702) Corporate expense (a) (27,359) (11,516) Pre-opening expense (b) (27,938) (82,234) Depreciation and amortization (313,789) (328,238) Amortization of show production costs 4,206 4,223 Impairment loss on property and equipment (16,057) —Loss on disposal of property and equipment (31,960) (6,042) Net foreign exchange losses (6,879) (1,293) Fair value losses on financial assets at fair value through profit or loss (1,212) (1,239)

Operating profit 785,686 374,995 Interest income 3,341 527 Interest expense, net of amounts capitalized (118,683) (154,119) Loss on modification or early retirement of debt — (6,186)

Profit before income tax 670,344 215,217 Income tax expense (3,894) (201)

Profit for the year attributable to equity holders of the Company 666,450 215,016

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

(a)	Corporate expense

Year ended December 31, 2010 2009 Note US$’000

Royalty fees 32(a)(vi) 20,000 1,753 Management fees 32(a)(ii) 3,502 5,625 Professional fees 838 46 Employee benefit expenses 304 2,954 Other expenses 2,715 1,138

27,359 11,516

(b)	Pre-opening expense

Year ended December 31, 2010 2009 Note US$’000

Suspension costs 10,019 65,422 Employee benefit expenses 7,368 12,235 Professional fees 2,384 1,231 Utilities and fuel costs 1,850 9 Management fees 32(a)(ii) 1,109 532 Advertising costs 182 37 Other expenses 5,026 2,768

27,938 82,234

Amounts above exclude share-based compensation granted to employees by LVS and the Company.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

December 31,

2010 2009 US$’000 (Restated)

Total assets

The Venetian Macao 3,216,339 2,892,707 Sands Macao 486,156 530,354 The Plaza Macao 1,174,235 1,181,847 Ferry and other operations 308,886 773,149 Other developments 3,288,933 2,249,675

8,474,549 7,627,732

During the year ended December 31, 2010, US$391.6 million of cash and bank balances that the Company derived from the offer of ordinary shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the prospectus dated November 16, 2009 (“Global Offering”) was allocated from the ferry and other operations segment to the other developments segment.

December 31,

2010 2009 US$’000 (Restated)

Total non-current assets

Held locally 6,771,636 6,159,305 Held in foreign countries 223,049 236,249 Deferred income tax assets 13 113 Financial assets at fair value through profit or loss 1,301 1,529

6,995,999 6,397,196

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. Employee benefit expenses (including Directors' emoluments)

	Year ended December 31, 2010	2009
	US$'000	
Wages, salaries, bonus and termination costs	390,503	420,403
Staff meals	22,980	22,735
Share-based compensation, net of amount capitalized	9,571	7,702
Pension costs — defined contribution plan	7,404	4,907
Other employee benefit expenses	11,221	7,148
	441,679	462,895

Total amounts of share-based compensation and the amounts capitalized are as below:

	Note	Year ended December 31, 2010	2009
		US$'000	
Share-based compensation expense:			
Charged by LVS	33	5,483	8,513
Incurred under the SCL Equity Plan	33	5,865	—
Less: amount capitalized as part of property and equipment and investment properties		(1,777)	(811)
Share-based compensation expensed in the consolidated income statement		9,571	7,702

Other than the share-based compensation capitalized for the construction of the apart-hotel tower of The Plaza Macao for the year ended December 31, 2009, capitalization of share-based compensation ceased upon suspension of the respective Cotai Strip development projects in 2008. The Group had capitalized the share-based compensation since the recommencement of the construction activities at Parcels 5 and 6 in May 2010 (see also Note 30(d)).

(a) Pension costs — defined contribution plan

Contributions totaling US$1.2 million remained payable to the provident fund as at December 31, 2010 (2009: US$1.4 million). Forfeited contributions totalling US$2.7 million (2009: US$7.0 million) were utilized during the year leaving US$0.5 million (2009: US$0.9 million) available at the year end to reduce future contributions.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. Employee benefit expenses (including Directors' emoluments) (continued)

(b) Directors' emoluments

The remuneration of the Company's Directors is as follows:

	Fees	Salaries, discretionary bonuses, allowances and benefits in kind	Subtotal	Share-based compensation	Total
			US$'000		
Year ended December 31, 2010					
Executive Directors					
Michael Alan Leven	—	—	—	—	—
Toh Hup Hock	—	969	969	744	1,714
Steven Craig Jacobs[1]	—	909	909	(119)	790
Stephen John Weaver[2]	—	1,857	1,857	(692)	1,165
Non-Executive Directors					
Sheldon Gary Adelson	—	—	—	—	—
Jeffrey Howard Schwartz	75	—	75	—	75
Irwin Abe Siegel	458	—	458	—	458
Independent Non-Executive Directors					
Iain Ferguson Bruce	100	—	100	—	100
Chiang Yun	75	—	75	—	75
David Muir Turnbull	257	—	257	—	257
	965	3,736	4,701	(67)	4,634

(1) Removed on July 23, 2010

(2) Retired on June 19, 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. Employee benefit expenses (including Directors' emoluments) (continued)

(b) Directors' emoluments (continued)

	Fees	Salaries, discretionary bonuses, allowances and benefits in kind	Subtotal	Share-based compensation	Total
			US$'000		
Year ended December 31, 2009					
Executive Directors					
Steven Craig Jacobs	—	1,389	1,389	2,137	3,526
Stephen John Weaver	—	1,367	1,367	824	2,191
Non-Executive Directors					
Sheldon Gary Adelson	—	—	—	—	—
Jeffrey Howard Schwartz	11	—	11	—	11
Irwin Abe Siegel	11	—	11	—	11
Independent Non-Executive Directors					
Iain Ferguson Bruce	14	—	14	—	14
Chiang Yun	11	—	11	—	11
David Muir Turnbull	11	—	11	—	11
	59	2,756	2,815	2,961	5,776

According to LVS's records, in addition to the Directors' emoluments disclosed above, Sheldon Gary Adelson, received emoluments (inclusive of share-based compensation) from LVS, amounting to US$12.8 million for the year ended December 31, 2010 (2009: US$4.2 million), US$0.1 million of which is in respect of his services to the Group.

Jeffrey Howard Schwartz and Irwin Abe Siegel received emoluments (inclusive of share-based compensation) from LVS, amounting to US$0.2 million and US$0.3 million, respectively, for the year ended December 31, 2010 (2009: US$0.1 million and US$0.3 million, respectively). Mr. Siegel was an independent Non-Executive Director of LVS for the years ended December 31, 2010 and 2009 and Mr. Schwartz was an independent Non-Executive Director of LVS for the year ended December 31, 2010 and for the period from March 2009 to December 31, 2009.

Michael Alan Leven was appointed as Executive Director of the Company on July 27, 2010. He received emoluments (inclusive of share-based compensation) from LVS, amounting to US$13.0 million for the year ended December 31, 2010, US$1.2 million of which is in respect of his services to the Group.

Toh Hup Hock was appointed as Executive Director of the Company on June 30, 2010. The emoluments shown in this table represented his remuneration received for the whole year, including remuneration received as an employee prior to his directorship of the Company.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS) (CONTINUED)

(b)	Directors’ emoluments (continued)

Steven Craig Jacobs was removed from office by the Board as Executive Director of the Company on July 23, 2010.

Stephen John Weaver retired as Executive Director of the Company on June 19, 2010.

No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2009: nil).

None of the Directors waived or has agreed to waive any emoluments during the year (2009: nil).

(c)	Five highest paid individuals

The five individuals whose emoluments were the highest in the Group include two (2009: two) Directors whose emoluments are reflected in the analysis presented above. The emoluments payable to the remaining three (2009: three) individuals during the year are as follows:

Year ended December 31, 2010 2009 US$’000

Basic salaries and allowances 2,066 1,162 Bonus 720 378 Share-based compensation 1,621 1,246

4,407 2,786

The emoluments of the above mentioned individuals, who are not Directors of the Company, with the highest emoluments fall within the following bands:

Year ended December 31, 2010 2009 Number of Number of individuals individuals

HK$5,000,001 (approximately US$645,000)–HK$5,500,000

(approximately US$710,000) — 1 HK$7,000,001 (approximately US$903,000)–HK$7,500,000 (approximately US$968,000) 1 —HK$8,000,001 (approximately US$1,032,000)–HK$8,500,000 (approximately US$1,097,000) 1 2 HK$18,500,001 (approximately US$2,323,000)–HK$19,000,000 (approximately US$2,452,000) 1 —

3	3

No emoluments were paid to any of the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for loss of office during the year ended December 31, 2010 (2009: nil).

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES

(a)	An analysis of the operating expenses is as follows:

Year ended December 31, 2010 2009 Note US$’000 (Restated)

Gaming tax(1) 1,804,073 1,395,790 Inventories consumed 43,716 40,115 Employee benefit expenses 441,679 462,895 Depreciation and amortization 313,789 328,238 Gaming promoter/agency commissions 219,043 186,659 Other expenses (i) 534,318 512,422

Operating expenses 3,356,618 2,926,119

(1) According to the gaming concession granted by the Macao Government and the relevant legislation, the Group is required to pay 35% gaming tax on gross gaming win, which represents net wins from casino operations. The Group is also required to pay an additional 4% of gross gaming win as public development and social related contributions. On a monthly basis, the Group also makes certain variable and fixed payments to the Macao Government based on the number of slot machines and table games in its possession. These expenses are reported as “gaming tax” in the consolidated income statement.

(i)	Analysis of other expenses is as follows:

Year ended December 31, 2010 2009 Note US$’000 (Restated)

Utilities and operating supplies 129,584 116,522 Provision for doubtful accounts 41,637 54,066 Loss on disposal of property and equipment 31,960 6,042 Management fees 32(a)(ii) 26,692 26,841 Royalty fees 20,256 1,753 Impairment loss on property and equipment 16,057 —Suspension costs(2) 10,019 65,422 Operating lease payments 9,584 14,662 Net foreign exchange losses 6,879 1,293 Auditor’s remuneration 1,316 1,238 Fair value losses on financial assets at fair value through profit or loss 1,212 1,239 Other support services 129,356 119,771 Other operating expenses 109,766 103,573

534,318 512,422

(2) Suspension costs mainly comprised of labor severance and payroll costs, site management and organization costs, demobilization costs and storage charges incurred during the suspension period.

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8. OTHER EXPENSES (CONTINUED)

(b)	The operating expenses can also be analyzed as follows:

Year ended December 31, 2010 2009 US$’000 (Restated)

Casino 2,378,166 1,946,969 Rooms 26,461 26,909 Food and beverage 51,847 49,389 Mall 31,669 33,916 Convention, ferry, retail and other 150,758 127,498 Provision for doubtful accounts 41,637 54,066 General and administrative expense 250,863 256,052 Corporate expense 27,359 11,516 Pre-opening expense 27,961 82,992 Depreciation and amortization 313,789 328,238 Net foreign exchange losses 6,879 1,293 Impairment loss on property and equipment 16,057 —Loss on disposal of property and equipment 31,960 6,042 Fair value losses on financial assets at fair value through profit or loss 1,212 1,239

Operating expenses 3,356,618 2,926,119

9. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

Year ended December 31, 2010 2009 US$’000 (Restated)

Bank borrowings 138,664 127,692 Amortization of deferred financing costs 21,210 12,668 Finance lease liabilities 9,743 5,975 Notes payable to related companies — 17,079 Bank guarantee charges and other financing costs 15,681 3,145

185,298 166,559 Less: interest capitalized (66,615) (12,440)

Interest expense, net of amounts capitalized 118,683 154,119

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. Interest expense, net of amounts capitalized (continued)

A capitalization rate of 4.7% to 5.8% (2009: 2.7% to 5.7%) was used, representing the effective finance costs of the loans to finance the assets under construction.

Capitalization of interest on Parcels 5 and 6 ceased upon suspension of the projects in 2008. The Group had capitalized the interest since the recommencement of the construction activities at Parcels 5 and 6 in May 2010 (see also Note 30(d)).

10. Income tax expense

	Note	Year ended December 31, 2010	2009
		US$'000	
Current income tax			
Macao complementary tax		158	169
Lump sum in lieu of Macao complementary tax on dividend		3,580	—
Other overseas taxes		80	—
Overprovision in prior years			
Macao complementary tax		(3)	—
Hong Kong profits tax		—	(14)
Deferred income tax	17	79	46
Income tax expense		3,894	201

(a) Macao complementary tax

Macao complementary tax is levied at progressive rates ranging from 3% to 9% on the taxable income above MOP32,000 (equivalent to US$4,000) but below MOP300,000 (equivalent to US$37,500), and thereafter at a fixed rate of 12%. For the year ended December 31, 2010, a special complementary tax incentive is provided to effect that tax free income threshold is increased from MOP32,000 to MOP200,000 (equivalent to US$4,000 to US$25,000) with the next MOP100,000 (equivalent to US$12,500) of profit being taxed at a fixed rate of 9% and thereafter at a fixed rate of 12% (2009: same).

Pursuant to the Despatch No. 250/2004 issued by the Chief Executive of Macao on September 30, 2004, VML was exempted from Macao complementary tax on its gaming activities for five years effective from the 2004 year of assessment. On May 21, 2008, VML was granted, pursuant to the Despatch No. 167/2008 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, which is set to expire in 2013. Regarding the other subsidiaries, during the year ended December 31, 2010, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit (2009: same).

(b) Hong Kong profits tax

The Company's subsidiaries that carry on business in Hong Kong are subject to the Hong Kong profits tax rate at 16.5% for the year ended December 31, 2010 (2009: same).

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	INCOME TAX EXPENSE (CONTINUED)

The tax on the Group’s profit before income tax differs from the theoretical amount that would arise using the domestic tax rates applicable to profits of the consolidated entities in the respective jurisdictions as follows:

Year ended December 31, 2010 2009 Note US$’000 (Restated)

Profit before income tax 670,344 215,217

Tax calculated at domestic rates applicable to profit in the respective jurisdictions 79,963 23,935 Tax effects of: Income not subject to tax (i) (456,727) (346,427) Expenses not deductible for tax purposes (i), (ii) 319,924 248,386 Amortization of pre-opening expenses previously not recognized (5,955) (2,839) Pre-opening expenses for which no deferred tax assets were recognized 3,732 10,135 Tax losses for which no deferred income tax assets were recognized 59,508 67,009 Lump sum in lieu of Macao complementary tax of dividend (iii) 3,580 —Others (131) 2

Income tax expense 3,894 201

(i) During the year ended December 31, 2010, VML was exempted from Macao complementary tax on its gaming activities (see also Note 10(a)). In addition, lease/right of use income recorded in VML and VCL were subject to property tax (Note (ii)), and should, therefore, also be excluded from Macao complementary tax calculations. Accordingly, casino revenues and lease/right of use income and their corresponding expenses incurred were presented as “Income not subject to tax” and “Expenses not deductible for tax purposes” respectively in the calculations above (2009: same).

(ii) Lease/right of use income recorded in VML and VCL are exempted from property tax for the first four and six years for the newly constructed buildings in Macao and Cotai Strip, respectively, pursuant to Article 9(1)(a) of Lei no. 19/78/M. This exemption has been extended to August 2012 for the Sands Macao. Regarding The Venetian Macao and The Plaza Macao, the procedures for registration at the tax department are being completed and the exact date of expiration of the exemption cannot be determined at this stage.

(iii) VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML’s shareholders on dividend distributions to them from gaming profits. For the year ended December 31, 2010, the income tax expense relates primarily to the amount accrued.

11.	DIVIDENDS

No dividends have been paid or declared by the Company for the year ended December 31, 2010 (2009: same).

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the profit for the year attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the year.

The Company was incorporated on July 15, 2009. The weighted average number of ordinary shares in issue during the year ended December 31, 2009 used in the basic earnings per share calculation is determined on the assumption that the 6,279,999,999 shares at par value of US$0.01 each issued upon the Capitalization Issue to VVDI (II), the immediate holding company, had been in issue prior to the incorporation of the Company.

Year ended December 31, 2010 2009 (Restated)

Profit attributable to equity holders of the Company (US$’000) 666,450 215,016 Weighted average number of shares (thousand shares) 8,047,865 6,434,991

Earnings per share, basic (US$) US8.28 cents US3.34 cents

Earnings per share, basic (HK$)(i) HK64.44 cents HK25.90 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7824 (2009: US$1.00 to HK$7.7547) . No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, or at any other rates or at all.

Diluted earnings per share is equal to basic earnings per share as the share options of the Company did not result in any potential dilutive effect on the ordinary shares outstanding during the year (2009: same).

Annual Report 2010 125

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	INVESTMENT PROPERTIES — GROUP

December 31, January 1,

2010 2009 2009 US$’000 (Restated) (Restated)

Opening net book amount, as previously reported 676,512 338,014 292,726 Effect of adoption of IAS 17 (Amendment) 72,231 72,990 72,990

Opening net book amount, as restated 748,743 411,004 365,716

Transfer from property and equipment upon adoption of amendment to IAS 40 “Investment

Properties” (“IAS 40 (Amendment)”) — 227,942 —Additons 33,393 130,980 5,556 Transfer from property and equipment — — 56,322 Depreciation (21,150) (20,997) (17,606) Exchange difference (1,094) (186) 1,016

At end of year 759,892 748,743 411,004

December 31, January 1,

2010 2009 2009 US$’000 (Restated) (Restated)

Cost as previously reported 750,666 718,387 359,658 Effect of adoption of IAS 17 (Amendment) 73,647 73,693 73,709

Cost as restated 824,313 792,080 433,367

Accumulated depreciation, as previously reported (62,220) (41,875) (21,644) Effect of adoption of IAS 17 (Amendment) (2,201) (1,462) (719)

Accumulated depreciation, as restated (64,421) (43,337) (22,363)

Net book amount 759,892 748,743 411,004

126 Annual Report 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	INVESTMENT PROPERTIES — GROUP (CONTINUED)

The Group’s investment properties are revalued by an independent professional qualified valuer, CB Richard Ellis (Pte) Ltd, on an annual basis. Valuations were based on current prices in an active market for all properties as follows:

December 31,

2010 2009 US$’000

Fair value of the investment properties 2,680,000 2,256,000

The following amounts have been recognized in the consolidated income statement:

Year ended December 31, 2010 2009 US$’000

Mall income 139,801 137,289

Direct operating expenses arising from investment properties that generate rental income 31,167 40,046

Direct operating expenses that did not generate rental income 10,524 13,611

Annual Report 2010 127

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. Property and equipment, net — Group

The movements of property and equipment for the year are as follows:

	Leasehold interests in land	Land improvements	Building and building improvements	Leasehold improvements	Vehicles US$'000	Ferries	Furniture, fittings & equipment	Construction-in-progress	Total
At January 1, 2009									
Cost as previously reported	—	133,554	2,638,045	11,599	18,469	170,101	583,993	2,080,326	5,636,087
Effect of adoption of IAS 17 (Amendment)	344,076	—	—	—	—	—	—	—	344,076
Cost as restated	344,076	133,554	2,638,045	11,599	18,469	170,101	583,993	2,080,326	5,980,163
Accumulated depreciation, as previously reported	—	(10,456)	(164,721)	(7,316)	(3,195)	(6,102)	(208,474)	—	(400,264)
Effect of adoption of IAS 17 (Amendment)	(10,874)	—	—	—	—	—	—	—	(10,874)
Accumulated depreciation, as restated	(10,874)	(10,456)	(164,721)	(7,316)	(3,195)	(6,102)	(208,474)	—	(411,138)
At January 1, 2009	333,202	123,098	2,473,324	4,283	15,274	163,999	375,519	2,080,326	5,569,025
Year ended December 31, 2009, as restated									
Opening net book amount, as previously reported	—	123,098	2,473,324	4,283	15,274	163,999	375,519	2,080,326	5,235,823
Effect of adoption of IAS 17 (Amendment)	333,202	—	—	—	—	—	—	—	333,202
Opening net book amount, as restated	333,202	123,098	2,473,324	4,283	15,274	163,999	375,519	2,080,326	5,569,025
Transfer to investment properties upon adoption of IAS 40 (Amendment)	—	—	—	—	—	—	—	(227,942)	(227,942)
Additions	272,151	—	425	423	5,399	80,527	13,536	138,694	511,155
Adjustments to project costs	—	(83)	(29,746)	(30)	—	—	18,836	(606)	(11,629)
Disposals	—	(3)	(2,750)	(75)	(2,129)	—	(5,071)	(2,121)	(12,149)
Transfers	—	1,883	82,619	125	—	—	24,977	(109,604)	—
Depreciation	(7,097)	(8,907)	(120,041)	(1,739)	(2,707)	(10,697)	(149,670)	—	(300,858)
Exchange difference	261	(65)	(1,906)	(9)	(10)	—	(297)	(519)	(2,545)
Closing net book amount	598,517	115,923	2,401,925	2,978	15,827	233,829	277,830	1,878,228	5,525,057
At December 31, 2009									
Cost as previously reported	—	135,275	2,686,261	6,419	21,727	250,628	630,130	1,878,228	5,608,668
Effect of adoption of IAS 17 (Amendment)	616,486	—	—	—	—	—	—	—	616,486
Cost as restated	616,486	135,275	2,686,261	6,419	21,727	250,628	630,130	1,878,228	6,225,154
Accumulated depreciation, as previously reported	—	(19,352)	(284,336)	(3,441)	(5,900)	(16,799)	(352,300)	—	(682,128)
Effect of adoption of IAS 17 (Amendment)	(17,969)	—	—	—	—	—	—	—	(17,969)
Accumulated depreciation, as restated	(17,969)	(19,352)	(284,336)	(3,441)	(5,900)	(16,799)	(352,300)	—	(700,097)
At December 31, 2009	598,517	115,923	2,401,925	2,978	15,827	233,829	277,830	1,878,228	5,525,057

128 | Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. Property and equipment, net — Group (continued)

The movements of property and equipment for the year are as follows: (continued)

	Leasehold interests in land	Land improvements	Building and building improvements	Leasehold improvements	Vehicles	Ferries	Furniture, fittings & equipment	Construction-in-progress	Total
					US$'000				
Year ended December 31, 2010									
Opening net book amount, as previously reported	—	115,923	2,401,925	2,978	15,827	233,829	277,830	1,878,228	4,926,540
Effect of adoption of IAS 17 (Amendment)	598,517	—	—	—	—	—	—	—	598,517
Opening net book amount, as restated	598,517	115,923	2,401,925	2,978	15,827	233,829	277,830	1,878,228	5,525,057
Additions	1,685	3	1,333	139	54	733	14,748	318,635	337,330
Adjustments to project costs	—	8,036	(24,528)	(2)	(20)	(1,126)	(1,817)	18,585	(872)
Disposals	—	—	(598)	—	—	(98)	(473)	(35,933)	(37,102)
Transfers	—	3	3,696	—	—	—	1,025	(4,724)	—
Impairment	—	—	(33)	—	—	—	(3,549)	(12,475)	(16,057)
Depreciation	(7,098)	(10,938)	(121,711)	(1,871)	(3,620)	(12,458)	(128,151)	—	(285,847)
Exchange difference	(1,309)	(418)	(9,559)	14	(49)	—	(753)	(7,123)	(19,197)
Closing net book amount	591,795	112,609	2,250,525	1,258	12,192	220,880	158,860	2,155,193	5,503,312
At December 31, 2010									
Cost	616,862	142,807	2,655,113	6,395	21,684	250,123	627,687	2,155,193	6,475,864
Accumulated depreciation	(25,067)	(30,198)	(404,588)	(5,137)	(9,492)	(29,243)	(468,827)	—	(972,552)
At December 31, 2010	591,795	112,609	2,250,525	1,258	12,192	220,880	158,860	2,155,193	5,503,312

Interest expense of US$66.6 million (Note 9) and other direct costs of US$16.6 million have been capitalized for the year ended December 31, 2010 (2009: US$12.4 million and US$20.7 million).

Equipment includes the following amounts where the Group is the lessee under finance leases:

	December 31, 2010	December 31, 2009	January 1, 2009
		US$'000	
Cost	**1,137**	742	666
Accumulated depreciation	**(480)**	(237)	(75)
Net book amount	**657**	505	591

Annual Report 2010 | 129

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.	PROPERTY AND EQUIPMENT, NET — GROUP (CONTINUED)

The Group leases various equipment under non-cancellable finance lease agreements. The lease terms are between three and five years and ownership of the assets lies within the Group.

The Group received land concessions from the Macao Government to build on Parcels 1, 2, 3 and 5 and 6 of the Cotai Strip, including the sites on which The Venetian Macao (Parcel 1) and The Plaza Macao (Parcel 2) are located. The Group does not own these land sites; however, the land concession, which has an initial term of 25 years and is renewable at the Group’s option, in accordance with Macao law, grants the Group exclusive use of the land. As specified in the land concession, the Group is required to pay premiums for each parcel, which are either payable in a single lump sum upon acceptance of the land concession by the Macao Government or in seven semi-annual installments bearing interest at 5.0% per annum (provided that the outstanding balance is due upon the completion of the corresponding integrated resort), as well as annual rent for the term of the land concession, which may be revised every five years by the Macao Government.

The Group’s rights arising from the land concession of the parcels are collateralized by a first-priority security for the Group’s indebtedness under the VML Credit Facility and VOL Credit Facility (see Note 27 (a) and (b)). In addition, the Group’s rights over the parcels of land are charged as security to a financial institution for issuing a bank guarantee to the Macao Government to guarantee the payments of annual rent and land lease premium.

During the year ended December 31, 2010, the Group made payments of US$19.3 million as partial payments of the land premium for Parcels 5 and 6 (2009: US$87.5 million) and US$13.2 million and US$14.8 million as final payments of the land premium for Parcels 2 and 3 (2009: US$12.6 million and US$14.2 million), respectively. The remaining land premium payments for Parcels 5 and 6 will either be payable through the remaining six semi-annual installments in the amount of US$23.0 million, bearing interest at 5.0% per annum, or due upon completion of the integrated resort on these parcels.

Prior to January 1, 2010, the Group’s leasehold interests in land were classified as operating lease. Upon adoption of IAS 17 (Amendment) on January 1, 2010, the Group has reassessed the classification of the leasehold interests in land and the Group’s leasehold interests in land are now classified as finance leases.

130 Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.	FINANCIAL INSTRUMENTS BY CATEGORY

Group Company Financial assets at fair value through profit Loans and Loans and or loss receivables Total receivables

Note US$’000 US$’000

Assets

At December 31, 2010

Financial assets at fair value through profit or loss 18 1,301 — 1,301 —Trade and other receivables, net 20 — 269,409 269,409 530,169 Restricted cash and cash equivalents 21 — 778,053 778,053 —Cash and cash equivalents 23 — 1,040,761 1,040,761 45,513

Deposits 19 — 1,190 1,190 —

Total 1,301 2,089,413 2,090,714 575,682

At December 31, 2009

Financial assets at fair value through profit or loss 18 1,529 — 1,529 —Trade and other receivables, net 20 — 273,827 273,827 483,969 Restricted cash and cash equivalents 21 — 17,172 17,172 —Cash and cash equivalents 23 — 908,334 908,334 510,584 Deposits 19 — 1,067 1,067 1

Total 1,529 1,200,400 1,201,929 994,554

At January 1, 2009

Trade and other receivables, net 20 — 253,387 253,387 —Restricted cash and cash equivalents 21 — 124,112 124,112 —Cash and cash equivalents 23 — 417,769 417,769 —Deposits 19 — 1,768 1,768 —

Total — 797,036 797,036 —

Annual Report 2010 131

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.	FINANCIAL INSTRUMENTS BY CATEGORY (CONTINUED)

Group Company Financial Financial liabilities at liabilities at amortized cost amortized cost

Note US$’000 US$’000 (Restated)

Liabilities

At December 31, 2010

Trade and other payables 26 808,321 11,233 Borrowings 27 3,133,201 —

Total 3,941,522 11,233

At December 31, 2009

Trade and other payables 26 707,834 6,667 Borrowings 27 3,087,305 —

Total 3,795,139 6,667

At January 1, 2009

Trade and other payables 26 1,882,100 —Borrowings 27 3,755,772 —

Total 5,637,872 —

132 Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16. Intangible assets, net — Group

	Trademarks	Computer software	Show production costs	Total
		US$'000		
At January 1, 2009				
Cost	105	13,849	40,584	54,538
Accumulated amortization	(61)	(6,379)	(1,876)	(8,316)
At January 1, 2009	44	7,470	38,708	46,222
Year ended December 31, 2009				
Opening net book amount	44	7,470	38,708	46,222
Additions	—	2,119	—	2,119
Adjustments to project costs	—	—	(440)	(440)
Disposals	—	(4)	—	(4)
Amortization	(15)	(2,631)	(4,223)	(6,869)
Exchange difference	—	(4)	(19)	(23)
Closing net book amount	29	6,950	34,026	41,005
At December 31, 2009				
Cost	105	15,922	40,122	56,149
Accumulated amortization	(76)	(8,972)	(6,096)	(15,144)
At December 31, 2009	29	6,950	34,026	41,005
Year ended December 31, 2010				
Opening net book amount	**29**	**6,950**	**34,026**	**41,005**
Additions	**66**	**923**	**—**	**989**
Amortization	**(17)**	**(3,003)**	**(4,207)**	**(7,227)**
Exchange difference	**—**	**(18)**	**(112)**	**(130)**
Closing net book amount	**78**	**4,852**	**29,707**	**34,637**
At December 31, 2010				
Cost	**171**	**16,782**	**39,979**	**56,932**
Accumulated amortization	**(93)**	**(11,930)**	**(10,272)**	**(22,295)**
At December 31, 2010	**78**	**4,852**	**29,707**	**34,637**

Annual Report 2010 | 133

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. Deferred income tax assets — Group

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off and when the deferred income taxes relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

The movements of the deferred tax assets/(liabilities) are as follows:

	Decelerated depreciation allowance	Tax losses	Accelerated tax depreciation	Total
		US$'000		
At January 1, 2009	21	303	(165)	159
Charge for the year	(22)	(24)	—	(46)
At December 31, 2009	(1)	279	(165)	113
Credit/(charge) for the year	1	(245)	165	(79)
At December 31, 2010	**—**	**34**	**—**	**34**

Deferred tax assets are recognized for tax loss carry forwards to the extent that realization of the related tax benefit through future taxable profits is probable. The unrecognized deferred income tax assets in respect of losses that can be carried forward against future taxable income and pre-opening expenses are as follows:

	December 31, 2010	December 31, 2009	January 1, 2009
		US$'000	
Arising from unused tax losses	**190,615**	157,977	83,769
Arising from pre-opening expenses	**33,070**	26,221	15,856
	223,685	184,198	99,625

As at December 31, 2010, subject to the agreement by tax authorities, out of the total unrecognized tax losses of approximately US$1,555.6 million (2009: US$1,294.0 million), approximately US$83.7 million (2009: US$57.5 million) can be carried forward indefinitely. The remaining amount of approximately US$1,471.9 million (2009: US$1,236.4 million) will expire in one to five years.

18. Financial assets at fair value through profit or loss – Group

The Group's financial assets at fair value through profit or loss are derivative financial instruments, which consist of four interest rate cap agreements (2009: one) (collectively, the "Cap Agreements") that the Group uses to manage the interest rate risk associated with the Group's variable-rate borrowings (see Note 27). The notional principal amounts of the outstanding Cap Agreements were US$1.96 billion as at December 31, 2010 (2009: US$1.59 billion). The Cap Agreements do not qualify for hedge accounting and are stated at fair value based on quoted market values from the financial institutions holding the agreements.

Changes in fair values of financial assets at fair value through profit or loss are recorded in "Other expenses" in the consolidated income statement (Note 8).

134 | Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19. OTHER ASSETS, NET

	Group			Company	
	December 31,		January 1,	December 31,	
	2010	2009	2009	2010	2009
	US$'000			US$'000	
Deferred leasing fees	23,848	26,971	27,950	—	—
Less: amortization of deferred leasing fees	(16,386)	(11,973)	(6,023)	—	—
Tenant improvement allowance	24,443	24,530	24,930	—	—
Less: amortization of tenant improvement allowance	(9,396)	(6,229)	(2,671)	—	—
Other deferred incentive allowance	6,353	6,381	3,940	—	—
Less: amortization of other deferred incentive allowance	(2,054)	(998)	(31)	—	—
Deposits	1,190	1,067	1,768	—	1
Others	7,593	9,045	10,907	—	—
	35,591	48,794	60,770	—	1

The maximum exposure to credit risk at the reporting date for deposits and others is their carrying values. No impairment charges related to these assets were recorded during the year ended December 31, 2010 (2009: same).

The Group's and the Company's deposits are denominated in the following currencies:

	Group			Company	
	December 31,		January 1,	December 31,	
	2010	2009	2009	2010	2009
	US$'000			US$'000	
HK$	566	616	985	—	1
Renminbi ("RMB")	493	331	343	—	—
MOP	131	120	440	—	—
	1,190	1,067	1,768	—	1

Annual Report 2010 | 135

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. Trade and other receivables and prepayments, net

		Group			Company	
		December 31,		January 1,	December 31,	
		2010	2009	2009	2010	2009
	Note	US$'000			US$'000	
Trade receivables		334,084	308,713	216,388	—	—
Less: provision for doubtful trade receivables		(80,300)	(55,821)	(17,000)	—	—
Trade receivables, net	(a)	253,784	252,892	199,388	—	—
Notes receivable from related companies	32(b)	—	—	800	179,152	176,200
Other receivables		12,247	19,713	22,991	6	193
Notes interest receivable from related companies	32(c)	—	—	57	863	849
Receivables from related companies — non-trade	32(d)	3,378	1,222	30,151	350,148	306,727
Other receivables		15,625	20,935	53,999	530,169	483,969
Prepayments		10,393	13,022	84,321	146	82
Deferred rent		89,344	78,815	55,580	—	—
Less: amortization of deferred rent		(50,952)	(32,429)	(13,884)	—	—
Less: provision for doubtful deferred rent		(5,936)	(5,880)	—	—	—
Prepayments		42,849	53,528	126,017	146	82
Trade and other receivables and prepayments, net		312,258	327,355	379,404	530,315	484,051
Less: non-current portion						
Notes receivable from related companies		—	—	(500)	(179,152)	(176,200)
Prepayments		—	—	(62,848)	—	—
Deferred rent		(20,656)	(31,955)	(28,109)	—	—
		(20,656)	(31,955)	(91,457)	(179,152)	(176,200)
Current portion		291,602	295,400	287,947	351,163	307,851

136 | Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. Trade and other receivables and prepayments, net (continued)

The trade and other receivables, net of provision, are denominated in the following currencies:

	December 31, 2010	December 31, 2009	January 1, 2009
	US$'000	US$'000	US$'000
HK$	240,847	253,873	197,489
MOP	25,061	18,258	24,608
US$	2,704	1,342	30,790
Singapore Dollar ("SGD")	795	—	—
RMB	2	354	500
	269,409	273,827	253,387

(a) Trade receivables, net, of the Group

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

	December 31, 2010	December 31, 2009	January 1, 2009
	US$'000	US$'000	US$'000
0–30 days	209,330	197,645	148,061
31–60 days	14,251	16,796	12,671
61–90 days	5,680	9,508	8,790
Over 90 days	24,523	28,943	29,866
	253,784	252,892	199,388

The carrying values of trade receivables approximate their fair values at each balance sheet date. The maximum exposure to credit risk is the fair values of trade receivables at each balance sheet date.

Trade receivables mainly include casino receivables. The Group generally does not charge interest for credit granted but requires a personal cheque or other acceptable forms of security. In respect of gaming promoters, the receivables can be offset against the commission payables. Absent special approval, the credit period granted to selected premium and mass market players is typically 15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement.

Included in gross receivables are casino receivables of US$263.5 million as at December 31, 2010 (2009: US$280.1 million). There is a concentration of credit risk related to gross casino receivables as 41.3% of the casino receivables as at December 31, 2010 (2009: 39.3%) were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group has policies to mitigate concentration of credit risk (see Note 3(a)(ii)) and believes its provision is adequate.

Annual Report 2010 | 137

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. Trade and other receivables and prepayments, net (continued)

(a) Trade receivables, net, of the Group (continued)

As at December 31, 2010, net trade receivables of approximately US$58.1 million (2009: US$124.3 million), were past due but not impaired. These relate to a number of independent customers that have a good track record with the Group. Extension of the credit period, with terms and conditions subject to special approvals, has been granted to these customers. The aging analysis of these trade receivables that were past due but not impaired based on the original terms is as follows:

	December 31, 2010	December 31, 2009	January 1, 2009
		US$'000	
Past due 1–30 days	23,365	84,302	18,282
Past due 31–60 days	6,678	10,510	12,048
Past due 61–90 days	6,148	4,231	17,764
Past due over 90 days	21,933	25,255	23,428
	58,124	124,298	71,522

As at December 31, 2010, trade receivables of US$107.5 million (2009: US$96.8 million) were past due and partially impaired. The amount of the provision was US$80.3 million as at December 31, 2010 (2009: US$55.8 million). The receivables mainly relate to casino customers and mall retailers, which are in unexpected difficult economic situations. It was assessed that a portion of the receivables is expected to be recovered and thus not impaired. The aging of these past due receivables is as follows:

	December 31, 2010	December 31, 2009	January 1, 2009
		US$'000	
Past due 1–30 days	1,167	2,440	1,090
Past due 31–60 days	1,955	9,523	526
Past due 61–90 days	6,139	4,765	1,196
Past due over 90 days	98,273	80,069	17,498
	107,534	96,797	20,310

138 | Annual Report 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.	TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)
(a)	Trade receivables, net, of the Group (continued)

Movements of provision of doubtful trade receivables are as follows:

December 31, January 1,

2010 2009 2009 US$’000

At beginning of year 55,821 17,000 1,936 Provision made for the year 37,567 42,729 15,022 Amounts written-off (12,890) (3,881) —Exchange difference (198) (27) 42

At end of year 80,300 55,821 17,000

(b)	Other receivables and deferred rent

The carrying values of other receivables approximate their fair values at each balance sheet date, which also represent the Group’s maximum exposure to credit risk as at December 31, 2010. The Group holds security deposits, bank guarantees and letters of credit for certain other receivables and deferred rent. Impairment charges of US$3.9 million related to deferred rent were recorded for year ended December 31, 2010 and included in “Other expenses” in the consolidated income statement (2009: US$5.9 million). Amounts are charged to the provision account and generally written off when the recoverability is remote.

21.	RESTRICTED CASH AND CASH EQUIVALENTS — GROUP

As required by the Group’s VOL Credit Facility (Note 27(b)), certain loan proceeds made available under this facility and certain future cash flows generated by certain of the Group’s operations are deposited into restricted accounts, invested in cash or cash equivalents, and pledged to the collateral agent as security in favor of the lenders under the VOL Credit Facility. This restricted cash and cash equivalents amount is being used to fund ongoing construction of the Group’s Cotai Strip integrated resort development on Parcels 5 and 6 in accordance with terms specified in the VOL Credit Facility, as well as to fund interest and principal payments due under the VOL Credit Facility. As at December 31, 2010, the restricted cash and cash equivalents balance was US$775.7 million (2009: nil).

As required by the Group’s VML Credit Facility (Note 27(a)), certain proceeds drawn under this facility needed to be deposited into restricted bank accounts that were pledged to a disbursement agent for the VML Credit Facility lenders. This restricted cash was used for Sands Macao, The Venetian Macao and other Cotai Strip project costs under the disbursement terms specified in the VML Credit Facility. The disbursement account was subject to a security interest in favor of the lenders under the VML Credit Facility. There was no restricted cash and cash equivalents related to the VML Credit Facility as at December 31, 2010 (2009: US$17.2 million).

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21. Restricted cash and cash equivalents — Group (continued)

Restricted cash and cash equivalents also includes other items. Restricted cash and cash equivalents balances classified as current are primarily equivalent to the related construction payables that are also classified as current.

	December 31,		January 1,
	2010	2009	2009
		US$'000	
Restricted cash and cash equivalents	778,053	17,172	124,112
Less: non-current portion	(640,597)	—	—
Current portion	137,456	17,172	124,112

The Group's restricted cash and cash equivalents are denominated in the following currencies:

	December 31,		January 1,
	2010	2009	2009
		US$'000	
MOP	479,189	7,934	20,663
HK$	168,858	4,132	—
US$	130,006	5,106	103,449
	778,053	17,172	124,112

The maximum exposure to credit risk is the carrying amount of restricted cash and cash equivalents at each balance sheet date.

22. Inventories – Group

	December 31,		January 1,
	2010	2009	2009
		US$'000	
Food and beverage	4,563	4,740	5,261
Retail products	1,186	1,445	2,228
Ferry parts	1,316	1,131	243
Tobacco	382	416	474
General operating supplies	1,263	1,898	2,709
	8,710	9,630	10,915

As at December 31, 2010, all inventories were carried at cost (2009: same).

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23. Cash and cash equivalents

	Group			Company	
	December 31,		January 1,	December 31,	
	2010	2009	2009	2010	2009
	US$'000			US$'000	
Cash at bank and on hand	725,832	650,426	364,566	15,959	252,676
Short-term bank deposits	314,929	257,908	53,203	29,554	257,908
	1,040,761	908,334	417,769	45,513	510,584

The cash and cash equivalents are denominated in the following currencies:

	Group			Company	
	December 31,		January 1,	December 31,	
	2010	2009	2009	2010	2009
	US$'000			US$'000	
HK$	728,447	849,032	244,048	39,938	510,573
US$	236,577	17,518	143,041	1,964	11
MOP	44,752	27,822	16,493	3,611	—
SGD	26,039	12,403	9,534	—	—
Japanese Yen	4,452	1,557	4,403	—	—
RMB	494	2	250	—	—
	1,040,761	908,334	417,769	45,513	510,584

The effective interest rates on short-term bank deposits ranged from 0.31% to 0.80% per annum, as at December 31, 2010 (2009: 0.01%). These deposits have an average maturity of 6 to 31 days (2009: 88 days).

The carrying values of cash equivalents are their fair values as at December 31, 2010 (2009: same).

The maximum credit exposure of cash and cash equivalents of the Group and the Company as at December 31, 2010, amounted to US$942.1 million and US$45.5 million, respectively (2009: US$834.6 million and US$510.6 million).

Annual Report 2010 | 141

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24.	SHARE CAPITAL
(a)	Authorized share capital of the Company

Number of shares Ordinary shares US$’000

Authorized:

At July 15, 2009, date of incorporation 5,000,000 50 Increase in authorized share capital 15,995,000,000 159,950

At December 31, 2009 and 2010 16,000,000,000 160,000

As at the date of incorporation, the initial authorized share capital of the Company was US$50,000 divided into 5,000,000 ordinary shares of US$0.01 each.

On November 8, 2009, the authorized share capital was increased from US$50,000 to US$160,000,000 divided into 16,000,000,000 ordinary shares of US$0.01 each.

(b)	Issued share capital of the Company

Number of shares Ordinary shares Note US$’000

Issued and fully paid:

At July 15, 2009, date of incorporation 1 —Shares issued pursuant to the Global Offering (i) 1,270,000,000 12,700 Shares issued under the Capitalization Issue (ii) 6,279,999,999 62,800 Shares issued upon bond conversion (iii) 497,865,084 4,979

At December 31, 2009 and 2010 8,047,865,084 80,479

(i) Pursuant to the allotment resolution dated November 25, 2009, 1,270,000,000 shares (“Shares”) of US$0.01 each were issued at an issue price of HK$10.38 under the Global Offering. Excess of issue price over the par value of the ordinary shares were credited to share premium.

(ii) Upon the listing of the Company on November 30, 2009, 6,279,999,999 ordinary shares were issued at par to VVDI (II) via the Capitalization Issue of 6,279,999,999 shares in the Company, through the application of US$62,799,999.99 of the share premium received upon the issuance of shares to pay up the aggregate par value of the capitalization shares.

(iii) On September 4, 2009, US$600.0 million exchangeable bonds due 2014 were issued by VVDI (II), whereas the net proceeds of US$582.0 million from such bond was lent to the Company by way of an intercompany shareholder’s loan. Concurrent with the completion of the Global Offering, at the instruction of VVDI (II), the Group’s obligations under the intercompany shareholder’s loan were satisfied through the issuance of shares directly to the bondholders in connection with the mandatory and automatic exchange of the bonds for shares at an exchange price equal to 90.0% of the offer price of HK$10.38. Accordingly, an aggregate of 497,865,084 shares were allotted and issued to the bondholders upon the mandatory and automatic exchange of the bonds for shares upon the listing. The excess of the fair value of shares issued by the Company over the then carrying value of the liability received was accounted for as deemed dividend distributions (see Note 25).

142 Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25. Reserves

(a) Group

	Capital reserve (i)	Share premium	Statutory reserve (ii)	Share-based compensation reserves US$'000	Currency translation reserve	Retained earnings	Total
Balance at January 1, 2009, as previously reported	80,049	—	6,222	17,538	5,632	1,140,093	1,249,534
Effect of adoption of IAS17 (Amendment)	—	—	—	—	—	12,322	12,322
Balance at January 1, 2009, as restated	80,049	—	6,222	17,538	5,632	1,152,415	1,261,856
Comprehensive income							
Profit or loss	—	—	—	—	—	215,016	215,016
Other comprehensive loss, net of tax							
Currency translation differences	—	—	—	—	(1,893)	—	(1,893)
Total comprehensive income	—	—	—	—	(1,893)	215,016	213,123
Transactions with owners							
Shares issued pursuant to the Global Offering (Note 24(b)(i))	—	1,688,200	—	—	—	—	1,688,200
Shares issued under the Capitalization Issue (Note 24(b)(ii))	—	(62,800)	—	—	—	—	(62,800)
Shares issued unpon bond conversion (Note 24(b)(iii))	—	655,021	—	—	—	—	655,021
Deemed distribution upon bond conversion (Note 24(b)(iii))	—	(78,000)	—	—	—	—	(78,000)
Share issuance costs	—	(74,884)	—	—	—	—	(74,884)
Contribution from owners	6,762	—	—	—	—	—	6,762
Disposals of group companies	624	—	—	—	—	—	624
Total transactions with owners	7,386	2,127,537	—	—	—	—	2,134,923
Transfer to statutory reserve	—	—	93	—	—	(93)	—
Share-based compensation charged by LVS	—	—	—	8,513	—	—	8,513
Balance at December 31, 2009	87,435	2,127,537	6,315	26,051	3,739	1,367,338	3,618,415
Balance at December 31, 2009, as previously reported	87,435	2,127,537	6,315	26,051	3,739	1,353,836	3,604,913
Effect of adoption of IAS 17 (Amendment)	—	—	—	—	—	13,502	13,502
Balance at December 31, 2009, as restated	87,435	2,127,537	6,315	26,051	3,739	1,367,338	3,618,415
Comprehensive income							
Profit or loss	—	—	—	—	—	666,450	666,450
Other comprehensive loss, net of tax							
Currency translation differences	—	—	—	—	(14,325)	—	(14,325)
Total comprehensive income	—	—	—	—	(14,325)	666,450	652,125
Share-based compensation of the Company	—	—	—	5,865	—	—	5,865
Share-based compensation charged by LVS	—	—	—	5,483	—	—	5,483
Balance at December 31, 2010	87,435	2,127,537	6,315	37,399	(10,586)	2,033,788	4,281,888

Annual Report 2010 | 143

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25. Reserves (continued)

(a) Group (continued)

(i) Capital reserve

Capital reserve represents the combined share premium of Venetian Venture Development Intermediate Limited ("VVDIL"), Cotai WaterJets (HK) Limited and CotaiJet Holdings (II) Limited.

(ii) Statutory reserve

The statutory reserve represents amounts set aside from the income statement and is not distributable to shareholders/quotaholders of the group companies incorporated.

The Macao Commercial Code #432 requires that companies incorporated in Macao that are limited by shares should set aside a minimum of 10% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 25% of the company's capital.

For companies incorporated in Macao limited by quotas, the Macao Commercial Code #377 requires that a company should set aside a minimum of 25% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 50% of the company's capital.

(b) Company

	Capital reserve	Share premium	Share-based compensation reserves	Currency translation reserve	Accumulated losses	Total
			US$'000			
Balance at July 15, 2009 (date of incorporation)	—	—	—	—	—	—
Total comprehensive loss	—	—	—	(1,228)	(12,495)	(13,723)
Addition to reserves pursuant to business combination	105,533	—	—	—	—	105,533
Shares issued pursuant to the Global Offering (Note 24(b)(i))	—	1,688,200	—	—	—	1,688,200
Shares issued under the Capitalization Issue (Note 24(b)(ii))	—	(62,800)	—	—	—	(62,800)
Shares issued unpon bond conversion (Note 24(b)(iii))	—	655,021	—	—	—	655,021
Deemed distribution upon bond conversion (Note 24(b)(iii))	—	(78,000)	—	—	—	(78,000)
Share issuance costs	—	(74,884)	—	—	—	(74,884)
Balance at December 31, 2009	105,533	2,127,537	—	(1,228)	(12,495)	2,219,347
Total comprehensive income	—	—	—	(7,142)	8,260	1,118
Share-based compensation of the Company	—	—	5,865	—	—	5,865
Balance at December 31, 2010	105,533	2,127,537	5,865	(8,370)	(4,235)	2,226,330

The profit/loss attributable to equity holders of the Company is dealt with in the financial statements of the Company to the extent of a profit of US$8.3 million (2009: loss of US$12.5 million).

144 | Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. Trade and other payables

		Group			Company	
		December 31,		January 1,	December 31,	
		2010	2009	2009	2010	2009
	Note		US$'000		US$'000	
			(Restated)	(Restated)		
Trade payables	(a)	26,532	33,583	21,434	—	906
Construction payables and accruals		165,989	201,764	303,059	—	—
Deposits		85,614	68,993	60,714	—	—
Payables to related companies — non-trade	32(d)	9,417	17,341	1,240,753	11,184	2,424
Other tax payables		166,921	133,527	119,420	—	—
Notes interest payable to related companies	32(f)	—	—	1,115	—	—
Interest payables		29,280	11,040	7,752	—	—
Other payables and accruals		491,489	375,113	247,273	49	3,337
		975,242	841,361	2,001,520	11,233	6,667
Less: non-current portion		(15,016)	(12,570)	(12,663)	—	—
Current portion		960,226	828,791	1,988,857	11,233	6,667

The trade and other payables are denominated in the following currencies:

	December 31,		January 1,
	2010	2009	2009
		US$'000	
		(Restated)	(Restated)
HK$	593,539	284,583	210,694
MOP	341,433	485,370	522,847
US$	38,134	69,206	1,263,698
Other currencies	2,136	2,202	4,281
	975,242	841,361	2,001,520

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Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. Trade and other payables (continued)

(a) Trade payables

The aging analysis of trade payables is as follows:

	December 31, 2010	December 31, 2009	January 1, 2009
	US$'000		
0–30 days	**8,852**	11,356	6,081
31–60 days	**9,408**	10,977	6,726
61–90 days	**5,194**	8,302	2,037
Over 90 days	**3,078**	2,948	6,590
	26,532	33,583	21,434

27. Borrowings — Group

	Note	December 31, 2010	December 31, 2009	January 1, 2009
		US$'000		
			(Restated)	(Restated)
Non-current portion				
Bank loans, secured	(a),(b),(c),(d)	**2,642,492**	2,768,457	3,481,400
Notes payable to related companies	32(e)	**—**	—	153,191
Finance lease liabilities on leasehold interests in land, secured	28	**174,338**	218,237	83,166
Other finance lease liabilities, secured	28	**336**	283	501
		2,817,166	2,986,977	3,718,258
Less: deferred financing costs		**(70,715)**	(36,128)	(36,230)
		2,746,451	2,950,849	3,682,028
Current portion				
Bank loans, secured		**343,267**	86,476	44,107
Finance lease liabilities on leasehold interests in land, secured	28	**43,190**	49,771	29,446
Other finance lease liabilities, secured	28	**293**	209	191
		386,750	136,456	73,744
Total borrowings		**3,133,201**	3,087,305	3,755,772

146 | Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27.	BORROWINGS — GROUP (CONTINUED)

The maturities of bank loans and notes payable to related companies are as follows:

December 31, January 1,

2010 2009 2009 US$’000

Bank loans

Repayable within 1 year 343,267 86,476 44,107 Repayable between 1 and 2 years 1,059,161 875,395 103,839 Repayable between 2 and 5 years 1,583,331 1,857,935 3,274,707 Repayable after 5 years — 35,127 102,854

2,985,759 2,854,933 3,525,507

Notes payable to related companies repayable between 2 and 5 years — — 153,191

Total bank loans and notes payable 2,985,759 2,854,933 3,678,698

The estimated fair value of the Group’s bank loans as at December 31, 2010 was approximately US$2.95 billion (2009: US$2.71 billion).

The Group’s borrowings are denominated in the following currencies:

December 31, January 1,

2010 2009 2009 US$’000 (Restated) (Restated)

US$ 2,422,628 2,529,330 3,312,260 HK$ 367,215 211,187 219,123 MOP 343,328 346,721 224,286 RMB 30 67 103

3,133,201 3,087,305 3,755,772

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Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27.	BORROWINGS — GROUP (CONTINUED)
(a)	VML Credit Facility

On May 25, 2006, two subsidiaries of the Group, VMLF (the “Borrower”) and VML, as guarantor, entered into the VML Credit Facility. The VML Credit Facility originally consisted of a US$1.2 billion funded term B loan (the “VML Term B Facility”), a US$700.0 million delayed draw term B loan (the “VML Term B Delayed Draw Facility”), a US$100.0 million funded local currency term loan (the “VML Local Term Facility”) and a US$500.0 million revolving credit facility (the “VML Revolving Facility”). In March 2007, the VML Credit Facility was amended to expand the use of proceeds and remove certain restrictive covenants. In April 2007, the lenders of the VML Credit Facility approved a reduction of the interest rate margin for all classes of loans by 50 basis points and the Borrower exercised its rights under the VML Credit Facility to access the US$800.0 million of incremental facilities under the accordion feature set forth therein, which increased the funded VML Term B Facility by US$600.0 million, the VML Revolving Facility by US$200.0 million, and the total VML Credit Facility to US$3.3 billion.

On August 12, 2009, the VML Credit Facility was amended to, among other things, allow for the Global Offering and modify certain financial covenants and definitions, including increasing the maximum leverage ratio for the quarterly periods through the end of 2010. As part of the amendment, the credit spread increased by 325 basis points with borrowings bearing interest, at the Group’s option, at either an adjusted Eurodollar rate (or, in the case of the local term loan, adjusted HIBOR) or at an alternate base rate, plus a spread of 5.5% per annum or 4.5% per annum, respectively. In November 2009, in connection with the Global Offering, the Group was required to repay and permanently reduce US$500.0 million of borrowings, on a pro rata basis, under the VML Credit Facility. In conjunction with the US$500.0 million repayment, the credit spread was reduced by 100 basis points (set at 4.8% for the VML Credit Facility as at December 31, 2010). As a result of this repayment and the August 2009 amendment, the Group recorded a charge of US$6.1 million during the year ended December 31, 2009, for loss on modification or early retirement of debt. Borrowings under the VML Local Term Facility and the VML Revolving Facility are subject to downward adjustments if certain consolidated leverage ratios are achieved. As at December 31, 2010, the Group had US$595.3 million of available borrowing capacity under the VML Revolving Facility, net of outstanding letters of credit and undrawn amounts committed to be funded by Lehman Brothers Commercial Paper Inc.

The indebtedness under the VML Credit Facility is guaranteed by VML, VCL and certain of the Group’s other foreign subsidiaries (collectively, the “Guarantors”). The obligations under the VML Credit Facility and the guarantees of the Guarantors are collateralized by a first-priority security interest in substantially all of the Borrower’s and the Guarantors’ assets, other than (1) capital stock of the Borrower and the Guarantors, (2) assets that secure permitted furniture, fittings and equipment financings, (3) VML’s gaming subconcession contract and (4) certain other excluded assets. Net book value of the property and equipment pledged was US$3.62 billion as at December 31, 2010 (2009: US$3.88 billion).

The VML Revolving Facility and the VML Local Term Facility mature on May 25, 2011. The VML Term B Delayed Draw Facility and the VML Term B Facility mature on May 25, 2012 and 2013, respectively. The VML Term B Delayed Draw Facility and the VML Term B Facility are subject to nominal quarterly amortization payments of US$1.8 million and US$4.5 million, respectively, for the first five and six years, respectively, which commenced in June 2009, with the remainder of the loans payable in four equal quarterly installments in the last year immediately preceding their maturity dates. The VML Local Term Facility was subject to quarterly amortization payments of US$6.3 million, which commenced in June 2009 and was fully paid down during the year ended December 31, 2010. The VML Revolving Facility has no interim amortization payments, however, during the year ended December 31, 2010, the Group paid down US$479.6 million under this facility.

148 Annual Report 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27.	BORROWINGS — GROUP (CONTINUED)
(a)	VML Credit Facility (continued)

The Borrower also pays a standby commitment fee of 0.5% per annum on the undrawn amounts under the VML Revolving Facility. For the year ended December 31, 2010, the weighted average interest rate for the VML Local Term Facility was 4.8% (2009: 3.6%), and the weighted average interest rate for the remainder of the VML Credit Facility was 4.9% (2009: 3.9%) ..

To meet the requirements of the VML Credit Facility, the Group entered into four interest rate cap agreements in September 2006, May 2007, October 2007 and September 2008 with notional amounts of US$1.0 billion, US$325.0 million, US$165.0 million and US$160.0 million, respectively, all of which expired on September 21, 2009. The provisions of the interest rate cap agreements entitled the Group to receive from the counterparties the amounts, if any, by which the selected market interest rates exceed the strike rate of 6.75% . The Group entered into an additional interest rate cap agreement in September 2009 with a notional amount of US$1.59 billion, which expires in September 2012. The provisions of the interest rate cap agreement entitle the Group to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeds the strike rate of 9.5% . There was no net effect on interest expense as a result of the interest rate cap agreements for the year ended December 31, 2010 (2009: same).

The VML Credit Facility contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on incurring additional liens, incurring additional indebtedness, making certain investments, paying dividends and making other restricted payments, and acquiring and selling assets. The VML Credit Facility also requires the Borrower and the Guarantors to comply with financial covenants, including, but not limited to, generating a minimum adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) for a period of time and, thereafter, ratios of adjusted EBITDA to interest expense and total indebtedness to adjusted EBITDA, as well as maximum annual capital expenditures (as defined in the VML Credit Facility). The VML Credit Facility also contains events of default customary for such financings. A default under the VML Credit Facility would trigger a cross-default under the Group’s ferry financing (see Note 27(c)). Any defaults or cross-defaults under these agreements would allow the lenders, in each case, to exercise their rights and remedies as defined under their respective agreements. If the lenders were to exercise their rights to accelerate the due dates of the indebtedness outstanding, there can be no assurance that the Group would be able to repay or refinance any amounts that may become due and payable under such agreements, which could force the Group to restructure or alter its operations or debt obligations.

(b)	VOL Credit Facility

On May 17, 2010, a subsidiary of the Company, Venetian Orient Limited (“VOL”, owner and developer of the integrated resort on Cotai Strip Parcels 5 and 6), entered into a credit agreement (the “VOL Credit Facility”) providing for up to US$1.75 billion (or equivalent in HK$ or MOP), which consists of a US$750.0 million term loan (the “VOL Term Facility”) that was fully drawn on July 16, 2010, a US$750.0 million delayed draw term loan available for 18 months after closing (the “VOL Delayed Draw Facility”) and a US$250.0 million revolving facility (the “VOL Revolving Facility”). As at December 31, 2010, the Group had not drawn any amounts under the VOL Delayed Draw Facility or VOL Revolving Facility.

The indebtedness under the VOL Credit Facility is guaranteed by any future restricted subsidiaries of VOL. The obligations under the VOL Credit Facility are collateralized by a first-priority security interest in substantially all of VOL’s assets, other than (1) capital stock and similar ownership interests, (2) certain furniture, fixtures, fittings and equipment and (3) certain other excluded assets. Net book value of the property and equipment pledged was US$2.25 billion as at December 31, 2010.

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Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27.	BORROWINGS — GROUP (CONTINUED)
(b)	VOL Credit Facility (continued)

The VOL Credit Facility matures on June 16, 2015, with VOL required to repay or prepay the VOL Credit Facility under certain circumstances. Commencing on March 31, 2013, and at the end of each subsequent quarter in 2013, VOL is required to repay the outstanding VOL Term Facility and VOL Delayed Draw Facility on a pro rata basis in an amount equal to 5% of the aggregate principal amount of term loans outstanding as at November 17, 2011. Commencing on March 31, 2014, and at the end of each subsequent quarter in 2014, VOL is required to repay the outstanding VOL Term Facility and VOL Delayed Draw Facility on a pro rata basis in an amount equal to 7.5% of the aggregate principal amount of term loans outstanding as at November 17, 2011. In addition, commencing with December 31, 2013, and the end of each fiscal year thereafter, VOL is required to further repay the outstanding VOL Term Facility and VOL Delayed Draw Facility on a pro rata basis with 50%, subject to downward adjustments if certain conditions are met, of its excess free cash flow (as defined by the VOL Credit Facility).

Borrowings under the VOL Credit Facility bear interest at either the adjusted Eurodollar rate or an alternative base rate (in the case of US$ denominated loans) or HIBOR (in the case of HK$ and MOP denominated loans), as applicable, plus a spread of 4.5% per annum (set at 4.8% as at December 31, 2010). VOL will pay standby fees of 2.0% per annum on the undrawn amounts under the VOL Term Facility and VOL Delayed Draw Facility and 1.5% per annum on the undrawn amounts under the VOL Revolving Facility. The weighted average interest rate on the VOL Credit Facility was 4.8% during the period ended December 31, 2010.

To meet the requirements of the VOL Credit Facility, the Group entered into three interest rate cap agreements in September 2010 with a combined notional amount of US$375.0 million, which expire in September 2013. The provisions of the interest rate cap agreements entitle the Group to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeds the strike rate of 3.5% . There was no net effect on interest expense as a result of the interest rate cap agreements for the year ended December 31, 2010.

The VOL Credit Facility contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, annual capital expenditures other than project costs, incurrence of indebtedness, loans and guarantees, investments, acquisitions and asset sales, restricted payments and other distributions, affiliate transactions and use of proceeds from the facility. The VOL Credit Facility includes deadlines by which completion and substantial operations (as defined in the VOL Credit Facility) of certain phases of the integrated resort on Parcels 5 and 6 are required to be achieved. Subsequent to December 31, 2010, the Group exercised its right under the VOL Credit Facility to extend these deadlines. The VOL Credit Facility also requires VOL to comply with financial covenants as of the first full quarter beginning six months after the commencement of substantial operations of phases I and II of the Cotai Strip integrated resort development on Parcels 5 and 6, including maximum ratios of total indebtedness to EBITDA and minimum ratios of EBITDA to total interest expense (as defined in the VOL Credit Facility). The VOL Credit Facility also contains events of default customary for such financings.

150 Annual Report 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27.	BORROWINGS — GROUP (CONTINUED)
(c)	Ferry Financing

In January 2008, in order to finance the purchase of ten ferries, which were respectively owned by ten ferry owning companies that are subsidiaries within the Group, Cotai Ferry Company Limited, a subsidiary within the Group, entered into a HK$1.21 billion (approximately US$155.4 million at exchange rates in effect on December 31, 2010) secured credit facility, which was available for borrowing for up to 18 months after closing. The proceeds from the secured credit facility were used to reimburse related companies for cash spent to date on the construction of the ferries and to finance the completion of the remaining ferries. The facility is collateralized by the ferries and is guaranteed by VML.

In July 2008, the Group exercised the accordion option on the secured credit facility agreement that financed the Group’s original ten ferries and executed a supplement to the secured credit facility agreement. The supplement increased the secured credit facility by an additional HK$561.6 million (approximately US$72.2 million at exchange rates in effect on December 31, 2010), which the Group has fully drawn as at December 31, 2010. The proceeds from this supplemental facility were used to reimburse related companies for cash spent to date on construction of four additional ferries and to finance the remaining progress payments on those ferries. The supplemental facility is collateralized by the additional ferries and is guaranteed by VML. Net book values of the 14 ferries were US$221.7 million as at December 31, 2010 (2009: US$233.8 million).

On August 20, 2009, the ferry financing facility was amended to, among other things, allow for the Global Offering of the Company and remove the requirement to comply with all financial covenants. The facility, as amended, now matures in December 2015 and is subject to 26 quarterly payments of HK$68.1 million (approximately US$8.8 million at exchange rates in effect on December 31, 2010), which commenced in October 2009.

As part of the amendment, the credit spread increased by 50 basis points to 2.5% per annum for borrowings made in HK$ and accruing interest at HIBOR (set at 2.8% as at December 31, 2010) or 2.5% per annum for borrowings made in US$ and accruing interest at LIBOR. All borrowings under the facility, which was fully drawn as at December 31, 2010, were made in HK$. The weighted average interest rate for the facility was 2.8% (2009: 2.4%) for the year ended December 31, 2010.

(d)	Motor Vehicle Facility

In March 2008, VML entered into a loan agreement (the “Motor Vehicle Facility”) to borrow MOP200.9 million (approximately US$25.1 million at exchange rates in effect on December 31, 2009) for the purposes of financing the purchase of certain motor vehicles. Loans under the Motor Vehicle Facility bore interest at three-month HIBOR plus 2.25% (set at 2.4% per annum as at December 31, 2009), with interest payments made quarterly, which began in June 2008. The weighted average interest rate for the facility was 2.5% per annum for the year ended December 31, 2010 (2009: 2.9%) . The Motor Vehicle Facility would have matured in December 2011, with the principal due in four equal quarterly installments in 2011. The Motor Vehicle Facility was repaid early during the year ended December 31, 2010.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.	FINANCE LEASE LIABILITIES — GROUP

The Group is a lessee under finance leases for land and equipment.

Lease liabilities are effectively secured, as the rights of the leased assets will revert to the lessor in the event of default.

The future minimum lease payments (including interest), and the present value of the minimum lease payments under finance lease obligations for land are as follows:

December 31, January 1,

2010 2009 2009 US$’000 (Restated) (Restated)

Minimum finance lease payments:

No later than 1 year 49,696 55,659 31,935 Later than 1 year and no later than 2 years 49,696 49,696 31,935 Later than 2 years and no later than 5 years 60,195 104,642 9,433 Later than 5 years 236,908 242,156 140,225

396,495 452,153 213,528 Future finance charges on finance lease obligations (178,967) (184,145) (100,916)

Present value of finance lease liabilities 217,528 268,008 112,612

Present value of minimum finance lease payments:

No later than 1 year 43,190 49,771 29,446 Later than 1 year and no later than 2 years 45,075 43,190 30,426 Later than 2 years and no later than 5 years 54,570 95,988 7,185 Later than 5 years 74,693 79,059 45,555

217,528 268,008 112,612

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.	FINANCE LEASE LIABILITIES — GROUP (CONTINUED)

The future minimum lease payments (including interest), and the present value of the minimum lease payments under finance lease obligations for equipment are as follows:

December 31, January 1, 2010 2009 2009 US$’000

Minimum finance lease payments:

No later than 1 year 330 255 257 Later than 1 year and no later than 2 years 266 205 269 Later than 2 years and no later than 5 years 86 106 306

682 566 832 Future finance charges on finance lease obligations (53) (74) (140)

Present value of finance lease liabilities 629 492 692

Present value of minimum finance lease payments:

No later than 1 year 293 209 191 Later than 1 year and no later than 2 years 251 183 221 Later than 2 years and no later than 5 years 85 100 280

629 492 692

Annual Report 2010 153

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29.	NOTE TO CONSOLIDATED STATEMENT OF CASH FLOWS

Cash generated from operations is as follows:

Year ended December 31, 2010 2009 US$’000 (Restated)

Profit before income tax 670,344 215,217 Adjustments for: Interest income (3,341) (527) Interest and other finance costs 97,474 138,795 Depreciation and amortization 313,789 328,238 Amortization of deferred financing costs 21,210 12,668 Write-off deferred financing costs — 777 Amortization of deferred rent 15,185 18,560 Amortization of other assets 8,721 10,484 Loss on disposal of property and equipment 31,960 6,042 Impairment loss on property and equipment 16,057 — Loss on modification or early retirement of debt — 6,186 Provision for doubtful accounts 41,637 54,066 Share-based compensation expense, net of amounts capitalized 9,571 7,702 Fair value losses on financial assets through profit or loss 1,212 1,239 Net foreign exchange losses 5,809 1,182 Changes in working capital: Inventories 888 1,279 Trade and other receivables and prepayments (36,222) (89,486) Other assets 4,349 1,467 Trade and other payables 164,377 107,712

Cash generated from operations 1,363,020 821,601

30.	COMMITMENTS AND CONTINGENCIES
(a)	Capital commitments

Property and equipment commitments not provided for are as follows:

December 31,

2010 2009 US$’000

Contracted but not provided for 992,318 162,054 Authorized but not contracted for 795,158 1,708,208

1,787,476 1,870,262

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30.	COMMITMENTS AND CONTINGENCIES (CONTINUED)
(b)	Operating lease commitments
(i)	The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancellable operating leases for property and equipment as follows:

December 31,

2010 2009 US$’000 (Restated)

No later than 1 year 2,871 2,898 Later than 1 year and no later than 5 years 5,142 7,750

8,013 10,648

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee rent receivables under non-cancellable agreements are as follows:

December 31,

2010 2009 US$’000

No later than 1 year 103,101 96,200 Later than 1 year and no later than 5 years 223,071 217,469 Later than 5 years 111,288 130,972

437,460 444,641

(c)	Litigation

The Group has contingent liabilities with respect to legal claims arising in the ordinary course of business in addition to the matter noted below. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel and believes that no significant loss will be incurred beyond the amounts provided for as at December 31, 2010. Actual results could differ from these estimates; however, in the opinion of management, it is not anticipated that any material liabilities will arise from the contingent liabilities.

(d)	Cotai Strip development projects

During December 2010, the Group received notice from the Macao Government that the application for a land concession for Parcels 7 and 8 was not approved and the Group applied to the Chief Executive of Macao for a review of the decision. Subsequent to December 31, 2010, the Group filed an appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should the Group win the appeal, it is still possible for the Chief Executive of Macao to again deny the land concession based upon public policy considerations. In order to obtain the land concession and construct the resort, the Group would need to win its appeal and avoid any future denial of the land concession based upon public policy considerations. If the Group does not obtain the land concession or does not receive full reimbursement of the capitalized investment in this project, the Group would record a charge for all or some portion of the US$102.1 million in capitalized construction costs, as at December 31, 2010, related to the development on Parcels 7 and 8.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30.	COMMITMENTS AND CONTINGENCIES (CONTINUED)
(d)	Cotai Strip development projects (continued)

The Group had commenced pre-construction on Parcel 3, and had capitalized costs of approximately US$119.5 million including land (land: US$85.2 million) as at December 31, 2010. Under the revised terms of the land concession approved by the Macao Government on August 20, 2009 that covers Parcel 3, the Group is required to complete the development of Parcel 3 by April 17, 2013. The Group had recommenced construction activities on the Cotai Strip development on Parcels 5 and 6 in May 2010 to complete phases 1 and 2, and had capitalized costs of approximately US$2.28 billion including land (land: US$274.0 million) as at December 31, 2010. The land concession for Parcels 5 and 6 contains a similar requirement that the corresponding development be completed by May 2014. Management believes that if the Group is unable to complete the developments by the respective deadlines, it will likely be able to obtain an extension from the Macao Government. However, no assurance can be given that an extension will be granted. If the Group is not able to meet the deadlines and those deadlines are not extended, the Macao Government has the right to unilaterally terminate the respective land concessions and the Group could lose its investment in, and right to operate, any properties developed under the land concessions for Parcels 3 or 5 and 6 without compensation to the Group.

(e)	Concession and Subconcession

On June 26, 2002, the Macao Government granted a concession to operate casinos in Macao through June 26, 2022, subject to certain qualifications, to Galaxy, a consortium of Macao and Hong Kong-based investors. During December 2002, VML and Galaxy entered into a subconcession agreement which was recognized and approved by the Macao Government and allows VML to develop and operate casino projects, including the Sands Macao, The Venetian Macao and the Plaza Casino at the Four Seasons Macao, separately from Galaxy. Beginning on December 26, 2017, the Macao Government may redeem the subconcession agreement by providing the Group at least one year prior notice.

Under the subconcession, the Group is obligated to pay to the Macao Government an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables it employs and gaming machines it operates. The fixed portion of the premium is equal to MOP30.0 million (approximately US$3.7 million at exchange rates in effect on December 31, 2010). The variable portion is equal to MOP300,000 per gaming table reserved exclusively for certain kinds of games or players, MOP150,000 per gaming table not so reserved and MOP1,000 per electrical or mechanical gaming machine, including slot machines (approximately US$37,426, US$18,713 and US$125, respectively, at exchange rates in effect on December 31, 2010), subject to a minimum of MOP45.0 million (approximately US$5.6 million at exchange rates in effect on December 31, 2010). The Group is also obligated to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. The Group must also contribute 4% of its gross gaming revenue to utilities designated by the Macao Government, a portion of which must be used for promotion of tourism in Macao. Based on the number and types of gaming tables employed and gaming machines in operation as at December 31, 2010, the Group was obligated under its subconcession to make minimum future payments of approximately US$32.5 million in each of the next five years and approximately US$211.4 million thereafter. These amounts are expected to increase substantially as the Group completes its other Cotai Strip properties.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30.	COMMITMENTS AND CONTINGENCIES (CONTINUED)
(f)	Construction labor

The Group has utilized an imported construction labor quota granted to it by the Macao Department of Labor for purposes of constructing the Parcels 5 and 6 project and for minor defects rectification on the Parcel 2 project (the “Group Quota”). The Group Quota covers the importation of 2,051 overseas staff and workers which represents only part of the imported staff and labor required to complete the Parcels 5 and 6 project. The remainder of the imported staff and labor required to complete the Parcels 5 and 6 project are covered by separate quotas awarded by the Macao Government directly to the various construction companies contracted by the Group for the construction of the Parcels 5 and 6 project (the “Contractor Quota”).

The Group is primarily liable for all employer costs associated with persons employed under the Group Quota. Such employees are managed and supervised by the Group’s contractors. The contractors utilizing the Group Quota are contractually obligated to pay all employer costs and to indemnify the Group for any costs it may incur as a result of the persons employed. In addition, the Group has the right of offsetting such costs against any amounts due to the contractors. However, the Group may still have the contingency for the payments to the construction labor if the contractors fail to pay the salaries and the amounts owed by the Group to the construction companies are not sufficient to offset the amounts due to the construction labor. As at December 31, 2010, the Group continues to employ imported staff and labor under the Group Quota.

The Group is not directly liable for employer costs associated with staff and labor imported by contractors under the Contractor Quota.

31.	INTERESTS IN SUBSIDIARIES

December 31,

2010 2009 Note US$’000

Unlisted shares — at costs 105,533 105,533 Deemed equity contributions arising from share-based compensation 5,865 —Equity contribution arising from waiver of an amount due from a subsidiary 250,000 —Notes receivable from subsidiaries 32(b) 1,038,937 582,000 Receivables from subsidiaries 32(d) 341,879 624,324

1,742,214 1,311,857

Receivables from subsidiaries are unsecured, interest free and not repayable in the coming twelve months.

Annual Report 2010 157

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.	INTEREST IN SUBSIDIARIES (CONTINUED)

Details of the Group’s principal subsidiaries as at December 31, 2010 are as follows:

Place and date Particulars of Effective of incorporation/ issued share/ interests Name establishment Principal activities registered capital held

Directly held:

Venetian Venture Cayman Islands, Investment holding US$1 100% Development June 21, 2002 Intermediate Limited

SCL IP Holdings, LLC United States of America, Holder of US$100 100% Septmeber 29, 2009 trademark licenses

Indirectly held:

VML US Finance LLC United States of America, Financing Nil 100% January 3, 2006

Cotai Strip Lot 2 Apart Hotel Macao, Hotel apartments MOP4,100,000 100% (Macau) Limited October 27, 2008 MOP3,121,000 100% (preference shares)

Venetian Cotai Hotel Macao, Human resources MOP500,000 100% Management Limited March 12, 2008 administration

Venetian Orient Limited Macao, Hotels, restaurants, MOP100,000 100% February 2, 2006 shopping mall, and conference and convention

Venetian Travel Limited Macao, Travel and tourism MOP1,800,000 100% October 16, 2006 agency services

Cotai Retail Concepts Macao, Retail distribution MOP100,000 100% Limited May 10, 2007 of merchandise

158 Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 Interests in subsidiaries (continued)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Venetian Retail Limited	Macao, June 15, 2007	Mall management	MOP1,500,000	100%
Cotai Ferry Company Limited	Macao, July 19, 2007	High speed ferry transportation services	MOP10,000,000	100%
Cotai Human Resources Management Limited (Note 1)	Macao, July 21, 2007	Human resources administration	MOP1,000,000	100%
Cotai Waterjets (HK) Limited	Hong Kong, July 11, 2007	Holding investments	HK$1	100%
Cotaijet Holding (II) Limited	Hong Kong, November 23, 2007	Holding investments	HK$1	100%
Venetian Macau Finance Company	Cayman Islands, July 23, 2003	Financing (domant since May 2005)	US$1	100%
V-HK Services Limited	Hong Kong, September 6, 2004	Marketing and customer development services for VML	HK$1	100%
Venetian Cotai Limited	Macao, November 11, 2004	Hotels, restaurants, shopping mall, and conference and convention	MOP200,000,000	100%
Venetian Macau Limited (Note 2)	Macao, June 21, 2002	Gaming and other related activities	MOP200,000,000	100%
Zhuhai Cotai Logistics Services Company Limited	The People's Republic of China, September 27, 2007	Procurement, marketing and administrative services	US$4,500,000	100%
Cotai Strip Lot 7 & 8 Development Limited	Macao, April 29, 2010	Hotels, restaurants, shopping mall, and conference and convention	MOP100,000	100%
Zhuhai Cotai Information Services Outsourcing Company Limited	The People's Republic of China, September 30, 2010	Procurement, marketing and administrative services	US$800,000	100%

Note:

(1) The company was dissolved on December 1, 2010. As at the date of the consolidated financial statements, the company is in the liquidation process.

(2) 10% of the company's issued share capital is held through an usufruct agreement whereby VVDIL has the sole and exclusive benefit. Accordingly, the profits and losses and assets and liabilities of the company have been consolidated as to 100% thereof into the consolidated financial statements.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 Interests in subsidiaries (continued)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
CotaiJet 311 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 312 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 313 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 314 Limited	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%
CotaiJet 315 Limited	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%
CotaiJet 316 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 317 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 318 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 319 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 320 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 350 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 351 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 352 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 353 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%

160 | Annual Report 2010

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32.	RELATED PARTY TRANSACTIONS

For the purposes of these consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. The Group’s immediate holding company is VVDI (II). LVS is the Group’s ultimate holding company. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in the consolidated financial statements, the Group has the following transactions during the year:

(a)	Transactions during the year — Group
(i)	Management fee income

Year ended December 31, 2010 2009 US$’000

LVS 173 —Intermediate holding company 159 58 Fellow subsidiaries 6,923 1,077

7,255 1,135

Management services are provided by the Group to LVS group companies. These services include but are not limited to accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at cost or on a cost-plus basis, allowing a margin of 5%.

(ii) Management fee expense

Year ended December 31, 2010 2009 US$’000

LVS 5,177 3,412 Intermediate holding company 241 131 Fellow subsidiaries 13,868 18,022

19,286 21,565

Annual Report 2010 161

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32.	RELATED PARTY TRANSACTIONS (CONTINUED)
(a)	Transactions during the year — Group (continued)

(ii) Management fee expense (continued)

Management services are provided by LVS group companies. These services include but are not limited to human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls and other various types of marketing and promotion activities for the Group. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5% (2009: cost-plus a margin of 5% to 10%).

Management fee expense disclosed below can be reconciled to the management fees as disclosed in Note 6(a), Note 6(b) and Note 8(a)(i) as follows:

Year ended December 31, 2010 2009 Note US$’000

Total management fees disclosed in

“Related party transactions” 19,286 21,565 Less: amounts capitalized as “Construction-in-progress” (627) (145)

Net amounts expensed in the consolidated income statement 18,659 21,420

Represented by management fees presented within:

Segment information — Corporate expense 6(a) 3,502 5,625 Segment information — Pre-opening expense 6(b) 1,109 532 Other operating and administrative departments 14,048 15,263

18,659 21,420

Reconciled to management fees presented with “Other expenses” as below:

Net management fees charged by related parties and expensed through the consolidated income statement 18,659 21,420 Management fees charged by third parties 8,033 5,421

Total management fees expensed 8(a)(i) 26,692 26,841

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32.	RELATED PARTY TRANSACTIONS (CONTINUED)
(a)	Transactions during the year — Group (continued)

(iii) Interest income

Year ended December 31, 2010 2009 US$’000

Fellow subsidiary — 28

(iv) Interest expense

Year ended December 31, 2010 2009 US$’000

LVS — 3,072 Intermediate holding companies — 14,007

— 17,079

Immediately prior to the completion of the Global Offering, the Group repaid all of the shareholders’ loans owed to LVS and one of its U.S. subsidiaries.

(v)	Expenses billed to/paid by other LVS group companies

During the year ended December 31, 2010, the Group charged an LVS group company for certain expenses paid on its behalf at cost of US$0.8 million (2009: US$3.7 million).

Other LVS group companies incurred certain expenses on behalf of the Group. These expenses were reimbursed by the Group at cost.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32.	RELATED PARTY TRANSACTIONS (CONTINUED)
(a)	Transactions during the year — Group (continued)

(vi) Royalty fees

In November 2009, the Group entered into an agreement with Las Vegas Sands, LLC (“LVSLLC”), an intermediate holding company incorporated in the United States of America, for the use of the trademarks and other intellectual property rights as defined in the agreement. For each of the full fiscal years through the full fiscal year ending December 31, 2012, the Group is required to pay LVSLLC an annual royalty in the amount of 1.5% of non-gaming revenue and Paiza-related gaming revenue of the Sands Macao, 1.5% of all revenue of The Venetian Macao, and 1.5% of all gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in connection with these three properties in each fiscal year will be capped at US$20.0 million per full fiscal year. For each of the subsequent full fiscal years through the full fiscal year ending December 31, 2022, the Group is required to pay an annual royalty being the lesser of the Relevant Royalty or the annual caps reflecting an increase of 20% for each subsequent year. During the year ended December 31, 2010, the Group incurred approximately US$20.0 million of royalty fees (2009: US$1.8 million).

(b)	Notes receivable from related companies — non-trade

Group Company December 31, January 1, December 31, 2010 2009 2009 2010 2009 US$’000 US$’000

A fellow subsidiary — — 800 — —Subsidiaries — — — 1,218,089 758,200 Less: non-current portion — — (500) (1,218,089) (758,200)

Current portion — — 300 — —

As at December 31, 2010, notes receivable from subsidiaries of approximately US$1,038.9 million are unsecured, non-interest bearing and not repayable in the coming twelve months (2009: US$582.0 million). The remaining notes receivable from subsidiaries are unsecured, bear interest at prevailing market rates and not repayable in the coming twelve months.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. Related party transactions (continued)

(c) Notes interest receivable from related companies — non-trade

	Group			Company	
	December 31,		January 1,	December 31,	
	2010	2009	2009	2010	2009
	US$'000			US$'000	
Fellow subsidiaries	—	—	57	—	—
Subsidiaries	—	—	—	863	849
	—	—	57	863	849

(d) Year-end balances arising from operating expenses paid by/on behalf of and advances to/from the Group

	Group			Company	
	December 31,		January 1,	December 31,	
	2010	2009	2009	2010	2009
	US$'000			US$'000	
Receivables from related companies:					
Intermediate holding companies	51	—	—	—	—
Fellow subsidiaries	3,327	1,222	30,151	—	—
Subsidiaries	—	—	—	692,027	931,051
Less: non-current portion	—	—	—	(341,879)	(624,324)
Current portion	3,378	1,222	30,151	350,148	306,727
Payables to related companies:					
LVS	565	2,555	366,220	720	1,678
Intermediate holding companies	4,972	4,086	871,157	—	—
Fellow subsidiaries	3,880	10,700	3,376	—	—
Subsidiaries	—	—	—	10,464	746
	9,417	17,341	1,240,753	11,184	2,424

As at December 31, 2010, receivable from a subsidiary of approximately US$341.9 million is unsecured, interest-free and not repayable in the coming twelve months (2009: US$624.3 million). The remaining receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32.	RELATED PARTY TRANSACTIONS (CONTINUED)
(e)	Notes payable to related companies

Group Company December 31, January 1, December 31, 2010 2009 2009 2010 2009 US$’000 US$’000

LVS — — 94,310 — —Intermediate holding company — — 58,881 — —

— — 153,191 — —

(f)	Note interest payable to related companies

Group Company December 31, January 1, December 31, 2010 2009 2009 2010 2009 US$’000 US$’000

LVS — — 322 — —Intermediate holding company — — 793 — —

— — 1,115 — —

(g)	Key management personnel remuneration

No transaction has been entered into with the Directors of the Company (being the key management personnel) during the year ended December 31, 2010 other than the emoluments paid to them (being the key management personnel remuneration) as disclosed in Note 7 (2009: same).

(h)	Share-based compensation

The Group participates in the share-based compensation plan of LVS (Notes 7 and 33).

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Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33.	SHARE-BASED COMPENSATION
(a)	Share options of the Company

The Company adopted the SCL Equity Plan for grants of options to purchase ordinary shares of the Company. The purpose of the SCL Equity Plan is to give the Company a competitive edge in attracting, retaining and motivating employees, Directors and consultants and to provide the Company with a share plan providing incentives directly related to increases in its shareholder value. Subject to certain criteria as defined in the SCL Equity Plan, the Company’s subsidiaries’ or affiliates’ employees, Directors or officers and many of its consultants are eligible for awards under the SCL Equity Plan. The SCL Equity Plan provides for an aggregate of 804,786,508 shares of the Company’s ordinary shares to be available for awards, representing 10% of the outstanding shares upon completion of the Global Offering. The SCL Equity Plan has a term of ten years and no further awards may be granted after the expiration of the term. The Company’s Remuneration Committee may grant awards of share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2010, there were 785,847,008 shares available for grant under the SCL Equity Plan.

Share option awards are granted with an exercise price not less than (i) the closing price of the Company’s ordinary shares on the date of grant or (ii) the average closing price of the Company’s ordinary shares for the five business days immediately preceding the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all stock option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. The Company estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on the historical volatilities from a selection of companies from the Company’s peer group due to the Company’s lack of historical information. The risk-free interest rate for periods equal to the expected term of the share option is based on the Hong Kong Exchange Fund Note rate in effect at the time of grant. The Group has no legal or constructive obligation to repurchase or settle the options in cash.

Annual Report 2010 167

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. Share-based compensation (continued)

(a) Share options of the Company (continued)

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the share option scheme operated by the Company are as follows:

	Year ended December 31, 2010		Year ended December 31, 2009	
	Weighted average exercise price US$	Number of options '000	Weighted average exercise price US$	Number of options '000
Outstanding at January 1	—	—	—	—
Granted	1.63	26,189	—	—
Exercised	—	—	—	—
Forfeited	1.57	(7,249)	—	—
Outstanding at December 31	1.65	18,940	—	—
Exercisable at December 31	—	—	—	—

During the year ended December 31, 2009, no options had been granted under the SCL Equity Plan.

The above share options outstanding as at the dates indicated have the following remaining contractual lives and exercise prices:

	December 31, 2010		December 31, 2009	
Exercise price (US$)	Number of options outstanding '000	Weighted average remaining contractual life	Number of options outstanding '000	Weighted average remaining contractual life
1.47	165	9.51	—	—
1.58	1,550	9.65	—	—
1.59	13,542	9.25	—	—
1.80	2,423	9.75	—	—
1.98	350	9.81	—	—
2.20	910	9.84	—	—
	18,940	9.38	—	—

168 | Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33.	SHARE-BASED COMPENSATION (CONTINUED)
(a)	Share options of the Company (continued)

The significant inputs into the Black-Scholes option-pricing model in determining the fair value of the share options granted by the Company during the years presented are as follows:

Year ended December 31, 2010 2009

Risk-free annual interest rate 1.92% —Dividend yield — —Expected life (years) 6.2 Expected volatility(1) 73.51% —Weighted average share price (US$) 1.61 —Weighted average exercise price (US$) 1.63 —Weighted average fair value of each share option granted by the Company (US$) 1.06 —

(1) Expected volatility is calculated based on historical volatilities from a selection of companies from the Company’s peer group over the period that has the same length as the expected life of each grant.

(b)	Share options of LVS

The Group participates in the equity settled share-based compensation plan of LVS and is a party to a nonqualified share option plan, the 2004 Plan, which is described below. The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

LVS adopted the 2004 Plan, to which the Group is a party, for grants of option to purchase its common shares. The purpose of the 2004 Plan is to give LVS and its subsidiaries (collectively the “LVS Group”) a competitive edge in attracting, retaining, and motivating employees, Directors and consultants and to provide the LVS Group with a share plan providing incentives directly related to increases in its shareholder value. Any of the LVS Group’s employees, Directors or officers and many of its consultants are eligible for awards under the 2004 Plan. The 2004 Plan provides for an aggregate of 26,344,000 shares of LVS’s common shares to be available for awards. The 2004 Plan has a term of ten years and no further awards may be granted after the expiration of the term. LVS’s compensation committee may grant awards of nonqualified share options, incentive (qualified) share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2010, there were 7,676,411 shares available for grant under the 2004 Plan.

Annual Report 2010 169

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33.	SHARE-BASED COMPENSATION (CONTINUED)
(b)	Share options of LVS (continued)

Share option awards are granted with an exercise price equal to the fair market value (as defined in the 2004 Plan) of LVS’s share on the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. LVS estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on a combination of LVS’s historical volatility and the historical volatilities from a selection of companies from LVS’s peer group due to LVS’s lack of historical information. The Group estimated the expected option life based on life of options, exercise prices, current price of the underlying shares and other factors. The risk-free interest rate for periods equal to the expected term of the share options is based on the U.S. Treasury yield curve in effect at the time of grant. LVS has no legal or constructive obligation to repurchase or settle the options in cash.

For the purpose of financial reporting of the Group, share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as its expense with the corresponding increase in the share option reserve under equity in the relevant companies comprising the Group.

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the share option scheme operated by LVS are as follows:

Year ended December 31, 2010 2009 Weighted Weighted average Number of average Number of exercise price options exercise price options US$ ‘000 US$ ‘000

Outstanding at January 1 47.97 2,366 63.36 2,872 Granted — — 10.22 679 Transfer-in(i) 72.16 11 56.14 109 Exercised 15.97 (356) 5.03 (3) Transfer-out(i) 69.50 (82) 51.43 (261) Forfeited 31.31 (490) 67.07 (759) Expired 73.13 (93) 63.31 (271)

Outstanding at December 31 59.56 1,356 47.97 2,366

Exercisable at December 31 58.36 870 56.90 684

(i) Transfer-in and transfer-out represent movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

170 Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. Share-based compensation (continued)

(b) Share options of LVS (continued)

There were no options granted under the 2004 Plan during the year ended December 31, 2010 (2009: 670,000 options).

The above share options outstanding as at the dates indicated have the following remaining contractual lives and exercise prices:

	December 31,			
	2010		2009	
Exercise price (US$)	Number of options outstanding '000	Weighted average remaining contractual life	Number of options outstanding '000	Weighted average remaining contractual life
5.03	30	7.92	34	8.92
5.93	5	8.03	5	9.03
7.73	89	8.46	174	9.46
11.13	—	—	500	9.60
29.00	121	3.95	174	4.95
30.54	3	4.80	3	5.80
33.55	—	—	5	8.53
37.18	60	4.52	60	5.52
39.30	5	7.52	5	8.52
42.59	159	5.03	216	6.03
44.03	—	—	45	8.58
47.53	31	5.12	31	6.12
50.93	5	7.63	5	8.63
64.11	—	—	7	8.43
69.60	296	7.31	396	8.31
76.70	209	6.38	246	7.38
78.02	30	6.41	30	7.41
82.35	31	5.86	31	6.86
82.83	262	7.23	357	8.23
93.76	5	6.59	20	7.59
97.79	5	6.65	5	7.65
118.15	10	6.87	17	7.87
	1,356	6.43	2,366	7.98

Annual Report 2010 | 171

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33.	SHARE-BASED COMPENSATION (CONTINUED)
(b)	Share options of LVS (continued)

Options exercised during the years ended December 31, 2009 and 2010 resulted in 2,500 shares and 356,361 shares, respectively, of LVS being issued at weighted average prices of US$5.03 and US$15.97, respectively. The related weighted average share prices at the time of exercise were US$16.08 and US$31.21 per share during the years ended December 31, 2009 and 2010, respectively.

The significant inputs into the Black-Scholes option-pricing model in determining the fair value of the share options granted by LVS during the years presented are as follows:

Year ended December 31, 2010 2009

Risk-free annual interest rate — 3.01% Dividend yield — —Expected life (years) — 5.9 Expected volatility(1) — 78.99% Weighted average share price (US$) — 10.22 Weighted average exercise price (US$) — 10.22 Weighted average fair value of each share option granted by LVS (US$) — 7.02

(1) Expected volatility is calculated based on a combination of LVS’s historical volatility and the historical volatilities from a selection of LVS’s peer group over the period that has the same length as the expected life of each grant.

Movements in the number of restricted shares outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares granted by LVS are as follows:

Year ended December 31, 2010 2009 Weighted Weighted average Number of average exercise Number of exercise price options price options US$(i) ‘000(ii) US$(i) ‘000(ii)

Outstanding at January 1 7.30 14 — —Granted 24.94 2 7.30 14 Vested 7.30 (14) — —Cancelled/forfeited — — — —

Outstanding at December 31 24.94 2 7.30 14

(i)	Grant date fair value represents the fair value of the ordinary shares of LVS.

(ii) Number of restricted shares outstanding represents the number of ordinary shares of LVS given to the employees upon vesting.

172 Annual Report 2010

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

34.	ADOPTION OF IAS 17 (AMENDMENT)
(i)	Effect on the consolidated balance sheet at January 1, 2009

At January 1, At January 1, 2009 as Effects of IAS 17 2009 previously stated (Amendment) as restated

US$’000

Investment properties, net 338,014 72,990 411,004 Property and equipment, net 5,235,823 333,202 5,569,025 Leasehold interests in land, net 274,443 (274,443) —Borrowings 3,643,160 112,612 3,755,772 Trade and other payables 1,994,705 6,815 2,001,520 Retained earnings 1,140,093 12,322 1,152,415

(ii) Effect on the consolidated income statement for the year ended December 31, 2009

For the year ended For the year December 31, ended 2009 as previously Effects of IAS 17 December 31, stated (Amendment) 2009 as restated

US$’000

Depreciation and amortization 320,401 7,837 328,238 Land lease expense 12,903 (12,903) —Interest expense, net of amounts capitalized 150,285 3,834 154,119 Net foreign exchange losses 1,241 52 1,293

(iii) Effect on the consolidated balance sheet at January 1, 2010

At January 1, At January 1, 2010 as Effects of IAS 17 2010 previously stated (Amendment) as restated

US$’000

Investment properties, net 676,512 72,231 748,743 Property and equipment, net 4,926,540 598,517 5,525,057 Leasehold interests in land, net 378,918 (378,918) —Borrowings 2,819,297 268,008 3,087,305 Trade and other payables 831,041 10,320 841,361 Retained earnings 1,353,836 13,502 1,367,338

Annual Report 2010 173

Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

34.	ADOPTION OF IAS 17 (AMENDMENT) (CONTINUED)

(iv) Effect on the consolidated income statement for the year ended December 31, 2010

For the year ended For the year December 31, ended 2010 prior to Effects of IAS 17 December 31, adoption (Amendment) 2010

US$’000

Depreciation and amortization 305,952 7,837 313,789 Land lease expense 25,076 (25,076) —Interest expense, net of amounts capitalized 114,247 4,436 118,683 Net foreign exchange losses 6,822 57 6,879

35.	SUBSEQUENT EVENTS

Securities and Futures Commission of Hong Kong Investigation

The Company has been informed by the Securities and Futures Commission of Hong Kong (the “SFC”) that the Company is under investigation by the SFC in relation to alleged breaches of the provisions of the Securities and Futures Ordinance and has been requested to produce certain documents.

174 Annual Report 2010

Sands China Ltd.

5.4 FINANCIAL SUMMARY

Consolidated Income Statements

	Year ended December 31,				
	2006	2007	2008	2009	2010
			US$'000		
			(restated)	(restated)	
Net revenues	1,281,093	1,966,212	3,053,319	3,301,114	**4,142,304**
Operating profit	378,324	243,895	298,907	374,995	**785,686**
Profit before income tax	375,836	196,084	178,655	215,217	**670,344**
Income tax (expense)/credit	(2)	54	(169)	(201)	**(3,894)**
Profit for the year attributable to equity holders of the Company	375,834	196,138	178,486	215,016	**666,450**

Consolidated Balance Sheets

	December 31,				
	2006	2007	2008	2009	2010
			US$'000		
			(restated)	(restated)	
Assets					
Non-current assets	2,255,733	4,161,521	6,178,637	6,397,196	**6,995,999**
Current assets	531,214	746,982	840,743	1,230,536	**1,478,550**
Total assets	2,786,947	4,908,503	7,019,380	7,627,732	**8,474,549**
Equity and liabilities					
Equity	854,973	1,047,850	1,261,856	3,698,894	**4,362,367**
Non-current liabilities	1,387,407	2,942,050	3,694,691	2,963,419	**2,761,467**
Current liabilities	544,567	918,603	2,062,833	965,419	**1,350,715**
Total liabilities	1,931,974	3,860,653	5,757,524	3,928,838	**4,112,182**
Total equity and liabilities	2,786,947	4,908,503	7,019,380	7,627,732	**8,474,549**

Note:

Consolidated financial statements for the years ended December 31, 2008 and 2009 had been restated to reflect the adoption of IAS 17 (Amendment) as described in Note 2. No restatement of the consolidated financial statements for the years ended December 31, 2006 and 2007 was made for the adoption of IAS 17 (Amendment) as the management considered it would be impracticable to do so.

Annual Report 2010 | 175

Sands China Ltd.

6. CORPORATE INFORMATION

(as of the Latest Practicable Date)

Directors

Executive Directors

Mr. Michael Alan Leven *(Acting Chief Executive Officer)*
(Mr. David Alec Andrew Fleming as his alternate)
Mr. Toh Hup Hock *(Chief Financial Officer)*

Non-Executive Directors

Mr. Sheldon Gary Adelson *(Chairman)*
Mr. Jeffrey Howard Schwartz
Mr. Irwin Abe Siegel

Independent Non-Executive Directors

Mr. Iain Ferguson Bruce
Ms. Chiang Yun
Mr. David Muir Turnbull

Registered Office in Cayman Islands

Walkers Corporate Services Limited
Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands

Principal Place of Business and Head Office in Macao

The Venetian Macao-Resort-Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

Principal Place of Business in Hong Kong

Level 28, Three Pacific Place
1 Queen's Road East
Hong Kong

Company's Website

www.sandschinaltd.com

Company Secretary

Mr. David Alec Andrew Fleming

Audit Committee

Mr. Iain Ferguson Bruce *(Chairman)*
Ms. Chiang Yun
Mr. Irwin Abe Siegel

Remuneration Committee

Mr. David Muir Turnbull *(Chairman)*
Mr. Iain Ferguson Bruce
Mr. Jeffrey Howard Schwartz

Parcels 5 and 6 Capital Expenditure Committee

Mr. Michael Alan Leven *(Chairman)*
Mr. Iain Ferguson Bruce
Mr. Jeffrey Howard Schwartz
Mr. Edward Matthew Tracy *(Special Advisor)*

Authorized Representatives

Mr. Toh Hup Hock
The Venetian Macao-Resort-Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

Mr. David Alec Andrew Fleming
The Venetian Macao-Resort-Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

Cayman Islands Principal Share Registrar and Transfer Office

Walkers Corporate Services Limited
Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands

Hong Kong Share Registrar

Computershare Hong Kong Investor Services Limited
Shops 1712–1716, 17th Floor
Hopewell Centre
183 Queen's Road East
Wanchai
Hong Kong

Compliance Advisor

CLSA Equity Capital Markets Limited

Principal Bankers

Banco Nacional Ultramarino S.A.
Avenida Almeida Ribeiro, 22,
Macao

Bank of China Limited, Macao Branch
Bank of China Building
Avenida Doutor Mario Soares,
Macao

Stock Code

1928

176 | Annual Report 2010

Sands China Ltd.

7. CONTACT US

ANNUAL REPORT

Printed in English and Chinese languages, available on our website at www.sandschinaltd.com on April 20, 2011 and posted to Shareholders on April 21, 2011.

Those Shareholders who (a) received our 2010 Annual Report electronically and would like to receive a printed copy or vice versa; or (b) received our 2010 Annual Report in either English or Chinese language only and would like to receive a printed copy of the other language version or to receive printed copies of both language versions in the future, may at any time change their choice of the language or means of receipt of the Company’s corporate communications free of charge by reasonable notice in writing or by email to sandschina.ecom@computershare.com.hk to the Company c/o the Hong Kong Share Registrar.

Those Shareholders who have chosen to receive this 2010 Annual Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2010 Annual Report, may also request to be sent a copy of this 2010 Annual Report in printed form free of charge by submitting a written request or email to the Company c/o the Hong Kong Share Registrar.

REGISTER OF MEMBERS

To be closed from May 27, 2011 to June 7, 2011, both days inclusive.

ANNUAL GENERAL MEETING (AGM)

To be held on June 7, 2011. The Notice of the AGM, which constitutes part of the circular to shareholders, will be sent together with this Annual Report. The Notice of the AGM and the proxy form will also be available from the Company’s website.

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

Address: Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong Telephone: +852 2862 8628 Facsimile: +852 2865 0990 Email: hkinfo@computershare.com.hk

CONTACT US

Address: Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong Telephone: +853 8118 2888 Facsimile: +853 2888 3382 Email: scl-enquiries@venetian.com.mo

Annual Report 2010 177

Sands China Ltd.

8. GLOSSARY

“adjusted EBITDA” adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), impairment loss on property and equipment, loss or gain on disposal of property and equipment, net foreign exchange losses or gains, fair value losses or gains on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property. Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity.

Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its fi lings with the U.S. Securities and Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“Bonds” the US$600.0 million exchangeable bonds due 2014 issued by VVDI (II), which were mandatorily and automatically exchanged for Shares upon the Listing

“cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate

“Capitalization Issue” the issue of Shares made upon the capitalization of certain sums standing to the credit of the share premium account of our Company as further described in “Statutory and General Information — Further Information About Our Group — Resolutions in Writing of the Sole Shareholder of Our Company Passed on November 8, 2009” in Appendix VII of our Prospectus

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the Company

“China” or the “PRC” the People’s Republic of China excluding, for the purpose of this annual report only, Hong Kong, Macao and Taiwan, unless the context otherwise requires

178 Annual Report 2010

Sands China Ltd.

8. GLOSSARY

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

“Company,” “our,” Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an “we,” “us,” or “ exempted company with limited liability and, except where the context otherwise requires, all of Sands China” its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we,” “us,” or “our” refers exclusively to VML

“Companies the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended, supplemented or Ordinance” otherwise modified from time to time

“Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As of the Latest Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Macau

“Controlling has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the Shareholder(s)” controlling shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus

“Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and Taipa

“Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

“DICJ” Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”) under the Secretary for Economy and Finance of the MSAR

“Director(s)” member(s) of the board of directors of the Company

“DSEC” the Statistics and Census Service of the MSAR

“EBITDA” earnings before interest, taxes, depreciation and amortization

“Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this Annual Report at: US$1.00 : HK$7.78 US$1.00 : MOP8.00 US$1.00 : RMB6.60 HK$1.00 : MOP1.03

“Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS Macau Lda., an affiliate of Four Seasons Hotels Limited

Annual Report 2010 179

Sands China Ltd.

8. GLOSSARY

“Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

“Gaming Promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002

“GDP” gross domestic product

“Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus

“Group” our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities which carried on the business of the present Group at the relevant time

“HIBOR” the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong “Hong Kong” the Hong Kong Special Administrative Region of the PRC “IFRS” International Financial Reporting Standards

“integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date” April 13, 2011

“LIBOR” London Interbank Offered Rate

“Listing” the listing of the Shares on the Main Board on November 30, 2009

“Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the Main Board

“Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

180 Annual Report 2010

Sands China Ltd.

8. GLOSSARY

“LVS Dutch” LVS Dutch Intermediate Holding BV, an indirect, wholly owned subsidiary of LVS “LVS Group” LVS and its subsidiaries (excluding our Group) “Macao” or “MSAR” the Macao Special Administrative Region of the PRC

“Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date

“Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock Exchange

“mass market non-rolling chip players player(s)”

“Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”) incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires

“MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

“MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao

“Parcel 1” a land parcel in Cotai totaling 291,479 square meters described under Registration No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed

“Parcel 2” a land parcel in Cotai totaling 53,700 square meters described under Registration No. 23223 by the Macau Property Registry, on which The Plaza Macao has been constructed

“Parcel 3” a land parcel in Cotai totaling 60,479 square meters described under Registration No. 23224 by the Macau Property Registry, which is expected to contain an integrated resort that will be connected to The Plaza Macao and the CotaiExpo center at The Venetian Macao, and may contain over 4,000 branded hotel rooms, gaming areas and other integrated resort amenities.

These plans are based on general building plans submitted to the Land, Public Works and Transport Bureau of the MSAR on June 18, 2009, which we are continuing to refine and update during the course of its overall design and development

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8. GLOSSARY

“Parcels 5 and 6” land parcels in Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau Property Registry

“Parcels 7 and 8” Land parcels in Cotai totaling 110,200 square meters which is expected to contain an integrated resort similar in size and scope to the integrated resort located on Parcels 5 and 6. The size of the land parcel may be subject to further surveyance

“premium player(s)” rolling chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of Gaming Promoters

“Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at www. sandschinaltd.com

“PwC” PricewaterhouseCoopers, the global professional services company

“RMB” or “Renminbi” Renminbi, the lawful currency of China

“rolling chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

“rolling chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time

“Shared Services the shared services agreement dated November 8, 2009 entered into between LVS and our Agreement” Company to regulate their relationship with respect to the provision of certain shared services

“Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each

“Shareholder(s)” holder(s) of Shares

“Share Option Scheme” the share option scheme conditionally adopted by our Company on November 8, 2009, the principal terms of which are summarized on page 78

“SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three Concessionaires

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8. GLOSSARY

“SOX” the United States federal law Sarbanes Oxley Act of 2002

“Stock Exchange” The Stock Exchange of Hong Kong Limited

“Subconcession” or the tripartite Subconcession Contract for the operation of casino games dated December 26, “Subconcession 2002 among Galaxy, the Macao Government and VML

Contract”

“Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As of the Latest Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and MGM Grand Paradise

“subsidiary(ies)” has the meaning ascribed to it under Section 2 of the Companies Ordinance

“table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “Sic bo”) as well as craps and roulette

“The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, The Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

“The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, The Grand Canal Shoppes, over 50 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues

“United States,” “U.S.” the United States of America, including its territories and possessions and all areas subject to its or “U.S.A.” jurisdiction

“US$” or “U.S. dollars” United States dollars, the lawful currency of the United States of America

“VIP player(s)” rolling chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from Gaming Promoters

“VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” with respect to visitation of our properties, the number of times a property is entered during a or “visitation(s)” fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties which use video signal image processor detection and include repeat visitors to our properties on a given day

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8. GLOSSARY

“VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the Subconcession

“VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of our Cotai Strip integrated resort development on Parcels 5 and 6

“VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

“VVDI (I)” Venetian Venture Development Intermediate I, an indirect, wholly owned subsidiary of LVS

“VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder

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